UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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CONSOL Energy Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CONSOL Energy Inc.

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

Telephone (724) 485-4000

Annual Meeting of Shareholders

to be held on May 4, 2011

Dear Shareholder:

You are cordially invited to attend CONSOL Energy Inc.’s 2011 Annual Meeting of Shareholders on May 4, 2011, at 11:00 a.m., Eastern Time, at the Hyatt Regency Pittsburgh International Airport, Earhart AB Room, 1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231.

The enclosed Notice of Annual Meeting and Proxy Statement describe the various matters to be acted upon during the meeting. In addition, there will be a report on the state of CONSOL Energy Inc.’s business and an opportunity for you to ask questions on subjects related to CONSOL Energy Inc.’s operations.

Whether or not you plan to attend the Annual Meeting, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone or by internet (as described in the enclosed proxy card or voting instruction card) or by completing and returning the enclosed proxy card or voting instruction card, which requires no additional postage if mailed in the United States.

If you need assistance, please contact CONSOL Energy Inc.’s Investor Relations Office at (724) 485-4000. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 accompanies this Proxy Statement.

The Annual Meeting gives us an opportunity to review CONSOL Energy Inc.’s results and discuss the steps CONSOL Energy Inc. has taken to assure a strong performance in the future. We appreciate your ownership of CONSOL Energy Inc. and hope you will be able to join us at this year’s Annual Meeting.

Sincerely,

J. Brett Harvey Chairman of the Board and Chief Executive Officer

March 24, 2011

CONSOL Energy Inc.

CNX Center

1000 CONSOL Energy Drive

Canonsburg, PA 15317

Telephone (724) 485-4000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 4, 2011

Notice is hereby given that the Annual Meeting of Shareholders of CONSOL Energy Inc. (the “Annual Meeting”) will be held on May 4, 2011, at 11:00 a.m., Eastern Time, at the Hyatt Regency Pittsburgh International Airport, Earhart AB Room, 1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231, for the following purposes:

1.	To elect directors to hold office in accordance with the Amended and Restated Bylaws of CONSOL Energy Inc.;

2.	To ratify the anticipated selection of Ernst & Young LLP, an independent registered public accounting firm, as the independent auditor of CONSOL Energy Inc. for the fiscal year ending December 31, 2011;

3.	To hold an advisory vote on executive compensation; and

4.	To hold an advisory vote to consider the frequency of future advisory votes on executive compensation.

By resolution of the Board of Directors, we have fixed the close of business on March 18, 2011, as the record date for determining the shareholders of CONSOL Energy Inc. entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

Whether or not you plan to attend the Annual Meeting, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone or by internet (as described in the enclosed proxy card or voting instructions card), or by completing and returning the enclosed proxy card or voting instruction card, which requires no additional postage if mailed in the United States. Your prompt response will be helpful and your cooperation is appreciated. If you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON MAY 4, 2011:

The Proxy Statement, Annual Report on Form 10-K and related materials are available at http://www.edocumentview.com/CNX.

Sincerely,

P. Jerome Richey Executive Vice President—Corporate Affairs, Chief Legal Officer and Corporate Secretary

March 24, 2011

CONSOL Energy Inc.

CNX Center

1000 CONSOL Energy Drive

Canonsburg, PA 15317

INFORMATION ABOUT THE ANNUAL MEETING

March 24, 2011

The enclosed proxy is being solicited by the Board of Directors (the “Board”) of CONSOL Energy Inc. (“CONSOL Energy” or the “Corporation” or the “Company”) to be voted at the Annual Meeting of Shareholders to be held on May 4, 2011, at 11:00 a.m., Eastern Time, at the Hyatt Regency Pittsburgh International Airport, Earhart AB Room, 1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231 (the “Annual Meeting”).

The specific proposals to be considered, and voted upon, at the Annual Meeting are summarized in the Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

Voting

The persons named as proxies on the accompanying proxy card have informed CONSOL Energy of their intention, if no contrary instructions are given, to vote the shares represented by such proxies:

•	in favor of the election as directors of CONSOL Energy of those persons nominated in this Proxy Statement to hold office in accordance with the Amended and Restated Bylaws of CONSOL Energy;

•

in favor of the ratification of the anticipated selection of Ernst & Young LLP, an independent registered public accounting firm, as the independent auditor of CONSOL Energy for the fiscal year ending December 31, 2011;

•	in favor, on an advisory basis, of the compensation paid to our executive officers as reported in this Proxy Statement;

•	in favor, on an advisory basis, of a biennial vote on compensation paid to our executive officers; and

•	in accordance with their judgment, on any other matters which may properly come before the Annual Meeting.

The Board does not know of any other business to be brought before the Annual Meeting other than as indicated in the Notice of Annual Meeting of Shareholders.

Annual Report

CONSOL Energy’s Annual Report to Shareholders and Annual Report on Form 10-K are being mailed together with this Proxy Statement on or about March 28, 2011 to shareholders of record, as of March 18, 2011, of CONSOL Energy common stock.

Record Date and Vote Required for Approval

The record date with respect to this solicitation is March 18, 2011. All holders of record of CONSOL Energy common stock as of the close of business on March 18, 2011 (the “Record Date”) are entitled to vote at the Annual Meeting and any adjournment or postponement thereof. As of March 18, 2011, the Corporation had 226,592,241 shares of common stock outstanding. Each share of common stock is entitled to one vote. Shareholders do not have cumulative voting rights. The holders of a majority of the outstanding shares of common stock of the Corporation entitled to vote generally in the election of directors, represented in person or by proxy, will constitute a quorum at a meeting of shareholders, except in certain limited circumstances. Election of directors at all meetings of the shareholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, a majority of the votes cast at the Annual Meeting is required for the election of directors. The advisory vote to approve the compensation paid to our executive officers as reported in this Proxy Statement and the vote to ratify the anticipated selection of Ernst & Young LLP as the independent auditor of the Corporation for the fiscal year ending December 31, 2011 will each be determined by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the matter. The advisory vote to determine the frequency of future votes to approve the compensation paid to our executive officers will be determined by a plurality of the votes cast.

Except as otherwise provided by law, CONSOL Energy’s Restated Certificate of Incorporation or Amended and Restated Bylaws, on all other matters, the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the matter is required for approval.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as the election of directors (Proposal No. 1), the advisory vote on the compensation paid to our executive officers as reported in this Proxy Statement (Proposal No. 3) and the advisory vote to consider the frequency of future advisory votes on compensation paid to our executive officers (Proposal No. 4), although they may vote their clients’ shares on “routine matters,” such as the ratification of the anticipated selection of Ernst & Young LLP, an independent registered public accounting firm, to serve as the independent auditor for the fiscal year ending December 31, 2011 (Proposal No. 2). In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter. Proxies received but marked as abstentions and broker non-votes will be counted for quorum purposes.

The voting instructions form also serves as the voting instruction for the trustees who hold shares of record for participants in the CONSOL Energy Inc. Investment Plan for Salaried Employees. If voting instructions representing shares in this plan are not received, those shares will not be voted.

Director Resignation Policy

Our Amended and Restated Bylaws provide, among other matters, that if an incumbent director is not elected at any meeting for the election of directors and no successor has been elected at such meeting, the director must promptly tender his or her resignation to the Board. The Nominating and Corporate Governance Committee of the Board will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose its decision and the rationale behind it (by a press release, a filing with the SEC or other broadly disseminated means of communication) within 90 days from the date of the certification of the election results.

Revocation of Proxy

If you are the owner of record as of the close of business on the record date, you can revoke your proxy at any time before its exercise by:

•

sending a written notice to CONSOL Energy, at CNX Center, 1000 CONSOL Energy Drive, Canonsburg, PA 15317, attention: Secretary, bearing a date later than the date of the proxy that is received prior to the Annual Meeting, and stating that you revoke your proxy;

•	submitting your voting instructions again by telephone or over the internet;

•	signing another valid proxy card(s) bearing a later date and mailing it so that it is received by the Corporation prior to the Annual Meeting; or

•	attending the Annual Meeting and voting in person.

If you hold your shares through a bank, broker or other nominee, you must follow the instructions found on the voting instruction card, or contact your bank, broker or other nominee in order to revoke your previously delivered proxy.

If a proxy is properly executed and is not revoked by the shareholder, the shares it represents will be voted at the Annual Meeting in accordance with the instructions from the shareholder. If the proxy card is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board and in accordance with their judgment, on any other matter that may properly come before the Annual Meeting. Attendance at the Annual Meeting without a request to revoke a proxy will not by itself effectively revoke a previously executed and delivered proxy.

Proxy Solicitation

All costs relating to the solicitation of proxies will be borne by CONSOL Energy. Georgeson Inc. has been retained by CONSOL Energy to aid in the solicitation of proxies, at an estimated cost of $8,500 plus reimbursement of out-of-pocket expenses. Proxies may also be solicited by officers, directors and employees personally, by mail, or by telephone, facsimile transmission or other electronic means. Upon request, CONSOL Energy will pay brokers and other persons holding shares of common stock in their names or in the names of their nominees for their reasonable expenses in sending soliciting material to, and seeking instructions from, their principals.

Secrecy in Voting

As a matter of policy, proxies, ballots and voting tabulations that identify individual shareholders are held confidential by CONSOL Energy. Such documents are available for examination only by the inspectors of election and certain employees who assist in the tabulation of the vote. The vote of any individual shareholder will not be disclosed except as may be necessary to meet legal requirements.

Attendance at the Meeting

Subject to space availability, all shareholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 10:00 a.m. Those who attend may be asked to present valid picture identification, such as a driver’s license or passport, and may be issued a ticket for admission to the meeting. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), a copy of a brokerage statement reflecting your stock ownership as of the Record Date must be provided during check-in at the registration desk at the Annual Meeting. If you require directions to the Annual Meeting, please contact CONSOL Energy’s Investor Relations Office at (724) 485-4000.

CONSOL Energy will provide to any shareholder, without charge and upon the written request of the shareholder, a copy (without exhibits, unless otherwise requested) of CONSOL Energy’s Annual Report on Form 10-K as filed with the United States Securities and Exchange Commission (the “SEC”) for CONSOL Energy’s fiscal year ended December 31, 2010. Any such request should be directed to CONSOL Energy Inc., Investor Relations Department, 1000 CONSOL Energy Drive, Canonsburg, PA 15317.

BOARD OF DIRECTORS AND COMPENSATION INFORMATION

BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

The business and affairs of CONSOL Energy are managed under the direction of our Board. Our Board is currently comprised of eleven members. Those members are J. Brett Harvey, John Whitmire, James E. Altmeyer, Sr., Philip

W. Baxter, William E. Davis, Raj K. Gupta, Patricia A. Hammick, David C. Hardesty, Jr., John T. Mills, William P. Powell, and Joseph T. Williams. We do not have a policy regarding directors’ attendance at our annual meetings of shareholders; however, directors are encouraged to attend. All of the members of our Board attended the 2010 annual meeting of shareholders.

Board Leadership Structure

Prior to June 29, 2010, the position of Chairman was held by Mr. Whitmire and the position of Chief Executive Officer was held by Mr. Harvey. For the reasons described below, on June 29, 2010, Mr. Harvey became Chairman of the Board, Mr. Whitmire became Vice Chairman of the Board and Mr. Baxter became the Lead Independent Director of the Board.

Following the Corporation’s acquisition of the Appalachian exploration and production business of Dominion Resources, Inc. (the “Dominion Acquisition”) and around the time the Corporation acquired all of the outstanding shares of CNX Gas Corporation’s (“CNX Gas”) common stock, the Board reviewed its leadership structure and determined that it was in the best interests of the Corporation to combine the role of Chief Executive Officer and Chairman into one person as described below. Accordingly, on June 29, 2010, Mr. Harvey assumed the position of Chairman in addition to his role as the Corporation’s Chief Executive Officer. In connection with this change, Mr. Whitmire was named Vice Chairman of the Board to ensure a smooth transition and Mr. Baxter was elected Lead Independent Director by the Board.

We believe that by combining the roles of Chief Executive Officer and Chairman in one individual, we are able to centralize Board leadership and provide effective communication to the other members of the Board at a time in which the Corporation is integrating and developing the Dominion assets. We also believe that Mr. Harvey’s role as Chief Executive Officer and Chairman of the Board will further decisive leadership, ensure clear accountability and enhance the Corporation’s ability to communicate its message and strategy clearly and consistently to the Corporation’s shareholders, employees, customers and suppliers. Mr. Harvey has been Chief Executive Officer and a director of CONSOL Energy since January 1998. He also served as President of the Corporation from January 1998 until his resignation from that position on February 23, 2011. With more than 30 years of natural resources industry experience, Mr. Harvey is especially qualified to understand the risks and leadership challenges facing a diversified energy company like CONSOL Energy. Mr. Harvey also brings substantial corporate governance expertise to the CONSOL Energy Board, which he has acquired through his years of service on multiple public company boards.

In connection with the Board’s decision to combine the role of Chief Executive Officer and Chairman into one person, the Board determined that it was appropriate and necessary to appoint a Lead Independent Director, who must be an independent director that has served for at least one year with the Corporation. The Lead Independent Director has the following duties:

•	To act as a liaison between the Chairman and the independent directors;

•	To preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•

To review with the Chairman the schedule of meetings, meeting agendas and types of information to be provided for each Board meeting and review with the Chairman whether there are risks which the Board should focus upon at such meetings;

•	Authority to direct the Chief Executive Officer or Secretary to call a special meeting of the independent directors; and

•	To perform such other duties as may from time to time be delegated to the Lead Independent Director by the Board.

On June 29, 2010, the Board appointed Philip W. Baxter to serve as its Lead Independent Director. With Mr. Baxter’s service as a member of the CONSOL Energy Board and chairman of the board of directors of CNX Gas, for the past twelve years collectively, he was ideally suited for the position of Lead Independent Director.

Our Board is composed of a majority of independent directors. In addition, each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, described below in “Committees of the Board of Directors,” is composed entirely of independent directors, including the chairperson to each respective committee. We believe that the number of independent directors that make up our Board, along with the independent oversight of the Board by our Lead Independent Director, benefits the Corporation, as well as our shareholders.

Board’s Role in Risk Management

Our management team is responsible for the management and assessment of risk at the Corporation and communicating those risks to our Board. Through regular presentations to the Board and the appropriate committees (as determined by the subject matter of the particular risk), management identifies and discusses risks regarding the Corporation and its business. In 2011, our management team performed a comprehensive risk analysis that included a review of the material risks that could affect the Corporation and communicated the results of the analysis to the full Board.

Under our Corporate Governance Guidelines, the Board is charged with assessing major risks facing the Corporation and reviewing options for their mitigation, with the assistance of the various committees. Even when a risk has been delegated to a particular committee, the Board as a whole continues to monitor such risk through its receipt and review of reports provided by the respective committee chairperson at each regularly-scheduled Board meeting.

The Audit Committee assists the Board in its general oversight of, among other things, the Corporation’s policies, guidelines and related practices regarding risk assessment and risk management, including the risk of fraud. As part of this endeavor, the Audit Committee reviews and assesses the Corporation’s major financial, legal, regulatory, environmental and similar risk exposures and the steps that management has taken to monitor and control such exposures. The Audit Committee also reviews and assesses the quality and integrity of the Corporation’s public reporting, the Corporation’s compliance with legal and regulatory requirements, the performance and independence of the Corporation’s independent auditors, the performance of the Corporation’s internal audit department, the effectiveness of the Corporation’s disclosure controls and procedures, and the adequacy and effectiveness of the Corporation’s risk management policies and related practices.

Our Finance Committee is also charged with monitoring and evaluating risks affecting the Corporation. Consistent with its charter, our Finance Committee reviews the Corporation’s financial plans, strategic plans, debt and investments, as well as the Corporation’s compliance with debt covenants.

Our Health, Safety and Environmental Committee addresses various risks associated with health, safety and the environment. This Committee reviews (i) any material compliance issues with health, safety and environmental laws, (ii) any material pending or threatened administrative, regulatory, or judicial proceedings regarding health, safety or environmental matters, and (iii) management’s response to the foregoing legal matters.

Our Nominating and Corporate Governance Committee addresses risks associated with our management structure, by reviewing, among other matters, the qualifications and backgrounds of our directors on an annual basis to ensure that our Board is composed of individuals who are capable of providing appropriate oversight and insight to our executive management team in light of the Corporation’s business.

Finally, our Compensation Committee reviews and comments on our succession planning and assesses whether our compensation policies and practices incentivize excessive risk-taking. See “Compensation Policies and Practices As They Relate To CONSOL Energy’s Risk Management” on page 46 for a discussion of the Compensation Committee’s findings and conclusions with respect to the Corporation’s compensation policies and practices.

Committees of the Board of Directors

Our Board has five standing committees: Audit, Compensation, Nominating and Corporate Governance, Finance and Health, Safety and Environmental. Actions taken by our committees are reported to the full Board. On

February 23, 2011, the Board determined that all members of each of the Audit, Compensation and Nominating and Corporate Governance Committees are independent under the current listing standards of the New York Stock Exchange (“NYSE”) and any other applicable regulatory requirements. See “Determination of Director Independence“ on page 23 for additional information regarding the Board’s independence determinations with respect to its members.

Audit Committee

Our Audit Committee, which currently consists of three directors, provides assistance to our Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, financial reporting, internal control and compliance functions of the Corporation and its subsidiaries. Our Audit Committee employs an independent registered public accounting firm to audit the financial statements of CONSOL Energy and its subsidiaries and perform other assigned duties. Further, our Audit Committee provides general oversight with respect to the accounting principles employed in financial reporting and the adequacy of CONSOL Energy’s internal controls. In discharging its responsibilities, our Audit Committee may rely on the reports, findings and representations of the Corporation’s auditors, legal counsel, and responsible officers. Our Board has determined that all members of the Audit Committee are financially literate within the meaning of SEC rules and under the current listing standards of the NYSE. Our Board has also determined that Messrs. Gupta, Mills and Baxter each qualify as an “audit committee financial expert.” A copy of the audit committee’s report for the 2010 fiscal year is set forth in this Proxy Statement.

Compensation Committee

Our Compensation Committee, which currently consists of four directors, establishes executive compensation policies consistent with the Corporation’s objectives and shareholder interests. Our Compensation Committee also reviews the performance of our executive officers and establishes, adjusts and awards compensation, including incentive-based compensation, as more fully discussed below. In addition, our Compensation Committee generally is responsible for:

•	establishing and periodically reviewing our compensation philosophy and the adequacy of compensation plans and programs for our directors, executive officers and other employees;

•

overseeing our compensation plans, including the establishment of performance goals under the Company’s incentive compensation arrangements and the review of performance against those goals in determining incentive award payouts;

•	reviewing and monitoring our management development and succession plans and activities;

•	overseeing our executive employment contracts, special retirement benefits, severance, change in control arrangements and/or similar plans;

•	reviewing and recommending to our Board the compensation of our non-employee directors for their service as directors on our Board; and

•	overseeing the outside consultant engaged by the Compensation Committee.

Our Compensation Committee’s charter generally permits it to delegate its authority, duties and responsibilities or functions to one or more members of the Compensation Committee or to the Corporation’s officers, except where otherwise prohibited by law or applicable listing standards. The terms of our Equity Incentive Plan (the “Plan”) also permit our Compensation Committee to delegate its power and authority under the Plan to our officers. In February 2010, the Compensation Committee authorized our Chief Executive Officer to grant up to 890,000 shares of our common stock (underlying stock option or restricted stock unit awards) to our non-executive employees in compliance with the terms and conditions of such delegation, the Plan and applicable laws and regulations.

Our Compensation Committee periodically reviews the compensation paid to our non-employee directors and the principles upon which their compensation is determined. The Compensation Committee also periodically reports to the Board on how our non-employee director compensation practices compare with those of other similarly situated public corporations and, if the Compensation Committee deems it appropriate, recommends changes to our director compensation practices to our Board for approval.

Outside consulting firms retained by our Compensation Committee and management also provide assistance to the Compensation Committee in making its compensation-related decisions. In 2010, our Compensation Committee directly engaged Deloitte Consulting LLP (“Deloitte”) to assist the committee with its evaluation of our compensation programs for executive officers and directors. The scope of Deloitte’s work for the Compensation Committee in 2010 included, among other matters:

•	the development of a relevant peer group of companies;

•	the benchmarking of components of our compensation programs with those of our peer group;

•	assisting our Compensation Committee with the development of performance goals underlying the Long-Term Incentive Program under the Plan;

•	assessing the stock ownership guidelines applicable to our directors and executive officers;

•	assessing the overall competitiveness of our compensation program;

•

assessing the compensation paid to our non-employee directors relative to the compensation paid to the directors of other companies included in our peer group and making recommendations to the Compensation Committee based on the market analysis;

•	assisting in the calculation of the estimated potential Internal Revenue Code (the “Code”) Section 280G tax gross-up for named executives; and

•

analyzing competitive data for other companies that have implemented transaction-based incentive awards to assist the committee in determining the appropriate value of awards granted in connection with the Dominion Acquisition which is described in more detail in “Compensation Discussion and Analysis” on page 41 of this Proxy Statement.

For additional information regarding the Compensation Committee’s processes and procedures for reviewing and determining executive officer compensation, see “Compensation Discussion and Analysis” on page 30.

Deloitte provided advice and/or recommendations to the Compensation Committee regarding amounts and forms of executive and director compensation in 2010. In connection with these services, the Company paid $266,164 in aggregate fees in 2010. Deloitte Tax, an affiliate of Deloitte, also provided, at management’s request, tax services to the Company which in 2010 totaled $266,796 in aggregate fees. The tax services were reviewed by the Audit Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee, which currently consists of three directors, monitors our corporate governance system, assesses Board membership needs, makes recommendations to the Board regarding potential director candidates for election at the annual meetings of shareholders or in the event of any director vacancy, and performs any other functions or duties deemed appropriate by the Board. Messrs. Harvey, Whitmire, Baxter, Altmeyer, Davis, Gupta, Hardesty, Mills, Powell and Williams and Ms. Hammick were each recommended by our Nominating and Corporate Governance Committee to our Board for nomination for election at the Annual Meeting.

In making director recommendations, the Nominating and Corporate Governance Committee will consider for nomination candidates whose names are submitted by shareholders. Shareholders should submit the names of candidates to the Secretary, CONSOL Energy Inc., 1000 CONSOL Energy Drive, Canonsburg, PA 15317. See “Additional Matters” on page 84 for more information on submitting director nominations. In assessing the Board’s membership needs, the Nominating and Corporate Governance Committee generally seeks to maintain a Board that is comprised of individuals who are competent in the following areas:

•	industry knowledge;

•	accounting and finance;

•	business judgment;

•	management;

•	leadership;

•	international markets;

•	business strategy;

•	crisis management;

•	corporate governance; and

•	risk management.

Directors must have experience in positions with a high degree of responsibility and leadership experience in the companies or institutions with which they are or have been affiliated. Directors are selected based upon contributions that they can make to CONSOL Energy. The Nominating and Corporate Governance Committee’s process for identifying and evaluating director nominees is as follows:

•	determine what types of backgrounds, skills, and attributes of Board members are needed to help strengthen and balance it, taking into account the competencies described above;

•	at appropriate times, actively seek individuals qualified to become members of the Board; and

•	evaluate and recommend to our Board the slate of nominees for directors to be elected by the shareholders at CONSOL Energy’s next annual meeting of shareholders.

CONSOL Energy does not maintain a separate policy regarding the diversity of its Board members. However, consistent with its charter, the Nominating and Corporate Governance Committee, and ultimately the Board, seeks directors (including nominees for director) with diverse personal and professional backgrounds, experience and perspectives that, when combined, provide a diverse portfolio of experience and knowledge that will well serve the Corporation’s governance and strategic needs.

Finance Committee

Our Finance Committee, which currently consists of five directors, monitors and provides advice and counsel to our Board and management regarding our asset mix, potential mergers and acquisitions, capital structure and policies, financial position and policies, financing activities, compliance with debt covenants, dividend policies and material investments and contracts. No member of the Finance Committee may be an officer or employee of CONSOL Energy or any of our subsidiaries.

Health, Safety and Environmental Committee

Our Health, Safety and Environmental Committee, which currently consists of five directors, provides oversight of the Corporation’s policies and management systems with respect to health, safety and environmental matters. Our Health, Safety and Environmental Committee is generally responsible for:

•	reviewing the Corporation’s strategy, including objectives and policies, relative to the protection of the safety and health of employees, contractors, customers and the public, and the environment;

•

reviewing (i) any material compliance issues with health, safety and environmental laws, (ii) any material pending or threatened administrative, regulatory, or judicial proceedings regarding health, safety or environmental matters, and (iii) management’s response to the foregoing legal matters; and

•

reviewing any significant health, safety and environmental public policy, legislative, political and social issues and trends that may materially affect the business operations, financial performance, or public image of the Corporation or the industry, and management’s response to such matters.

Corporate Governance Web Page and Available Documents

We maintain a corporate governance page on our website at www.consolenergy.com. The following documents are currently included on the corporate governance page of our website:

•	CONSOL Energy Corporate Governance Guidelines;

•	CONSOL Energy Code of Director Business Conduct and Ethics;

•	CONSOL Energy Code of Employee Business Conduct and Ethics, which covers all employees of CONSOL Energy, including executive employees; and

•	Charters of the Audit, Nominating and Corporate Governance, Compensation, Finance and Health, Safety and Environmental Committees.

We will also provide a printed copy of any of these documents free of charge if you contact the Investor Relations department in writing at CONSOL Energy Inc., 1000 CONSOL Energy Drive, Canonsburg, Pennsylvania 15317 and make your request.

Membership and Meetings of the Board of Directors and its Committees

All of the incumbent directors attended no fewer than 91% of the aggregate of:

•	the total number of meetings held by our Board (during the period for which he or she was a director during 2010); and

•	the total number of meetings held by all committees of our Board on which he or she served (during the period that he or she served on such committees).

Current committee membership and the number of meetings of the full Board and its committees are shown in the following table:

	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Finance Committee	Health, Safety and Environmental Committee
J. Brett Harvey	Chair	-	-	-	-	-
John Whitmire	Vice Chair	-	-	-	Member	Member
Philip W. Baxter	Lead Indep. Director	Member	Member	-	-	-
James E. Altmeyer, Sr.	Member	-	-	-	Member	Chair
William E. Davis	Member	-	-	Chair	-	Member
Raj K. Gupta	Member	Chair	-	-	-	Member
Patricia A. Hammick	Member	-	-	Member	Member	-
David C. Hardesty, Jr.	Member	-	-	-	Member	Member
John T. Mills	Member	Member	Member	-	-	-
William P. Powell	Member	-	Chair	Member	-	-
Joseph T. Williams	Member	-	Member	-	Chair	-
No. of 2010 Meetings	13(1)	11	9	3	7	4

(1)	Of the 13 Board meetings, 5 were “Regularly Scheduled” and 8 were “Special Meetings.”

During 2010, the non-management directors held five executive sessions of the Board. For those meetings that occurred prior to June 29, 2010 (the date on which Mr. Harvey assumed the position of Chairman), the presiding director for the executive sessions was Mr. Whitmire, the then Chairman of the Board. For those meetings that occurred after June 29, 2010, the presiding director for the executive sessions was Mr.  Baxter, our Lead Independent Director.

Communication with the Board of Directors

Shareholders and other interested persons who wish to communicate with the Board may do so by writing to the Board and should address their communications to the attention of the Secretary at CONSOL Energy Inc., 1000 CONSOL Energy Drive, Canonsburg, PA 15317 or by sending an e-mail to directors@consolenergy.com. The Secretary will relay all such communication to the Board in its entirety or to individual directors (as appropriate) at the next regularly scheduled Board meeting (or earlier as necessary) except for spam, junk mail, mass mailings, solicitations, resumes, job inquiries or other matters unrelated to the Corporation. Communications that are intended specifically for the Chairman, the independent directors or the non-management directors should be sent to the street address or e-mail address noted above, to the attention of the Chairman. Information concerning communications with the Board is also included on CONSOL Energy’s website at www.consolenergy.com.

DIRECTOR COMPENSATION TABLE - 2010

The following table sets forth the compensation of the Board for the 2010 fiscal year, and includes fees paid for service on the CONSOL and CNX Gas board of directors (the “CNX Gas Board”), as applicable:

Name(1)	Fees Earned or Paid in Cash		Stock Awards(2)		Option Awards(3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
James E. Altmeyer, Sr.	$90,417		$95,000		-	-	-	-		$185,417
Philip W. Baxter	$108,472	(4)	$95,000		-	-	-	-		$203,472
William E. Davis	$90,417		$95,000	(5)	-	-	-	-		$185,417
Raj K. Gupta	$103,750	(6)	$95,000		-	-	-	-		$198,750
Patricia A. Hammick	$82,500		$95,000	(7)	-	-	-	-		$177,500
David C. Hardesty, Jr.	$82,500		$95,000	(8)	-	-	-	-		$177,500
John T. Mills	$90,000		$95,000	(9)	-	-	-	-		$185,000
William P. Powell	$90,417		$95,000	(10)	-	-	-	-		$185,417
John Whitmire	$92,389		$250,000	(11)	-	-	-	$402,500	(12)	$744,889
Joseph T. Williams	$90,417		$95,000		-	-	-	-		$185,417

(1)	Mr. Harvey is a member of the Board of Directors of CONSOL Energy. Mr. Harvey’s compensation is reported in the Summary Compensation Table and other sections of this Proxy Statement. As an employee of CONSOL Energy, he does not receive any additional compensation in connection with his service on our Board.

(2)	The values set forth in this column are based on the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation-Stock Compensation” (“FASB ASC Topic 718”) (disregarding any estimate of forfeitures related to service-based vesting conditions) and relate to equity awards granted by CONSOL Energy. The grant date fair value is computed based upon the closing price of CONSOL Energy’s stock on the date of grant. The values reflect the awards’ fair market value at the date of grant, and do not correspond to the actual value that will be recognized by the directors.

As of December 31, 2010, the number of restricted stock units held by our non-employee directors was: (i) 2,265 for Messrs. Altmeyer, Gupta, Williams, Baxter, Davis, Hardesty, Mills, Powell and Ms. Hammick and (ii) 5,964 for Mr. Whitmire. In addition, as of December 31, 2010: (i) Ms. Hammick, Messrs. Hardesty and Powell each had 7,566 deferred restricted stock units outstanding; (ii) Mr. Williams had 3,291 deferred restricted stock units outstanding; (iii) Mr. Gupta had 2,217 deferred restricted stock units outstanding; (iv) Mr. Mills had 4,514 deferred restricted stock units outstanding; (v) Mr. Davis had 3,286 deferred restricted stock units outstanding; (vi) Mr. Whitmire had 11,896 deferred restricted stock units outstanding and (vii) Messrs. Whitmire and Gupta had 10,806 and 2,369 deferred stock units outstanding, respectively.

(3)	No options were granted to Directors in 2010 by CONSOL Energy.

As of December 31, 2010, the number of options held by our non-employee directors was: (i) 12,962 for Messrs. Davis and Gupta and Ms. Hammick; (ii) 12,352 for Mr. Whitmire; (iii) 15,962 for Mr. Powell; (iv) 2,692 for Mr. Hardesty; (v) 2,962 for Mr. Williams; (vi) 8,592 for Mr. Mills, and (vii) 3,643 for Mr. Altmeyer.

(4)	Mr. Baxter’s fees for 2010 included $102,639 for service on CONSOL Energy’s Board, which was paid by CONSOL Energy, and $5,833 for service on the CNX Gas Board, which was paid by CNX Gas.

(5)	Mr. Davis elected to defer until termination of service, 100% (or 2,248 restricted stock units) of his restricted stock unit award granted on May 4, 2010. Upon termination of service, all of the shares underlying this restricted stock unit award will be delivered to him in a one-time distribution.

(6)	Mr. Gupta’s fees for 2010 included $97,917 for service on CONSOL Energy’s Board, which was paid by CONSOL Energy, and $5,833 for service on the CNX Gas Board, which was paid by CNX Gas.

(7)	Ms. Hammick elected to defer until termination of service, 100% (or 2,248 restricted stock units) of her restricted stock unit award granted on May 4, 2010. Upon termination of service, all of the shares underlying this restricted stock unit award will be delivered to her in a one-time distribution.

(8)	Mr. Hardesty elected to defer until termination of service, 100% (or 2,248 restricted stock units) of his restricted stock unit award granted on May 4, 2010. Upon termination of service, shares underlying the restricted stock unit award will be delivered to him in a one-time distribution.

(9)	Mr. Mills elected to defer until termination of service, 100% (or 2,248 restricted stock units) of his restricted stock unit award granted on May 4, 2010. Upon termination of service, shares underlying the restricted stock unit award will be delivered to him in a one-time distribution.

(10)	Mr. Powell elected to defer until termination of service, 100% (or 2,248 restricted stock units) of his restricted stock unit award granted on May 4, 2010. Upon termination of service, shares underlying the restricted stock unit award will be delivered to him in a one-time distribution.

(11)	Mr. Whitmire elected to defer until termination of service, 100% (or 5,916 restricted stock units) of his restricted stock unit award granted on May 4, 2010. Upon termination of service, all of the shares underlying this restricted stock unit award will be delivered to him in five equal annual installments.

(12)	Mr. Whitmire was provided clerical support by CONSOL Energy, which for 2010 totaled $40,000, and was paid $362,500 in consulting fees as described in “Understanding Our Director Compensation Table - CONSOL Energy Consulting Agreement with Mr. Whitmire” on page 13 of this Proxy Statement.

UNDERSTANDING OUR DIRECTOR COMPENSATION TABLE

Executive Summary of Director Compensatory Arrangements

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board. Each of our non-employee directors is entitled to receive annual fees for their service, any portion of which may be deferred at such director’s election. In lieu of all or any portion of the annual retainer otherwise payable to our non-employee directors, our Board may grant deferred stock units, which carry dividend equivalent rights. The nature of each of these fees and awards are described in greater detail below.

CONSOL Energy Non-Employee Director Annual Fees and Awards

Our non-employee director compensation program for 2010 and for 2011 is set forth in the following table:

Element of Annual Compensation	Dollar Value for 2010 Board Compensation	Dollar Value for 2011 Board Compensation
Board Retainer	$80,000	$95,000
Committee Chair Retainer (excluding Audit Committee Chair Retainer)	$7,500	$10,000
Audit Committee Chair Retainer	$15,000	$17,500
Audit Committee Member Retainer (excluding Audit Committee Chair Retainer)	$7,500	$7,500
Equity Award (restricted stock units)	$95,000	$130,000

The changes to non-employee director compensation recommended by our Compensation Committee for 2011 and ultimately adopted by our Board were the result of a competitive assessment provided to the Compensation Committee by its outside compensation consultant of board compensation paid by (i) companies included in the Corporation’s “Peer Group” (defined below), (ii) companies in the S&P 500, excluding financial service companies, and (iii) a select group of approximately 100 similar-sized companies in the S&P 500. The Compensation Committee also conducted a review of current board compensation trends and developments affecting the compensation paid to non-employee directors generally.

CONSOL Energy Non-Employee Director Stock Options

Prior to October 2006, our non-employee directors received nonqualified stock options to acquire shares of the Corporation’s common stock. The exercise price per share of each nonqualified stock option award granted to a director was the fair market value of the Corporation’s common stock on the grant date. Each nonqualified stock option is intended to be exempt from coverage under Section 409A of the Code. These options are fully vested. Subject to the provisions of the particular nonqualified stock option agreement and the Plan, the holders of these options may exercise all or any part of their options at any time prior to the tenth anniversary of the grant date, which is the expiration date. If the director is terminated for cause, all options will be forfeited as of the termination date.

CONSOL Energy Non-Employee Director Restricted Stock Units

Each restricted stock unit received as part of an award represents the right to receive one share of common stock following the vesting date of that unit. Non-employee director restricted stock unit awards vest in full one year from the grant date. A director is not entitled to shareholder rights, including voting rights and actual dividend rights with respect to the shares underlying a restricted stock unit award, until the director becomes the record holder of the shares following their actual issuance. Should a regular cash dividend be declared on our common stock at a time before shares subject to a restricted stock units award are issued, then the number of shares subject to the award will be automatically increased by a certain number of shares determined in accordance with a pre-established formula. The additional shares resulting from this calculation will be subject to the same terms and conditions as the unissued shares of common stock to which they relate under the award.

The non-employee director restricted stock unit awards provide that in the event of death or disability or upon the completion of a “change in control” (as defined in our Plan), all shares subject to such award will vest automatically and be delivered to the director immediately, or as soon as administratively practical thereafter (but in no event later than the 15th day of the third month following that date). If the director is terminated for “cause” (as defined in our Plan) or ceases to provide services for any reason other than death, disability or in connection with a change in control, the director’s award will be cancelled with respect to any unvested shares, and the number of restricted stock units will be reduced accordingly. The director will then cease to have any rights or entitlements to receive any shares of common stock under those cancelled units.

As a condition to a director’s right and entitlement to receive shares subject to a restricted stock unit award, the director must agree to abide by the terms and conditions of the proprietary information covenant included in the award agreement and must return Corporation materials also as described above. See “CONSOL Energy Equity Incentive Plan Definitions” on page 77 for definitions under our Plan.

CONSOL Energy Chairman Agreement with Mr. Whitmire

We entered into an agreement with Mr. Whitmire on February 22, 1999 pursuant to which he was engaged as the non-executive Chairman of our Board, subject to election by our shareholders. In order to more formally and completely document his duties and responsibilities as Chairman, as well as his compensation arrangements, a new agreement was entered into with him as of April 27, 2004. This agreement was amended and restated on April 29, 2008 and ultimately terminated on July 1, 2010, when Mr. Whitmire stepped down as Chairman of the Board and assumed the role of Vice Chairman of the Board. Mr. Whitmire is currently entitled to the same payments for services as other non-employee directors of the Board.

Under the terms of his former agreement, as amended and restated, Mr. Whitmire received annual compensation as follows:

•	$100,000, in quarterly installments; and

•	restricted stock units having a fair market value of $250,000 on the grant date.

The above-described compensation was paid to Mr. Whitmire in lieu of any and all cash, equity or other compensation which other Board members were entitled to receive in connection with their service on our Board. In addition, Mr. Whitmire was provided clerical support by us at an annual cost not to exceed $30,000 and was reimbursed for business expenses incurred in connection with the performance of his duties for the Corporation.

CONSOL Energy Consulting Agreement with Mr. Whitmire

In connection with the Dominion Acquisition – a $3.47 billion transformative acquisition for CONSOL Energy – we entered into a consulting agreement (the “Consulting Agreement”) with Mr. Whitmire, effective July 1, 2010, pursuant to which Mr. Whitmire was engaged as an independent contractor to provide certain high-level strategic advice to our Chief Executive Officer and such other executive officers as the Corporation may reasonably request, in order to assist the Corporation with the integration and development of the Dominion assets. The following highlights the importance of the Dominion Acquisition to CONSOL Energy, and thus, the need for Mr. Whitmire’s specific expertise and guidance on the integration of these assets:

•

As a result of this strategically compelling addition to our business, CONSOL Energy acquired a much stronger position in natural gas to complement its already leading position in coal production in the Eastern United States.

•

The Dominion Acquisition provided CONSOL Energy with a leading position in the strategic Marcellus Shale fairway by tripling its development assets to approximately 750,000 acres, including the approximately 500,000 prospective net Marcellus Shale acres located predominantly in southwest Pennsylvania and northern West Virginia.

•	The Dominion Acquisition increased CONSOL Energy’s total proved gas reserves by more than 50 percent (compared to 2009) from 1.9 trillion cubic feet to approximately 3 trillion cubic feet.

•	CONSOL Energy also acquired a total of 1.46 million net oil and gas acres, including Marcellus Shale acres, from Dominion along with over 9,000 producing wells.

•	With the Dominion Acquisition, CONSOL Energy’s natural gas business is expected to account for as much as 35 percent of CONSOL Energy’s total revenue.

With Mr. Whitmire’s more than 45 years of experience in engineering, operations and the management of exploration and production companies worldwide, he is uniquely positioned to assist us in accelerating the growth of this Corporation into a leading diversified energy company with a strong position in natural gas and coal, thereby delivering sustainable long-term growth and increased value to shareholders.

Pursuant to the terms of the Consulting Agreement, Mr. Whitmire will receive $725,000 per year, payable in equal monthly installments in arrears. Mr. Whitmire will also be provided clerical support by the Corporation at an annual cost not to exceed $50,000 and will be reimbursed for any out-of-pocket business expenses incurred in connection with the performance of his duties for the Corporation. The financial terms of this arrangement were reviewed with two separate advisors to the Corporation prior to us entering into the agreement.

The initial term of Mr. Whitmire’s Consulting Agreement will terminate on June 30, 2011, subject to the terms and conditions of the Consulting Agreement and unless terminated earlier in accordance with the agreement; provided, however, that beginning on July 1, 2011 and on each anniversary thereafter, the term of the Consulting Agreement will be automatically extended for an additional one-year period, subject to the terms and conditions of the Consulting Agreement and unless terminated earlier in accordance with the terms of the agreement.

In the event the Consulting Agreement is terminated by the Corporation other than for “cause” (as defined in the Consulting Agreement), Mr. Whitmire will be entitled to receive (i) the pro rata portion of his annual payment earned for services performed through the date of termination plus (assuming Mr. Whitmire executes a release in the form prescribed by the Consulting Agreement) the balance of the annual payment, if any, that would have otherwise been paid to Mr. Whitmire during the term in which the termination occurred, if the Consulting Agreement had not been terminated, and (ii) any out-of-pocket business expenses incurred by Mr. Whitmire through the date of termination. For purposes of the Consulting Agreement, “cause” means a material breach of the Consulting Agreement by Mr. Whitmire, provided that to the extent curable such breach continues unabated for 20 days after receipt by Mr. Whitmire of written notice from the Corporation containing a reasonable description of the alleged continuing material breach by him.

The Consulting Agreement also includes non-compete and non-disparagement provisions, which apply during the term of the agreement and for two years thereafter.

CONSOL Energy Non-Employee Directors Deferred Compensation Plan (adopted 1999)

The CONSOL Energy Directors Deferred Compensation Plan was adopted on October 25, 1999. The CONSOL Energy Directors Deferred Compensation Plan permits members of our Board to defer all or a portion of any Board fees, such as the annual retainer, meeting fees or other amounts earned for services performed as a member of our Board and allows each participant’s earnings under the plan to be based on the performance of specified authorized hypothetical investments that participants may periodically designate. These hypothetical investment options may include hypothetical investments in CONSOL Energy’s common stock. The CONSOL Energy Directors Deferred Compensation Plan is an unfunded and unsecured liability of CONSOL Energy and benefits will be paid from our general assets. Accordingly, participants are general unsecured creditors of the Corporation with respect to the benefits. At this time, Mr. Whitmire is the only participant in the CONSOL Energy Directors Deferred Compensation Plan.

CONSOL Energy Non-Employee Directors Deferred Fee Plan (adopted 2004)

The CONSOL Energy Directors Deferred Fee Plan was adopted on July 20, 2004 to allow non-employee directors of the Corporation to defer payment of all or a portion of their annual cash Board retainer and director meeting fees. Participation in the plan is at the election of the particular director. Upon the Corporation’s receipt of a deferral agreement from a director, an account is established by the Corporation on behalf of such person and is credited with all fees determined by the participating director. Prior to February 21, 2006, the account of each participant in the Directors Deferred Fee Plan was credited, on a quarterly basis, with interest based on the interest rate in effect on the last day of the applicable quarter. On February 21, 2006, our Board approved an amendment to the CONSOL Energy Directors Deferred Fee Plan, which provides that a participant’s account will be adjusted by an amount equal to the amount that would have been earned (or lost) if amounts deferred under the plan had instead been invested in hypothetical investments designated by the participant based on a list of hypothetical investments provided by the plan administrator from time to time or, in the event that a participant fails to designate such hypothetical investments, the participant’s account shall earn interest as provided in the plan. Earnings are credited to the participant’s account on a quarterly basis. The amount payable to a director participant will be paid in cash as soon as administratively practicable after the earlier of: (i) the director’s termination of service as a director or (ii) the date elected by such director, which date must be at least two years after the end of the plan year for which fees are deferred. The CONSOL Energy Directors Deferred Fee Plan is an unfunded and unsecured liability of the

Corporation, and benefits will be paid from our general assets. Accordingly, participants are general unsecured creditors of the Corporation with respect to the benefits. At this time, Messrs. Gupta and Williams are the only participants in the Directors Deferred Fee Plan.

CONSOL Energy Non-Employee Director Deferred Stock Units

Under the terms of our Plan, non-employee directors may elect to receive deferred stock units in lieu of all or any portion of their retainer fees otherwise payable to such director in cash, or to defer receipt of shares to be paid in the form of deferred stock units. The deferred stock units have dividend equivalent rights. Deferred stock units that have vested are paid following the earlier of: (i) the director’s separation from service; or (ii) the date elected by the director on his or her payment date election form previously filed with the Corporation. Upon a change in control, unvested deferred stock units will accelerate and vest.

A director is not entitled to shareholder rights, including voting rights and actual dividend rights, with respect to the shares subject to an award until the director becomes the record holder of the shares following their actual issuance. Should a regular cash dividend be declared on the Corporation’s common stock at a time when the director holds deferred stock units, he or she will be entitled to dividend equivalent payments equal to the cash dividends declared on the shares. Dividend equivalents are converted into additional deferred stock units based on a pre-established formula. The additional deferred stock units resulting from this calculation will be subject to the same terms and conditions as the deferred stock units subject to the award.

If the director ceases to be a director on account of death, disability, or retirement at normal retirement age for directors, all unvested deferred stock units granted to a director will automatically vest and become non-forfeitable. If the director is terminated for “cause” or ceases to provide services for any reason other than death, disability or retirement at a normal age, all unvested deferred stock units and any rights to the underlying shares will be immediately forfeited for no consideration. In addition, in the event of a termination for “cause” (as defined in our Plan) or a breach of the proprietary information covenant contained in the deferred stock unit agreement, the director will also forfeit all of his or her right, title and interest in and to any shares which have vested under their award. See “CONSOL Energy Equity Incentive Plan Definitions” on page 77 for definitions of cause and disability under our Plan. Deferred stock units are structured to comply with Section 409A of the Code.

CONSOL Energy Stock Ownership Guidelines for Directors

Our Board has adopted stock ownership guidelines for our directors to further align their interests with those of our shareholders and to ensure that they maintain an appropriate financial stake in CONSOL Energy. The stock ownership guidelines provide, among other things, that our directors hold CONSOL Energy common stock (not including shares issuable upon the exercise of options) with a value equal to three times the annual Board cash retainer on or before the fifth anniversary of becoming a Board member. As of March 18, 2011, each Board member was in compliance with our stock ownership guidelines.

Conversion of CNX Gas Non-Employee Director Stock Options

On May 28, 2010, CNX Gas merged with and into a subsidiary of the Corporation and became a wholly-owned subsidiary of the Corporation (the “Merger”). In connection with the Merger, all of CNX Gas’ outstanding stock options that had already vested converted into the right to receive a cash payment equal to $38.25 per share and all of CNX Gas’ outstanding stock options that had not vested converted into stock options to purchase shares of CONSOL Energy. Messrs. Baxter and Gupta, who each held vested CNX Gas stock options at the time of the Merger, were paid $99,187 and $24,804, respectively, for their shares.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information with respect to the beneficial ownership of the Corporation’s common stock by:

•	beneficial owners of more than five percent of CONSOL Energy’s common stock as of December 31, 2010, based upon information filed with the SEC; and

•

each director and each nominee for director, each executive officer named in the Summary Compensation Table set forth below, and all directors and executive officers of the Corporation as a group, based on information known to the Corporation as of March 1, 2011.

Amounts shown below include options that are currently exercisable, or that may become exercisable within 60 days of March 1, 2011 (or by April 30, 2011), and the shares underlying deferred stock units and restricted stock units, which a person listed below may acquire before April 30, 2011. Unless otherwise indicated, the named person has the sole voting and dispositive powers with respect to the shares of CONSOL Energy common stock set forth opposite such person’s name.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Wellington Management Company, LLP(2) 75 State Street Boston, MA 02109	26,291,821	11.61%

BlackRock, Inc.(3) 40 East 52nd Street New York, NY 10022	24,459,989	10.80%

Capital World Investors(4) 333 South Hope Street Los Angeles, CA 90071	13,556,400	5.98%

T. Rowe Price Associates, Inc.(5) 100 E. Pratt Street Baltimore, MD 21202	11,919,801	5.26%

The Vanguard Group, Inc.(6) 100 Vanguard Boulevard Malvern, PA 19355	11,391,735	5.03%

J. Brett Harvey(7)(8)	1,622,163	*

William J. Lyons(7)	309,046	*

Nicholas J. DeIuliis(7)	276,739	*

P. Jerome Richey(7)	76,955	*

Robert P. King(7)	61,510	*

John Whitmire(7)(9)	42,493	*

David C. Hardesty, Jr.(7)	12,349	*

Patricia A. Hammick(7)	25,629	*

Raj K. Gupta(7)(9)	33,295	*

William E. Davis(7)	32,533	*

Joseph T. Williams(7)	22,368	*

James E. Altmeyer, Sr.(7)(10)	28,806	*

William P. Powell(7)	27,543	*

John T. Mills(7)	28,124	*

Philip W. Baxter	14,482	*

All directors and executive officers as a group (16)(7)	2,709,100	1.20%

*	Indicates less than one percent (1%) ownership.

(1)	As of March 1, 2011, there were 226,520,569 shares of CONSOL Energy common stock outstanding.

(2)	Based on a Schedule 13G/A filed by Wellington Management Company, LLP, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, on February 14, 2011. Wellington Management Company, LLP is deemed to be the beneficial owner of and have shared dispositive power with respect to 26,291,821 shares and shared voting power with respect to 14,334,985 shares.

(3)	Based on a Schedule 13G/A filed by BlackRock, Inc. on January 10, 2011, BlackRock, Inc., as a parent holding company for a number of investment management subsidiaries, is deemed to be the beneficial owner of, and have sole voting and dispositive power with respect to all 24,459,989 shares. The following subsidiaries of BlackRock, Inc. are investment advisors which hold shares of our common stock: BlackRock Japan Co. Ltd, BlackRock Advisors LLC, BlackRock Advisors (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Capital Management, Inc., BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (Korea) Ltd, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Fund Managers Ltd, BlackRock Asset Management Ireland Limited, BlackRock International Ltd, BlackRock Investment Management UK Ltd and State Street Research & Management Co.

(4)	Based on a Schedule 13G/A filed by Capital World Investors, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, with the SEC on February 14, 2011. Capital World Investors is deemed to be the beneficial owner of and has sole dispositive power and sole voting power with respect to 13,556,400 shares.

(5)	Based on a Schedule 13G/A filed by T. Rowe Price Associates, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, on February 10, 2011. T. Rowe Price Associates, Inc. is deemed to be the beneficial owner of and have sole dispositive power with respect to 11,919,801 shares and sole voting power with respect to 2,587,486 shares. T. Rowe Price Associates, Inc. has advised the Company that (i) these securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. serves as an investment adviser with power to direct investments and/or sole power to vote the securities, and (ii) for the purposes of the reporting requirements of the Exchange Act (defined below), T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc., expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6)	Based on a Schedule 13G filed by The Vanguard Group, Inc., an investment company registered under Section 203 of the Investment Advisers Act of 1940, on February 10, 2011. The Vanguard Group, Inc. is deemed to be the beneficial owner of and has sole voting power with respect to 283,614 shares, sole dispositive power with respect to 11,108,121 shares and shared dispositive power with respect to 283,614 shares.

(7)	Includes shares issuable pursuant to options that are currently exercisable (or may become exercisable on or before April 30, 2011) as follows: Mr. Harvey, 1,301,932; Mr. Lyons, 227,430; Mr. DeIuliis, 84,859; Mr. Richey, 52,412; Mr. King, 42,683; Mr. Whitmire, 12,352; Ms. Hammick, 12,962; Mr. Williams, 2,962; Mr. Altmeyer, 3,643; Mr. Davis, 12,962; Mr. Powell, 15,962; Mr. Gupta, 12,962; Mr. Mills, 8,592; Mr. Hardesty, 2,692; and for all directors and executive officers as a group, 1,835,005.

(8)	Includes 73,000 shares of common stock held in a Grantor Retained Annuity Trust. Also includes 2,000 shares of common stock held in Mr. Harvey’s wife’s Amended and Restated Revocable Trust, dated December 17, 2007, in which Mr. and Mrs. Harvey serve as trustees, and 13,848 shares of common stock held in Mr. Harvey’s Amended and Restated Revocable Trust, dated December 17, 2007, in which Mr. and Mrs. Harvey serve as trustees.

(9)	Includes 10,828 and 2,373 deferred stock units held by Messrs. Whitmire and Gupta, respectively.

(10)	Includes 1,600 shares of common stock held in a trust established for the benefit of Mr. Altmeyer’s spouse. Mr. Altmeyer disclaims beneficial ownership of such shares, and the inclusion of such shares shall not be an admission that the reporting person is the beneficial owner for purposes of Section 16 under the Securities Exchange Act of 1934 (the “Exchange Act”).

Brokerage account agreements may grant security interests in securities held at the broker to secure payment and performance obligations of the brokerage account holder in the ordinary course. Shares shown in the table for the directors and executive officers may be subject to this type of security interest.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Corporation’s directors, executive officers and persons who beneficially own more than ten percent of a class of the Corporation’s registered equity securities to file with the SEC and deliver to the Corporation initial reports of ownership and reports of changes in ownership of such registered equity securities. To our knowledge, based solely upon a review of Section 16 filings with the SEC, written representations that no other reports were required, and on CONSOL Energy’s records, we believe that during 2010, all Section 16(a) filing requirements applicable to the Corporation’s executive officers, directors and more than ten percent shareholders were complied with, except for three instances due to administrative error: (i) Robert F. Pusateri filed a Form 4 on December 9, 2010 reporting that on May 5, 2010, his wife acquired 1,000 shares of CONSOL Energy common stock, of which he is deemed an indirect beneficial owner, (ii) J. Brett Harvey filed a Form 4 on January 24, 2011, reporting a gift of 2,151 CONSOL Energy shares on December 18, 2009 by a trust established by Mr. Harvey, the shares of which Mr. Harvey is deemed to be the indirect beneficial owner, and (iii) Nicholas J. DeIuliis filed a Form 4 on February 18, 2010 reporting that on December 31, 2009, 57,693 shares of his CONSOL Energy common stock were withheld to satisfy tax liability resulting from the vesting of restricted stock units previously granted to him (a report reflecting this withholding was timely filed, but was erroneously filed under CNX Gas Corporation as opposed to CONSOL Energy).

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The nominees for election as directors are identified below. Each director will hold office until the next annual meeting and until the director’s successor is elected and qualified. All nominees are current members of the Board. If any nominee should for any reason become unable to serve, all shares represented by valid proxies will be voted for the election of such other person as the Board may designate following a recommendation by the Nominating and Corporate Governance Committee. Alternatively, the Board may reduce the number of directors to eliminate the vacancy.

Biographies of Directors

The following biographies include information concerning the nominees for director, including their recent employment, positions with CONSOL Energy, other directorships, and ages as of March 1, 2011.

J. Brett Harvey

Chairman of the Board and Chief Executive Officer, age 60

J. Brett Harvey has been our Chief Executive Officer since January 1998, and served as our President from January 1998 through February 2011. He has also been a director of CONSOL Energy since January 1998 and on June 29, 2010 was appointed Chairman of the Board. Mr. Harvey has also been a director of CNX Gas since June 30, 2005 and has served as chairman of the CNX Gas Board since January 2009. He was also elected to the position of chief executive officer of CNX Gas in January 2009. Mr. Harvey is a member of the coal industry advisory board of the International Energy Agency, chairman of the Bituminous Coal Operators’ Association board of directors, and is a member of the Leadership Council of the American Coalition for Clean Coal Electricity. He is a member of the board of directors of Barrick Gold Corporation, the world’s largest gold producer (“Barrick”), where he serves on the compensation and environmental, health and safety committees. Mr. Harvey is also a member of the board of directors of Allegheny Technologies Incorporated, a specialty metals producer and serves on its nominating and corporate governance committee and personnel and compensation committee. In addition, he is a member of the Virginia Coalfield Economic Development Authority, the National Coal Council, Waterways Council, Inc., and The Conservation Fund. He is a member of the Executive Committee of the Allegheny Conference on Community Development, the National Executive Board of the Boy Scouts of America and a director and past chairman of the Greater Pittsburgh Council of the Boy Scouts.

Qualifications: As Chief Executive Officer of the Company, Mr. Harvey is the most senior executive of the Company and as such provides our Board with the greatest insight into the Company’s business and the challenges and material risks it faces. Mr. Harvey has more than 30 years of natural resources industry experience and is especially qualified to understand the risks and leadership challenges facing a diversified energy company. Mr. Harvey also brings substantial corporate governance expertise to our Board, which he acquired through his years of service on multiple public company boards, including Barrick Gold Corporation and Allegheny Technologies Incorporated.

John Whitmire

Vice Chairman of the Board, age 70

John Whitmire has served as Vice Chairman since June 29, 2010. Mr. Whitmire served as Chairman of CONSOL Energy from March 3, 1999 to June 29, 2010. Mr. Whitmire currently serves on the Finance and Health, Safety and Environmental Committees. From November 2007 until July 2010, Mr. Whitmire served as a director of Transocean, Inc., which is engaged in the business of offshore drilling for oil and natural gas reserves, and from November 2001 until November 2007, he served as a director of GlobalSantaFe Corporation (which merged into Transocean Inc. in November 2007). Mr. Whitmire is also a director of El Paso Corporation, which provides natural gas and related energy products. Mr. Whitmire currently serves as chair of the El Paso Corporation health, safety and environmental committee.

Qualifications: Having served as Chairman of our Board for over ten years, Mr. Whitmire provides valuable insight into the Company’s business, including the challenges and material risks it faces. Mr. Whitmire offers tremendous senior leadership and energy industry expertise to our Board as well, with more than 45 years experience in engineering, operations and the management of exploration and production companies worldwide. In addition, as a result of his having served on a number of public company boards for the past 17 years, Mr. Whitmire contributes significant corporate governance expertise to our Board.

Philip W. Baxter

Lead Independent Director, age 62

Philip W. Baxter rejoined the CONSOL Energy Board in January 2009. He is currently the Lead Independent Director and serves as a member of the Audit and Compensation Committees. Mr. Baxter previously served as a director of CONSOL Energy (as well as Chairman of its Audit Committee and a member of its Finance Committee) from August 1999 until August 2005. Mr. Baxter also served as a director of CNX Gas from June 30, 2005 until May 28, 2010 and was the chairman of the board of directors from June 30, 2005 until January 2009. With respect to the CNX Gas Board, he served as a member of the audit committee and the finance committee. Mr. Baxter has been the President of Stan Johnson Company, a nationally recognized leader in commercial real estate brokerage specializing in single-tenant properties, since September 2002. He was chief financial officer and executive vice president of the Tulsa-based energy conglomerate, Mapco Inc., until March 1998, when it merged with The Williams Company. During his 18-year career at Mapco, Mr. Baxter held a number of officer level positions including chief information officer and senior vice president of strategic planning. Prior to his career at Mapco, he held a number of financial positions with Williams Energy Company, a subsidiary of The Williams Company.

Qualifications: Mr. Baxter brings over 40 years of business experience to our Board, including over 30 years of energy industry experience, accumulated principally in the areas of finance, strategic planning, mergers and acquisitions, technology, government affairs and human resources. Having served in various supervisory executive-level positions over the course of his career, Mr. Baxter has developed significant management and leadership skills and is well accustomed to interfacing with rating agencies, investors, analysts, auditors, outside advisors and governmental officials. He has served as a member of our Board and/or the board of CNX Gas for 13 years, collectively, and has served on each of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee.

James E. Altmeyer, Sr.

Director, age 72

James E. Altmeyer, Sr. has served on the CONSOL Energy Board since November 2003. He was a director of CNX Gas from June 30, 2005 until April 28, 2009 during which time he was chairman of the compensation committee and served on the audit committee. He currently serves as Chairman of the Health, Safety and Environmental Committee and as a member of the Finance Committee of CONSOL Energy. Mr. Altmeyer served as president and chief executive officer of Altmeyer Funeral Homes, Inc. of West Virginia, Ohio, Virginia and North Carolina from 1972 until 2007, at which time he became chairman of Altmeyer Funeral Homes, Inc. He has also been president of Altmeyer Realty, a real estate holding company, and of Martin-Steadfast Insurance Company since 1972. Mr. Altmeyer served on the board of directors of WesBanco, Inc., a multi-state bank holding company from 1987 until April 2010 when he retired from the board. During that time he served on the board’s audit committee. Mr. Altmeyer is also a member of the executive committee of the Wheeling Hospital board of directors, vice chairman of the Chambers Foundation and a director of the General Douglas MacArthur Foundation.

Qualifications: Mr. Altmeyer brings over 35 years of business experience to our Board and more than 20 years of board experience. In addition to his service on our Board and his previous service on the board of directors of CNX Gas, Mr. Altmeyer served as a director on the board of directors of WesBanco, Inc. for over 20 years and that of Wheeling Hospital for 30 years and as such offers significant corporate governance and financial expertise to our Board. Having graduated from the United States Military Academy at West Point in 1961 and serving on active duty until October 1972, Mr. Altmeyer brings significant leadership to our Board. Among his numerous combat (Vietnam) awards are a Silver Star and three Bronze Stars.

William E. Davis

Director, age 68

William E. Davis joined the CONSOL Energy Board in January 2004. He currently serves as Chairman of the Nominating and Corporate Governance Committee and as a member of the Health, Safety and Environmental Committee. From November 2007 until December 2010, Mr. Davis was a director of AbitibiBowater Inc., which produces a broad range of forest products marketed around the world, and served on its governance, finance and audit committees. Mr. Davis was a director of Abitibi Consolidated Inc., which produced newsprint and commercial printing paper, from April 2003 to November 2007, and served on its audit and nominating and governance committees. Mr. Davis was also the chairman of the board of directors and Chief Executive Officer of Niagara Mohawk Power Corporation, an electricity and natural gas utility located in upstate New York from May 1993 to February 2002. Following the sale of Niagara Mohawk in February 2002 and until his retirement in April 2003, Mr. Davis served as chairman of National Grid USA and as an executive director of National Grid (UK), owner and operator of the electricity transmission network in England and Wales. He served as chairman and chief executive officer of the Metropolitan Development Foundation of Central New York until December 4, 2008.

Qualifications: Having served as chairman and chief executive officer of Niagara Mohawk Power Corporation, a major investor owned gas and electric utility, for nine years, and as chairman of National Grid USA and executive director of National Grid (UK), Mr. Davis provides our Board with substantial insight into the energy industry. Mr. Davis also contributes significant knowledge with respect to corporate governance matters acquired through his years of multiple board service and a unique corporate governance insight having graduated from the National Association of Corporate Directors certification course.

Raj K. Gupta

Director, age 68

Raj K. Gupta has served on the CONSOL Energy Board since February 2004. He currently serves as chairman of the Audit Committee and as a member of the Health, Safety and Environmental Committee. He also served as a director of CNX Gas from June 30, 2005 until May 28, 2010, where he served as a member of the audit committee. From July 2007 to April 2009, Mr. Gupta also served as chairman of the board of directors of Quetzal Energy Inc., a Canadian-based international oil and gas company operating in Guatemala, Central America. Mr. Gupta currently works as an independent management consultant. From 1965 until his retirement in 2000, Mr. Gupta held various management positions with Phillips Petroleum Company, an international integrated oil and gas company now part of ConocoPhillips, including Vice President of Strategic Planning, managing business development, strategic growth and globalization efforts in South America, China, the Middle East and the former Soviet Union. From 2000 to December 2004, Mr. Gupta served on the board of directors of Yukos Oil Company, Moscow, Russia, chaired its compensation committee and was a member of its audit and finance committees. From 2000 to 2009, Mr. Gupta was a member of the Advisory Council of the Industrial, Manufacturing and Systems Engineering Department at Kansas State University. He also serves on the Board of Preng & Associates in Houston.

Qualifications: Mr. Gupta brings over 40 years of business experience in the integrated oil and gas industry – including upstream and downstream businesses in the areas of strategic planning, finance, operations and technology. Through his more than ten years of collective service on the boards of CONSOL Energy, Quetzal Energy, Inc and Yukos Oil Company, Mr. Gupta has acquired a wealth of knowledge regarding the natural resources industry and the challenges and risks it faces, that he shares with our Board. In addition, his financial experience, and in particular his experience overseeing and assessing the performance of companies and independent public accounting firms, including (i) the corporate financial reporting process, and (ii) the preparation and integrity of financial information and statements, makes him an invaluable asset to our Company and our Audit Committee. Having served as a member of the Board for the past seven years and having served as a member of the CNX Gas Board for almost five years, Mr. Gupta is very familiar with our business and the challenges and material risks it faces.

Patricia A. Hammick

Director, age 64

Patricia A. Hammick has served on the CONSOL Energy Board since June 2001. She currently serves on the Finance and Nominating and Corporate Governance Committees. Since April of 2003, Ms. Hammick has served on the board of directors of Dynegy, Inc., an independent power producer. She was elected lead director at Dynegy, Inc. in May 2004, chairing all non-management executive sessions as well as all independent director special committees, and then became the chairman of the board in February 2011. Since January 2007, she has also been a director of SNC – Lavalin Group, Inc. (“SNC”), a Montreal-based company engaged in engineering and construction, infrastructure ownership and management, and facilities and operations management. She currently serves as a member of SNC’s audit and compensation committees.

Qualifications: Ms. Hammick brings 35 years of progressively senior level management experience in the energy industry to our Board and in-depth knowledge in the areas of natural gas exploration and production, transmission, distribution, oil production and power generation and development, shareholder relations and merger and acquisitions management. As a member of the National Association of Corporate Directors and as a result of her more than ten years service on multiple public company boards in sectors directly relevant to the Company, Ms. Hammick offers expertise in corporate governance matters, the assessment of company exposure to risks associated with economic factors, financial matters and competitive market and regulatory compliance. She is also experienced in the identification, development and execution of risk response strategies.

David C. Hardesty, Jr.

Director, age 65

David C. Hardesty, Jr. joined the CONSOL Energy Board in October 2005. He currently serves as a member of the Finance and Health, Safety and Environmental Committees. Mr. Hardesty is president emeritus and professor of law at West Virginia University (WVU). He was president of WVU from 1995 to 2007. While serving as president, he was also a member of the National Security Higher Education Advisory Board. In addition, Mr. Hardesty served as the permanent chair of WVU’s affiliated research corporation, teaching hospital and the hospital’s parent health care system of hospitals. He is a member of numerous professional and civic organizations. Prior to his career in academia, Mr. Hardesty was a partner in the law firm of Bowles Rice McDavid Graff & Love in Charleston, West Virginia, where he practiced in the areas of state and local taxation, corporate and banking and administrative law. He is currently of counsel at this law firm. Mr. Hardesty was a state tax commissioner during Senator John D. Rockefeller IV’s first term as governor of West Virginia (1977-1980). He also served as chairman of the National 4-H Council, a director and officer in the Big East Conference, and a member of the Bowl Championship Series Presidential Oversight Committee, as well as a founding director of the Blanchettee Rockefeller Neurosciences Institute.

Qualifications: Mr. Hardesty brings more than 17 years of senior level executive experience to our Board. Mr. Hardesty also offers a unique and invaluable perspective into corporate governance matters, having practiced as an attorney in the areas of corporate law, banking and administrative law and state and local taxation for 18 years. Mr. Hardesty has developed significant leadership skills over the course of his career, having been a CEO of a major higher education institution, an agency head in state government, a law professor, and chair of a large health care system. He has also been a member of numerous civic and charitable boards and commissions, including the National Security Higher Education Advisory Board.

John T. Mills

Director, age 63

John T. Mills joined the CONSOL Energy Board in March 2006. Mr. Mills currently serves as a member of the Audit and the Compensation Committees. He serves on the board of directors of Cal Dive International Inc., a marine contractor providing manned diving, derrick, pipelay and pipe burial services to the offshore oil and natural gas industry, and serves on the audit, compensation and corporate governance and nominating committees. From January 2008 through June 2010, Mr. Mills was a member of the board of directors and audit, conflicts and risk management committees of Regency GP, LLC, the general partner of Regency GP, LP, the general partner of

Regency Energy Partners LP, a natural gas gathering, processing and transportation master limited partnership. Mr. Mills joined the board of directors of Horizon Offshore, Inc., a marine construction company, in June 2002 and served as the chairman of the board of directors from September 2004 until December 11, 2007, when Horizon Offshore, Inc. was acquired by Cal Dive International, Inc. Mr. Mills was the Chief Financial Officer of Marathon Oil Corporation, an integrated energy company, from January 2002 until his retirement in December 2003.

Qualifications: As a licensed attorney with 36 years of business experience, including 16 years as an officer of Marathon Oil Corporation and USX Corporation, Mr. Mills brings significant knowledge and experience to our Board. In particular, Mr. Mills brings an in depth understanding of the evaluation of organic growth capital projects and acquisition and disposition opportunities, and the importance of maintaining a competitive capital structure and liquidity. In addition, having previously served as senior vice president, finance and administration and later the chief financial officer of Marathon Oil Corporation, Mr. Mills has developed a wealth of financial knowledge with respect to the oversight of (i) the preparation of consolidated financial statements, (ii) internal audit functions and (iii) public accountants, skills which are critical to our Company and particularly our Audit Committee.

William P. Powell

Director, age 55

William P. Powell has served on the CONSOL Energy Board since January 2004. He currently serves as Chairman of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee. Since 1993, Mr. Powell has also been a director of Cytec Industries, a global specialty chemicals and materials company, where he chairs the governance committee and has served on the audit committee. He has also served on the board of directors of International Executive Service Corps, a nonprofit economic development organization, since 1999. Until May 2007, Mr. Powell was a managing director of Williams Street Advisors, a New York City-based merchant banking boutique. Mr. Powell resigned from William Street Advisors to establish a family office, 535 Partners LLC, where he serves as managing partner of 535 Partners LLC.

Qualifications: With an MBA degree and over 30 years of financial, management and investment experience, Mr. Powell brings a wealth of knowledge to our Board. Having served on multiple public company boards for over 17 years, Mr. Powell also has significant expertise in corporate governance matters.

Joseph T. Williams

Director, age 73

Joseph T. Williams has served on the CONSOL Energy Board since January 2004. He currently serves as Chairman of the Finance Committee and is a member of the Compensation Committee. From July 2006 until January 2009, he was also a director of CNX Gas and served on the nominating and corporate governance and finance committees. Mr. Williams is a retired oil and natural gas industry executive who has held positions as chairman or chief executive officer or both for NASDAQ, American, and New York Stock Exchange listed companies. He is currently a member of the Society of Petroleum Engineers and the Dallas Wildcat Committee.

Qualifications: Mr. Williams brings 50 years of operational, engineering and corporate business experience to our Board. Mr. Williams has served in senior executive positions for a number of private and public companies in the oil and natural gas industry, including Chevron Corporation, Mitchell Energy and Development Corp., Lear Petroleum Corporation, PG & E Resources, Enserch Exploration, Inc., MCN Investment Corporation and DevX Energy Inc. Having served in these positions, Mr. Williams provides our Board with a broad understanding of the energy industry generally and the challenges and material risks inherent in the Company’s businesses.

Related Party Policy and Procedures

Our Audit Committee adopted a written Related Party Policy and Procedures for the review and approval or ratification of related party transactions with directors, nominees for director and executive officers and certain family members (“related persons”). A copy of the policy is available on our website at www.consolenergy.com.

Under the policy, prior to entering into a related person transaction, a related person must notify our chief financial officer and general counsel of the material facts regarding the transaction. If our chief financial officer and general counsel determine that the proposed transaction is a related person transaction, the details of the transaction are presented to our Audit Committee (or if it is not practicable or desirable to wait until the next Audit Committee meeting, to the chairman of the Audit Committee) for approval. The Audit Committee will consider all relevant facts and circumstances including the terms of the transaction and terms that would be available to unrelated parties, the benefits to us, and, if the transaction involves an independent director, any impact the transaction would have on independence. The Audit Committee will also inform our Nominating and Corporate Governance Committee of any related person transactions involving directors or nominees. Since the SEC’s related party regulation also applies to directors’ and executive officers’ family members as well as entities in which they may be deemed to have an indirect material interest, it is possible that related person transactions could occur without a director or executive officer being aware of them and bringing them to us for approval. When we become aware of a related person transaction that has not been previously approved, the policy provides that the details of the transaction will be presented to our Audit Committee for ratification or other action. The policy also provides that our Audit Committee will review, on an annual basis, ongoing related person transactions having a remaining term of more than six months or a remaining amount in excess of $120,000. We also require that officers and directors complete director and officer questionnaires annually and that they adhere to written codes of business conduct and ethics regarding various topics including conflicts of interest, loans from the Corporation, the receipt of gifts, service in outside organizations, political activity and corporate opportunities. Officers and directors must certify compliance with these codes in writing each year.

Mr. Altmeyer, a member of the Board (and former member of the CNX Gas Board) has a brother who is a member of Phillips, Gardill, Kaiser & Altmeyer, PLLC, a twelve attorney law firm based in Wheeling, West Virginia. The Corporation and CNX Gas paid this law firm approximately $460,266 and $20,109, respectively, in 2010 for workmen’s compensation, litigation and land-related legal services, which amounts represented approximately 1.5% and 0.5% of total amounts paid by the Corporation and CNX Gas, respectively, to all law firms retained in 2010. CONSOL Energy engaged Phillips Gardill Kaiser & Altmeyer PLLC many years prior to Mr. Altmeyer becoming a member of the Board.

Determination of Director Independence

Our Board is required under the NYSE rules to affirmatively determine the independence of each director each year and to disclose this determination in the Proxy Statement for each annual meeting of shareholders of CONSOL Energy. Based on the independence standards set forth in our Corporate Governance Guidelines, which are described below, our Board, at its meeting held on February 23, 2011, determined that each of Messrs. Altmeyer, Baxter, Davis, Gupta, Hardesty, Mills, Powell and Williams and Ms. Hammick, had no material relationship with CONSOL Energy (either directly or indirectly, including as a partner, shareholder, or officer of an organization that has a relationship with CONSOL Energy) and are “independent” under our Corporate Governance Guidelines and the corporate governance rules of the NYSE codified in Section 303A of the NYSE Listed Company Manual. The Board also determined that each member of the Audit Committee meets the heightened independence standards required for audit committee members under the NYSE listing standards and the SEC rules.

The Board established the following standards for determining director independence which are reflected in our Corporate Governance Guidelines, which are available on the Corporate Governance section of the Corporation’s website at www.consolenergy.com.

A director will not be deemed independent if:

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(i) the director is, or has been within the previous three years, employed by CONSOL Energy, or an immediate family member is, or has been within the previous three years, an executive officer of CONSOL Energy; provided, that employment as an interim Chairman or CEO or other executive officer shall not disqualify a director from being considered independent following that employment;

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(ii) the director or an immediate family member has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from CONSOL Energy, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); provided, that compensation received by a director for former service as an interim Chairman or CEO or other executive officer need not be considered in determining independence under this paragraph (ii) and provided, further, that compensation received by an immediate family member for service as an employee of CONSOL Energy (other than an executive officer) need not be considered in determining independence under this paragraph (ii);

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(iii) (A) the director or an immediate family member is a current partner of the firm that is CONSOL Energy’s internal auditor or external auditor (each an “Audit Firm”); (B) the director is a current employee of an Audit Firm; (C) the director has an immediate family member who is a current employee of an Audit Firm and who personally works on CONSOL Energy’s audit; or (D) the director or an immediate family member was, within the previous three years (but is no longer), a partner or employee of an Audit Firm and personally worked on CONSOL Energy’s audit within that time;

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(iv) the director or an immediate family member is, or has been within the previous three years, employed as an executive officer of another company where any of CONSOL Energy’s present executive officers at the same time serves or served on such company’s compensation (or equivalent) committee of the board of directors; or

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(v) the director is a current employee, or an immediate family member is an executive officer, of a company that has made payments to, or received payments from, CONSOL Energy for property or services in an amount which, in any of the previous three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues. For purposes of the foregoing, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year; and

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(vi) for members of the audit committee only: other than in the capacity as a member of the audit committee, the Board, or any other committee of the Board, the director (A) does not accept, directly or indirectly, any consulting, advisory, or other compensatory fee from CONSOL Energy, provided that compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with CONSOL Energy (provided that such compensation is not contingent in any way on continued service), or (B) is not an affiliated person of CONSOL Energy.

“Immediate family members” of a director include the director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who share such person’s home. When applying the look-back period referenced in clauses (i) – (v) above, directors need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

“Executive officer” has the meaning specified for the term “officer” in Rule 16a-1(f) under the Exchange Act.

Any related person transaction required to be disclosed under SEC Regulation S-K, Item 404, shall be considered in determining the independence of a director or nominee.

Required Vote

As more fully set forth in Section 2.9 of CONSOL Energy’s Amended and Restated Bylaws, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, a majority of the votes cast at the Annual Meeting shall elect directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE ABOVE-NAMED NOMINEES FOR THE BOARD OF DIRECTORS.

EXECUTIVE COMPENSATION AND STOCK OPTION INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis section is designed to explain the material elements of compensation paid by the Corporation to the following “named executives” and to describe the manner and context in which compensation is awarded to and earned by these individuals:

•	J. Brett Harvey, Chairman and Chief Executive Officer

•	Nicholas J. DeIuliis, President (elected February 23, 2011; Executive Vice President and Chief Operating Officer in 2010)

•	William J. Lyons, Executive Vice President and Chief Financial Officer

•	P. Jerome Richey, Executive Vice President and Chief Legal Officer

•	Robert P. King, Executive Vice President – Business Advancement and Support Services

Compensation Philosophy

Our compensation philosophy is intended (i) to provide competitive compensation packages relative to our peers that attract, retain and motivate our management team, and (ii) to align our named executives’ interests with those of our shareholders by rewarding performance that meets or exceeds the goals the Compensation Committee establishes with the objective of increasing shareholder value. In line with our “pay for performance” philosophy, the total compensation (salary, short-term incentive compensation and long-term incentive compensation) received by our named executives will vary based on individual and corporate performance measured against annual and long-term performance goals.

In fact, the table below illustrates our emphasis on performance-based compensation (particularly with respect to moving our Chief Executive Officer’s and our President’s compensation mix to a higher level of performance-based compensation than in prior years):

Named Executive	2010 Total At-Risk Compensation (Short-Term Incentive Compensation, Options and Performance Share Units)*	2011 Total At-Risk Compensation (Short-Term Incentive Compensation, Options and Performance Share Units)*
Chief Executive Officer	79.7%	90.7%
President	60.8%	67.1%
Chief Financial Officer	56.6%	56.9%
Chief Legal Officer	52.5%	52.7%
EVP – Business Advancement and Support Services	50.6%	50.5%

*	Assumes target payout for Short-Term Incentive Compensation and Performance Share Units.

The Compensation Committee also reviewed and analyzed target versus actual compensation for 2010, and as a result, determined that actual compensation for 2010 was significantly less than target compensation for 2010. We believe that the discrepancy is largely attributable to the short term market reaction to the $3.47 billion Dominion Acquisition, which closed in April 2010. Because our named executives’ compensation is so closely linked to stock performance, their actual compensation, measured for 2010, has been negatively impacted, as demonstrated below:

Named Executive	2010 Target Compensation (with Transaction Award)(1)	Value of Compensation Awarded in 2010 as of December 31, 2010(2) (with Transaction Award)
Chief Executive Officer	$16.30 million	$9.52 million
President	$6.97 million	$3.92 million
Chief Financial Officer	$4.46 million	$2.48 million
Chief Legal Officer	$2.72 million	$1.56 million
EVP – Business Advancement and Support Services	$2.55 million	$1.38 million

(1)	The long-term incentive value is based on the (i) Black-Scholes value of stock options, (ii) grant date value of restricted stock units, and the (iii) grant date value of the target number of performance share units.

(2)	Includes the Short-Term Incentive Compensation award for 2010 that was paid in February 2011. Equity award values are based on the Corporation’s closing stock price on December 31, 2011 ($48.74) and do not consider the vesting conditions of the award. Assumes the target number of performance share units awarded in 2010 are earned. Performance share units and restricted stock units include dividend equivalents earned through December 31, 2010.

2010 Business Highlights

Despite a challenging economic environment, management delivered strong operational and financial results for fiscal year 2010. In 2010, CONSOL Energy had several significant achievements in a number of important areas in which we judge performance:

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We recorded our best safety performance in the history of CONSOL Energy. Our Coal Division improved its reportable incidence rate by approximately 5% from 2009 (approximately 2.6 times better than the industry average) and our Gas Division employees had no lost time accidents.

•	We improved our safety compliance and reduced (i) Mine Safety and Health Administration (MSHA) orders by 46% and (ii) MSHA citations by 8%, each compared to 2009.

•	We improved our environmental compliance and reduced (i) notices of violation of well permits by 85% and (ii) notices of violation of mining permits by 57%, each compared to 2009.

•	We reported record total revenue and other income of $5.2 billion, as compared to $4.6 billion in 2009, an increase of 13%. We generated $1.131 billion of annual cash flow from operations.

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Our production of coal and natural gas generated approximately $347 million of total Net Income and approximately $1.2 billion of EBITDA in 2010 (please refer to “EBITDA Reconciliations” on page 44 for information on the calculation of EBITDA for 2010).

•	Our Coal Division sold 63.9 million tons of coal in 2010, as compared to 58.1 million tons of coal in 2009 (including the export of 6.8 million tons of coal), an increase of 10%.

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Our Gas Division produced a record 127.9 Bcf in 2010 (including approximately 24.5 Bcf of increased production from the assets acquired in the Dominion Acquisition), up 35% from the 94.4 Bcf produced in 2009.

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Our Gas Division reported record proved gas reserves of 3.7 Tcf at year-end 2010 (including approximately 0.9 Tcf of increased reserves from the assets acquired in the Dominion Acquisition), or nearly double the 1.9 Tcf at year-end 2009.

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We completed the $3.47 billion Dominion Acquisition, as well as a tender offer and purchase of remaining publicly-owned shares of CNX Gas, together with all related financings and offering transactions.

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We were named to Forbes Magazine’s 2010 list of “The 100 Most Trustworthy Companies” which recognition demonstrates our collective commitment to making ethics and compliance our second core value, with safety remaining the first.

Corporate Governance and Our Executive Compensation Program

Our executive compensation program and corporate governance goals are linked and we have incorporated best corporate governance practices into our executive compensation program to maintain alignment between them as follows:

•	Stock ownership guidelines, which require the ownership of a significant level of stock until the executive retires or otherwise terminates service.

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80% of the Chief Executive Officer’s pay is at risk and 50-60% of the other named executives’ pay is at risk. In addition, effective for 2011, an even greater portion of the Chief Executive Officer’s and President’s compensation has been allocated to at-risk compensation.

•	A “no-hedging” policy in our insider trading policy that prohibits our directors, officers, and employees from engaging in hedging transactions involving shares of CONSOL Energy common stock.

•	Elimination of all tax-gross ups for our executive officers (except for change in control agreements that were entered into prior to April 2009).

•	Review of both the external marketplace and internal comparisons among the executive team in order to factor in internal equity considerations when making compensation determinations.

•	Existing change in control agreements generally require a termination of employment in addition to a change in control of CONSOL Energy before change in control benefits are triggered.

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A strong risk management program with specific responsibilities assigned to management, the Board, and the Board’s committees. Please see “Board’s Role in Risk Management” on page 5 for a more detailed description of our risk management program, including management’s involvement, and see “Compensation

Policies and Practices as They Relate to CONSOL Energy’s Risk Management” on page 46 for a discussion of the steps CONSOL has taken to mitigate any potential risks inherent in compensation programs.

•	Equity granting practices that preclude the timing of grants to take advantage of short-term stock price movements.

Objectives of Our Executive Compensation Program

One of the primary objectives of our executive compensation program is to attract, retain and motivate talented individuals to manage and lead CONSOL Energy. Accordingly, our Compensation Committee is responsible for approving the compensation of our executive officers and, in the case of our Chief Executive Officer, recommending his compensation to the independent members of the Board for approval.

We believe that the quality, skills and dedication of our executive officers are critical factors affecting the short- and long-term value of CONSOL Energy. As a result, the primary objectives of our compensation program are as follows:

•	align our named executives’ interests with the interests of CONSOL Energy and its shareholders by providing a significant amount of compensation in at-risk pay;

•	provide compensation opportunities that will attract and retain superior executive personnel who will make significant contributions to CONSOL Energy’s short- and long-term success;

•	provide incentives for our named executives to achieve CONSOL Energy’s annual and long-term performance objectives; and

•	reward our named executives for achieving and exceeding performance goals.

Our named executives have 50% or more of their compensation tied to equity and accordingly, our executives’ interests are fundamentally in line with our shareholders’ interests. Through the use of our long-term compensation program, executive officers have the opportunity to receive total compensation at the top quartile among our peer group of companies, only if absolute and/or relative performance warrant such a payout.

Role of Outside Compensation Consultant

The Compensation Committee has engaged an outside compensation consulting firm to assist it with the development of our compensation program, and this consultant works for the Compensation Committee in coordination with management.

The Compensation Committee looks to the outside compensation consultant to review the elements of our compensation program and recommend any modifications thereto, including the appropriate mix of short- and long-term incentives, based on the consultant’s review of the market practices of a peer group of companies and the Company’s compensation objectives. The peer companies are recommended by the consultant after discussions with the Compensation Committee and management, and approved by the Compensation Committee. The consultant also provides ongoing input on the design of our incentive programs and the underlying performance metrics.

The Compensation Committee also uses the compensation consultant’s benchmarking studies to determine the market pay practices of executives from comparable companies who are similarly situated to our named executives. The Compensation Committee’s policy is to use the data prepared and presented by the outside compensation consultant as a reference point or guideline. Actual compensation may be higher or lower than the compensation paid to executives in similar positions at comparable companies.

In connection with the 2010 compensation program, the compensation consultant benchmarked the proposed compensation packages against (i) proxy data of fourteen energy industry companies (the “Peer Group”), and (ii) published survey data (including the Mercer Executive Compensation Survey, the Watson Wyatt Top Management Calculator and the Economic Research Institute Executive Compensation Assessor). Proposed compensation packages for total direct compensation were also compared to the trended energy industry peer group data.

The rationale for having higher or lower compensation than that paid to other executives at comparable companies is a function of an executive’s performance, skills, experience and specific role in the organization, as well as CONSOL Energy’s overall performance. For example, with respect to each of our executive officers, the compensation consultant found in February 2010, that the 2010 compensation packages were between the 56th and 92nd percentiles of proxy data, or the 51st to 91st percentiles of trended proxy data (that is proxy data that is trended forward by 5% per year to account for the fact that the proxy data available at the time reflected 2008 compensation information). It was determined that for each of these individuals, their history with the Corporation, the depth and breadth of their experiences, their job responsibilities and CONSOL Energy’s performance in 2009 warranted the recommended level of compensation for 2010. Additionally, when reviewing the ranking of CONSOL Energy’s compensation packages to those of its peers, the Compensation Committee analyzes the size of CONSOL Energy relative to the other companies included in the Peer Group. In early 2010, CONSOL Energy’s revenues of $4.6 billion positioned it at the 79th percentile of the Peer Group (based on the last quarter in 2008 and first three quarters in 2009), and CONSOL Energy’s market capitalization of $9.6 billion was positioned at the 65th percentile of the Peer Group (based on data as of February 2010).

2010 Peer Group

For purposes of establishing 2010 compensation, the Compensation Committee approved a Peer Group that consisted of the following 14 companies:

Allegheny Energy Inc.	Noble Energy, Inc.
Alpha Natural Resources, Inc.	Patriot Coal Corporation
Arch Coal, Inc.	Peabody Energy Corporation
Chesapeake Energy Corporation	PPL Corporation
EQT Corporation	Questar Corporation
EOG Resources, Inc.	Teco Energy, Inc.
Massey Energy Company	Vectren Corporation

The consultant’s standard methodology is to recommend that peer companies are in the same sub-industry (coal) and/or industry (energy) as CONSOL Energy and then to examine the size of companies based on revenues and market capitalization to identify the most comparable companies.

2011 Peer Group

In light of the $3.47 billion Dominion Acquisition, CONSOL Energy acquired a leading position in the strategic Marcellus Shale fairway by tripling its development assets to approximately 750,000 acres, including the approximately 500,000 prospective net Marcellus Shale acres located predominantly in southwest Pennsylvania and northern West Virginia. This strategically compelling and transformational addition to our business caused our Compensation Committee to reexamine our Peer Group.

In May 2010, our outside compensation consultant reviewed additional companies in the coal and energy industries. Based on that review, our Compensation Committee approved incorporating the following companies into the Peer Group based on size and/or emphasis on oil and gas exploration:

Devon Energy Corp.

El Paso Corp.

Murphy Oil Corp.

Pioneer Natural Resources Corp.

Southwestern Energy Co

Spectra Energy Corp

Williams Companies Inc.

QEP Resources (spun out from Questar Corporation)

In connection with that review, the following companies were then eliminated from our Peer Group because they fell below the pre-established size parameters used to select appropriately sized peer companies:

Allegheny Energy Inc.

Patriot Coal Corporation

PPL Corporation

Questar Corporation

Teco Energy, Inc.

Vectren Corporation

Considerations of the Compensation Committee

The Compensation Committee relies on its own judgment in setting each executive officer’s compensation and not on any rigid guidelines or strict formulas. To establish compensation for a particular executive officer, the Corporation’s human resources personnel make an initial assessment and submit it to our Chief Executive Officer for review (except in the case of the Chief Executive Officer’s compensation). For each individual executive officer, this assessment considers relevant industry salary practices, the particular position’s complexity and level of responsibility, the position’s importance to the Corporation in relation to other executive positions, and the competitiveness of an executive officer’s total compensation. Our Chief Executive Officer may make appropriate changes to this assessment based on his determination of such executive officer’s past performance. The Compensation Committee then reviews:

•	our Chief Executive Officer’s compensation recommendations for each executive officer (other than himself);

•	our Chief Executive Officer’s evaluation of each executive officer’s performance and internal value; and

•	the benchmarking studies compiled by the outside compensation consultant.

From this information, the Compensation Committee approves, in consultation with the Chief Executive Officer and the outside compensation consultant, the amount of each executive officer’s annual base salary, short- and long-term incentive compensation.

To establish compensation for our Chief Executive Officer, the Compensation Committee reviews:

•	the benchmarking studies and compensation alternatives compiled by the outside compensation consultant; and

•	the Chief Executive Officer’s self-evaluation of his performance in light of the prior year’s goals and objectives, and the Board’s evaluation of his performance.

The Compensation Committee uses a variety of resources, including tally sheets, competitive market analysis, and input from outside consultants to make decisions regarding our executives’ compensation that are consistent with our executive compensation philosophy and objectives. The Compensation Committee considers the Corporation’s business performance, financial goals, the current industry environment and various tax considerations in determining how to apply the Corporation’s executive compensation philosophy to decisions regarding executive compensation.

The Compensation Committee’s current intent is to perform at least annually a strategic review of our executive officers’ overall compensation packages to determine whether they provide competitive incentives and whether they properly compensate our executive officers relative to comparable officers in other companies with which we compete for talent. Our Compensation Committee’s most recent overall compensation review occurred in February 2011.

The Compensation Committee meets independently with the Chief Executive Officer and other members of management as appropriate to review pertinent data, including a review of all of the Chief Executive Officer’s direct reports and matters regarding compensation structure. However, the executive officers are not present during that portion of the meeting in which their compensation is considered and approved.

Performance Goals and Objectives

2010 Performance Goals and Objectives

As mentioned above, the performance of our executive officers is considered when establishing individual compensation. This means that the individual’s performance is taken into account when compensating such person for prior performance and/or approving a targeted compensation package for the following year.

The Compensation Committee did not separately consider each individual goal and objective identified below, nor did it assign any relative weights to these goals and objectives. For purposes of considering an individual’s performance, the Compensation Committee made a subjective determination based on a review of each executive officer’s overall performance relative to such goals and objectives.

Our Corporation takes a team approach to achieving our strategic vision for CONSOL Energy. For 2010, our executive officers had the following as their combined primary performance goals and objectives:

Executives’ Primary Goals and Objectives for 2010

Safety	Improving safety by continuing CONSOL Energy’s efforts to achieve a zero incidence rate. The Corporation’s efforts to achieve zero accidents are not measured by the safety incidence rate (as no accidents are acceptable), but rather how and whether the Corporation established an effective safety incentive program and training program.

Continuous Improvement	Continuing to improve operations, including optimizing production rates and offsetting rising costs through efficient deployment of CONSOL Energy’s resources (such as investment in upgrading older mines with new technology). The Corporation’s efforts to optimize production rates are not measured by the amount of coal the Corporation produces, but rather the efficiency by which the Corporation produces that coal.

Sales and Marketing	Expanding both financial margins and market share for CONSOL Energy’s coal. Specific targets regarding financial margins and market share are generally not determined. Rather, the Compensation Committee in a very general manner considers, at end of the year, sales prices under the Corporation’s sales contracts for the year and the Corporation’s market share. However, the Corporation does consider production volumes and costs per ton with respect to coal results and costs per Mcf with respect to gas results (see “2010 Short-Term Incentive Compensation” set forth below on page 34 for 2010 target information).

Finance	Protecting the Corporation’s current financial position measured by CONSOL Energy’s (i) Net Income and (ii) earnings before deducting net interest expense (interest expense less interest income), income taxes and depreciation, depletion and amortization (which we refer to as EBITDA).*

Organization	Continuing to analyze CONSOL Energy’s corporate and management structure to identify opportunities for enhancement and to unlock value, and effectively recruit the best and brightest to ensure organizational growth and development.

Business Development	Expanding core business and business support via acquisitions and joint ventures.

Environmental	Participating in greenhouse gas initiatives and developing innovative environmental processes and controls to maintain regulatory compliance.

Corporate Governance	Effectuating good corporate governance by continuing to assist the Board in its oversight of CONSOL Energy and further enhancing communication between management and the Board.

Public Image & Branding	Continuing to enhance CONSOL Energy’s corporate image and build its reputation as a leader in energy and environmental policy, as well as a community leader. These efforts are also consistent with our commitment to recruiting and enhancing the Corporation’s image as an employer.

Regulation Risk	Actively managing potential adverse risk associated with new governmental regulations.

*	CONSOL Energy’s EBITDA and Net Income targets for 2010 were $1,129,538,000 and $410,192,000, respectively. Please refer to “EBITDA Reconciliations” on page 44 for information on the calculation of the target EBITDA for 2010.

These performance measures are used in determining awards under the Short-Term Incentive Compensation Plan and the Long-Term Incentive Program. The Compensation Committee also considers, in part, individual performance against these goals in determining the compensation for each named executive for the current year.

The Compensation Committee, in conjunction with our Chief Executive Officer, determined that our named executives exceeded their 2010 goals and objectives.

2011 Performance Goals and Objectives

Our executive officers’ collective goals and objectives for 2011 are substantially similar to their goals and objectives for 2010. The 2011 goals and objectives remain largely the same because these goals are long-term objectives which will be realized over time and which will drive CONSOL Energy’s strategic success. As a result of the transformational $3.47 billion Dominion Acquisition that closed in 2010, the Board placed more emphasis on the Finance goal referenced above to include a focus on return on capital. The Compensation Committee will review in 2012, as it did in 2011 prior to approving award pay-outs for 2010 performance, whether our executive officers made strides toward the achievement of these goals in the one-year period.

Elements of Our Executive Compensation Program

The Compensation Committee seeks to achieve its objectives through the following elements of our executive compensation program for 2010:

Element	Form of Compensation	Purpose	Performance Criteria
1. Base Salary	Cash	To provide fixed compensation necessary to attract and retain key executives and to offset the cyclicality in our business that may impact variable pay year-to-year.	-
2. Short-Term Incentive Compensation	Cash	To provide incentives to our employees to achieve performance goals and to reward our employees for the achievement of those goals.	Performance criteria include production, cost and safety goals determined by the Board, together with individual goals. Payout requires that one of the following threshold financial performance metrics is satisfied for that year: (i) total shareholder return (relative to peers), (ii) net income or (iii) EBITDA.

Element	Form of Compensation	Purpose	Performance Criteria
3. Long-Term Incentive Compensation	Restricted Stock Units, Stock Options and Performance Share Units (all settle in stock)	To create a strong incentive for our key management members to achieve our longer-term performance objectives and strategic plan, and to align management’s interests with our shareholders’ interests.	Performance criteria include total shareholder return (relative to peers) and cumulative EBITDA. Payout requires that one of the following threshold financial performance metrics is satisfied for the three-year performance period: (i) total shareholder return (relative to peers), (ii) net income or (iii) EBITDA.
4. Post-Employment Compensation	Employment and Letter Agreements, Change in Control Agreements and Other Retirement Benefits	To attract and retain key management members and, for change in control agreements, to motivate executives to take actions that are in the best interests of CONSOL Energy.	-
5. Perquisites	Country club memberships, corporate aircraft, financial planning assistance, and a vehicle allowance.	To provide a competitive compensation package and, in certain cases, to optimize an executive officer’s time.	-

1.	Base Salary

2010 Base Salary

Factors considered in establishing base salaries include competitiveness with external market data, internal worth and value assigned to the named executive’s role and responsibilities at CONSOL Energy, and the named executive’s skills and performance.

The Compensation Committee (and in the case of the Chief Executive Officer, the independent members of the Board) approved the base salaries of our named executives in February 2010 after the 2009 proxy data (containing 2008 compensation information) and survey data became available.

In February 2010, the Compensation Committee approved annual base salary increases for each of our named executives and in the case of our Chief Executive Officer, the independent members of the Board approved the Compensation Committee’s recommendation. The increases ranged from 5.5% to 10.0% of 2009 base salaries. These increases were attributable, in part, to outstanding performances in 2009.

The annual base salaries for 2010 were as follows:

Named Executive	Salaries for 2010
Chief Executive Officer	$1,100,000
President	$640,000
Chief Financial Officer	$540,000
Chief Legal Officer	$425,000
EVP – Business Advancement and Support Services	$390,000

2011 Base Salary

In February 2011, the Compensation Committee approved annual base salary increases for each of our named executives, and in the case of our Chief Executive Officer, the independent members of the Board ratified the Compensation Committee’s recommendation. The increases ranged from 0.0% to 9.0% for 2011. These increases were attributable, in part, to outstanding performances in 2010 and additional responsibilities assumed by certain of the executive officers. In order to further align our Chief Executive Officer with our stakeholders, the Compensation Committee recommended, and the independent members of the Board approved, maintaining the Chief Executive Officer’s salary from 2010, and instead, increasing his performance-based compensation (as further explained below).

2.	Short-Term Incentive Compensation

2010 Short-Term Incentive Compensation

The Short-Term Incentive Compensation Plan (which we call the “Short-Term Plan”) is designed to deliver greater cash awards when CONSOL Energy and our employees are successful in meeting or exceeding established targets and to pay less when CONSOL Energy and/or our employees fall short of these targets. The Short-Term Plan is also designed to provide incentive compensation (measured at target) that is comparable to compensation provided by companies with which CONSOL Energy competes for executive talent.

Each of our executive officers had an opportunity to earn a 2010 bonus if CONSOL Energy achieved threshold level performance goals for any of the following reasons: (i) total shareholder return relative to the Shareholder Return Peer Group (as summarized below) was at or exceeded the 50th percentile, (ii) EBITDA of $564,769,000 (50% of targeted EBITDA for 2010),* or (iii) annual Net Income of $205,096,000 (50% of targeted Net Income for 2010), and in the case of (ii) and (iii), were developed from the Board-approved profit objective for the year. If any of these three threshold level performance goals were achieved, each executive officer had the opportunity to earn his maximum bonus which the Compensation Committee could, in its discretion, reduce through the exercise of negative discretion.

In February 2011, the Compensation Committee determined that CONSOL Energy had achieved two of the three threshold level performance goals. To summarize, the Compensation Committee determined that:

•	Annual EBITDA (adjusted pursuant to the terms of the Short-Term Plan) for fiscal year 2010 was $1,222,934,000 (i.e., exceeding $564,769,000 (50% of the target EBITDA for 2010)).*

•	Annual Net Income for fiscal year 2010 was $347,868,800 (i.e., exceeding $205,096,000 (50% of the target Net Income for 2010)).

*	Please refer to “EBITDA Reconciliations” on page 44 for information on the calculation of the target EBITDA, the actual EBITDA and the Short-Term Plan adjusted EBITDA for 2010.

As a result, the maximum payout opportunity was achieved subject to the Compensation Committee’s exercise of negative discretion. In exercising its negative discretion, the Compensation Committee may rely on a number of factors, including the following formula, to determine the amount to be actually paid:

Base Salary	x	Opportunity Percentage	x	Annual Incentive Compensation Factor	=	Annual Award Payment

The “Opportunity Percentage” referenced in the above formula is expressed as a percentage of base salary. In early 2010, the Compensation Committee determined the Opportunity Percentages for each our executive officers based on a review of competitive data and performance. The Compensation Committee approved (and in the case of the Chief Executive Officer, the independent members of the Board approved) the Opportunity Percentages for each of the named executives as follows:

Named Executive	Opportunity Percentages for 2010 As A Percentage of Base Salary	Target Payout under the Short-Term Plan*
Chief Executive Officer	140%	$1,540,000
President	100%	$640,000
Chief Financial Officer	70%	$378,000
Chief Legal Officer	60%	$255,000
EVP – Business Advancement and Support Services	60%	$234,000

*	The 2010 target payout amounts for the named executives under the Short-Term Plan ranged from a 5.5% to 18.5% increase from the 2009 target payout amounts, the latter being the increase for the Chief Executive Officer. The Compensation Committee increased the Chief Executive Officer’s target payout under the Short-Term Plan in order to more closely link his cash compensation to performance.

The “Opportunity Percentages” and Target Payouts are benchmarked against the Peer Group and survey data (as available). This data was utilized to ensure that the recommendations were within market. As a result of this study, the Compensation Committee approved the executive officers’ Opportunity Percentages and Target Payouts, with the Target Payouts being positioned between the 63rd and 77th percentile levels of the Peer Group.

The “Annual Incentive Compensation Award Factor,” as referred to in the above formula, consists of the following three targets (each weighted equally):

•	Coal Results Target (which is based on 1/3 production, 1/3 costs and 1/3 safety)

•	Gas Results Target (which is based on 1/3 production, 1/3 costs and 1/3 safety)

•	Individual Performance Target (which includes those objectives set forth in the section above)

Each of these targets is measured independently such that if one target is not achieved, an opportunity exists for the other targets to be achieved, resulting in an annual award payment. The scores may range from 70-200% for each target, with a 100% score indicating achievement of a target and a higher score (up to 200%) indicating that the target was exceeded. If the minimum score of 70% is not reached for a particular target, a score of zero will be recorded for that target.

Coal Results for 2010

In early 2011, the Compensation Committee and the independent members of the Board reviewed and evaluated the Coal Results for 2010, and determined the following scores for Coal:

Element	Original Target	Actual Results	Coal Score
Production	60,941,000 tons	62,866,371	155%
Cost/Ton	$34.98/ton	$33.81/ton	153%
Safety	Zero Accidents	Positive Trend	134%
Total	-	-	147%

Gas Results for 2010

In early 2011, the Compensation Committee and the independent members of the Board reviewed and evaluated the Gas Results for 2010, and determined the following scores for Gas:

Element	Original Target	Actual Results		Gas Score
Production	100,000,000 Mcf	104,100,000Mcf	*	168%
Cost/Mcf	$4.07/Mcf	$3.69/Mcf		193%
Safety	Zero Accidents	Zero Accidents		200%
Total	-	-		187%

*	Adjusted to exclude production from the Dominion Acquisition.

Individual Results for 2010

In February 2011, our Chief Executive Officer reviewed and discussed with the Compensation Committee his assessment of the other executive officers’ performances in 2010 relative to the target goals referenced above. Our Compensation Committee concurred with our Chief Executive Officer’s assessment of executive performance and approved performance scores for our President, Chief Financial Officer, Chief Legal Officer and EVP – Business Advancement and Support Services that were at or within the following range: 190% to 200%. Similarly, the Compensation Committee and the independent members of the Board reviewed and evaluated the Chief Executive Officer’s self-assessment in light of his stated goals and objectives and agreed to an individual performance score of 200%.

Exercising Negative Discretion

After reviewing the Coal Results, the Gas Results and the Individual Results, the Compensation Committee exercised negative discretion, consistent with the formula referenced on pages 34-35 of the Proxy Statement. Information regarding the maximum payouts, the amount by which the payouts were reduced from the maximum payouts, and the amount of the actual payouts, is set forth below:

Named Executive	Maximum Payout under the Short-Term Plan	Amount by which the Maximum Payout was Reduced under the Short-Term Plan	Actual Payout under the Short-Term Plan
Chief Executive Officer	$3,080,000	$330,000	$2,750,000
President	$1,280,000	$80,000	$1,200,000
Chief Financial Officer	$756,000	$81,000	$675,000
Chief Legal Officer	$510,000	$64,000	$446,000
EVP – Business Advancement and Support Services	$468,000	$50,000	$418,000

Section 162(m)

With some exceptions, Section 162(m) of the federal income tax laws limits CONSOL Energy’s deduction for compensation in excess of $1 million paid to certain covered employees (generally our Chief Executive Officer and the three next highest-paid executive officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Awards made under our Short-Term Plan and our Long-Term Incentive Program (discussed below) are intended to comply with Section 162(m) of the Code.

2011 Short-Term Incentive Compensation

In February 2011, the Compensation Committee approved the 2011 Short-Term Plan award opportunities which, if earned, will be paid to the Corporation’s officers and other employees in the first quarter of 2012. Similar to the 2010 Short-Term Plan, 2011 award opportunities were approved under the Executive Annual Incentive Plan so that awards to be granted thereunder to covered employees would comply with Section 162(m) of the Code. In consultation with the outside compensation consultant and management, the Compensation Committee determined to retain the design of the Short-Term Plan and approved 2011 target awards with substantially similar terms and conditions to the 2010 Short-Term Plan awards. Target awards (in dollars) for each of our named executives (except the President) increased by 4.6% - 9.0% from 2010, with the increase primarily attributable to increases in base salary effective for 2011 (except with respect to our Chief Executive Officer, whose salary remained the same for 2011). The President’s target award (in dollars) increased by 18.6% due to his increased job responsibilities and internal pay equity.

3.	Long-Term Incentive Compensation

2010 Mix of Long-Term Incentive Compensation

The Compensation Committee generally believes that combined grants of stock options, restricted stock units and performance share units for our executive officers provide a balance between risk and potential reward consistent with the market trends of our peers. In February 2010, the Compensation Committee determined that target long-term incentive opportunities for our executive officers (other than the Chief Executive Officer) would be derived 1/3 from stock options, 1/3 from restricted stock units and 1/3 from performance share units (each with three year ratable vesting), assuming target performance is achieved. This allocation was based primarily on a desire to balance risk and retention. The Compensation Committee also determined that this general mix of officer awards, would reward stock price appreciation as well as financial performance over both the short- and long-term.

For a more detailed description of the conclusions reached by management and our Compensation Committee with respect to our compensation programs and policies generally and risk, please see “Compensation Policies and Practices as They Relate to CONSOL Energy’s Risk Management” on page 46.

For the Chief Executive Officer, the Compensation Committee approved, and the independent members of the Board approved, maintaining a long-term incentive mix that is more performance-oriented (options and performance share units), and less time-based (restricted stock units). Accordingly, his target long-term incentive expected value in 2010 was derived 37.0% from stock options, 50.0% from performance share units and 13.0% from restricted stock units. The rationale for this mix was to link our Chief Executive Officer’s compensation more to performance-related equity (as opposed to time-based restricted stock units).

2010 Long-Term Incentive Compensation Awards

In February 2010, the Compensation Committee reviewed the mix of total long-term compensation described above for purposes of establishing each executive officer’s target long-term incentive value. The Compensation Committee, in coordination with our Chief Executive Officer, approved maintaining the same mix of restricted stock units, stock options and performance share units to be granted to our executive officers, other than the Chief Executive Officer. As discussed above, the Compensation Committee in 2010 decided to emphasize the long-term performance component of our executive officers’ 2010 total compensation in order to incentivize their contribution to the Corporation’s achievement of our long-term performance objectives and strategic plan.

In light of this decision, the Compensation Committee approved an increase from 2009 in the long-term incentive opportunity for each of our Chief Executive Officer, our President, our Chief Financial Officer, our Chief Legal Officer and our EVP – Business Advancement and Support Services of 24.2%, 9.8%, 14.2%, 67.4% and 20.7%, respectively. As a result, the Compensation Committee approved the following equity awards (in the dollar amounts shown below):

Named Executive	Stock Options	Restricted Stock Units	Performance Share Units (Target)	Total
Chief Executive Officer	$2,850,000	$1,000,000	$3,850,000	$7,700,000
President	$778,333	778,333	$778,333	$2,335,000
Chief Financial Officer	$466,667	$466,667	$466,667	$1,400,000
Chief Legal Officer	$240,750	$240,750	$240,750	$722,250
EVP – Business Advancement and Support Services	$168,667	$168,667	$168,667	$506,000

These 2010 long-term incentive opportunities were positioned between the 53rd and 88th percentiles of the Peer Group. Additional information regarding each of the equity grants and their terms and conditions is more fully described in “Understanding Our Summary Compensation and Grants of Plan-Based Awards Tables” on page 50.

The number of performance share units received by an individual is based on the closing market price of CONSOL Energy’s common stock on the grant date and the number of stock options received by an individual is based on the Corporation’s calculation of the Black-Scholes value for stock options on the grant date.

2011 Mix of Long-Term Incentive Compensation

In February 2011, the Compensation Committee in coordination with our Chief Executive Officer, approved maintaining the same mix of restricted stock units, options and performance share units to be granted to our executive officers, other than the Chief Executive Officer and President for the 2011 compensation year. With respect to our Chief Executive Officer, the Compensation Committee approved, and the independent members of the Board approved, maintaining a long-term incentive mix for 2011 that had more performance-oriented stock options and performance share units, and did not grant him time-based restricted stock units. Accordingly, our Chief Executive Officer’s target long-term incentive opportunity for 2011 is derived 16% from stock options and 84% from performance share units. In connection with the promotion of our Chief Operating Officer to President, the Compensation Committee determined to increase the portion of his long-term incentive compensation which is at-risk to further motivate achievement of performance goals with 25% in the form of stock options, 25% in the form of restricted stock units and 50% in the form of performance share units.

2011 Long-Term Incentive Compensation Awards

Consistent with its decisions in 2010, the Compensation Committee decided to place more emphasis on the long-term performance component of our executive officers’ 2010 total compensation in order to incentivize their contribution to the Corporation’s achievement of our long-term performance objectives and our strategic plan. Accordingly, the Compensation Committee approved increases to the long-term incentive opportunities (measured in dollars) for each of our Chief Executive Officer, President, Chief Financial Officer, Chief Legal Officer and EVP – Business Advancement and Support Services, ranging from 8.0% to 18.5%.

Options and Restricted Stock Units

The Compensation Committee has the authority to administer the Plan and make annual awards of non-qualified stock options and restricted stock units to our executive officers (along with associated dividend equivalent rights, which accrue and are ultimately paid in stock only if the underlying units vest). The Compensation Committee believes that our stock option and restricted stock unit awards promote the achievement by CONSOL Energy of short- and long-term performance objectives, while aligning our named executives’ interests with CONSOL Energy’s shareholders.

The stock option and restricted stock unit awards vest ratably over a three-year period to enhance our retention objectives. The stock option and restricted stock unit awards also provide that, upon a change in control, the unvested portion of the awards will vest. In the event of a potential change in control transaction, this provision will motivate executives to take actions that are in the best interests of CONSOL Energy and its shareholders and reduce the distraction regarding the impact of such a transaction on the personal situation of the executives.

Additionally, our award agreements contain confidentiality provisions, two-year non-competition and two-year non-solicitation provisions, which are designed to protect our business. If an executive violates these covenants, such person will automatically forfeit the award. See “CONSOL Energy Stock Options” on page 74 and “CONSOL Energy Restricted Stock Units” on page 76 for a more detailed description of the restrictive covenants in option and restricted stock unit awards and the effects of employment termination.

Payout Under the 2008 Long-Term Incentive Program (“LTIP”)

In February 2008, the Compensation Committee approved (and, in the case of our Chief Executive Officer, the independent members of the Board approved) the award of performance share units (along with associated dividend equivalent rights, which accrue and are ultimately paid in stock only if the underlying units vest) to our executive officers and other key employees, which awards had a performance period from January 1, 2008 to December 31, 2010. The vesting of these awards was conditioned on the achievement of the following criteria (each weighted equally) over the three-year performance period: first, total shareholder return (that is, stock price appreciation/depreciation plus the compounding effect of reinvested dividends) compared to the companies in a shareholder return peer group (as defined in the 2008 proxy); second, CONSOL Energy’s cumulative EBITDA for 2008-2010; and third, CONSOL Energy’s cumulative Net Income for 2008-2010. In accordance with the terms of the LTIP at the time the awards were established in 2008, EBITDA and Net Income calculations were adjusted for the impairment of intangible and tangible assets pursuant to Financial Accounting Standards Board Accounting Standards Codification 360 Property, Plant and Equipment (ASC 360) (formerly FAS 144), fluctuations in natural gas prices and expenses associated with reorganizations and restructurings.

If any of these goals was achieved, the maximum award would be subject to the Compensation Committee’s exercise of negative discretion, which discretion could include consideration of CONSOL Energy’s performance relative to total shareholder return to its peers during the period and EBITDA performance. The incorporation of “negative discretion” provides our Compensation Committee with the flexibility to reduce an award, after taking into account each executive’s performance and the performance of CONSOL Energy.

The applicable schedules follow:

OUTCOME RELATIVE TO PEER GROUP TOTAL SHAREHOLDER RETURN (2008-2010)
Level of Performance	Percentage Ranking in TSR	Percent of Performance Units Earned (Prior to Weighting)
Below Threshold	Below 25th percentile	0%
Threshold	25th percentile	25%
Target	50th percentile	100%
Outstanding	75th percentile and Above	200%

CUMULATIVE EBITDA (2008-2010)
Level of Performance	Absolute EBITDA	Percent of Performance Units Earned (Prior to Weighting)
Below Threshold	Below $3,200,191,000	0%
Threshold (80% of Target)	Equal to 3,200,191,000	50%
Target	Equal to $4,000,239,000*	100%
Outstanding (120% of Target)	Equal to or Greater than $4,800,286,800	200%

For the 2008-2010 performance period, the cumulative EBITDA hurdle ($2,000,119,500*) and cumulative Net Income hurdle ($868,493,500) were each achieved. As a result, the maximum awards were earned and the Compensation Committee applied negative discretion to the awards based on our total shareholder return, which was ranked at the 29th percentile, and our aggregate EBITDA (adjusted per the LTIP program terms), which was $4,172,410,327.* After performing an interpolation between the relevant levels of performance, it was determined that the total shareholder return metric was achieved at a 37.0% payout, and the EBITDA metric was achieved at a 121.6% payout. In accordance with the plan, it was then determined that the officers and other participating employees were eligible to receive the average of the total shareholder return and EBITDA payout percentages, or 79.3% of the targeted amount of their 2008 performance share units.

*	Please refer to “EBITDA Reconciliations” on page 44 for information on the calculation of the target EBITDA, the actual EBITDA and the LTIP adjusted EBITDA for 2008-2010.

As a result of the above performance, the performance share units were settled as follows:

Named Executive	Performance Share Units Granted in February 2008 (including Subsequent Dividends)	Shares of Common Stock (Earned Performance Share Units)
Chief Executive Officer	34,131	27,066
President	-	-
Chief Financial Officer	5,245	4,160
Chief Legal Officer	1,745	1,384
EVP – Business Advancement and Support Services	1,525	1,210

Additional information regarding the 2008 LTIP is included in the CONSOL Energy proxy statement filed on March 23, 2009.

Awards Issued Under the 2010 LTIP

In February 2010, the Compensation Committee approved (and the independent members of the Board with respect to the Chief Executive Officer approved) performance share unit awards (along with associated dividend equivalent rights, which accrue and are ultimately paid in stock only if the underlying units vest) for each of our executive officers for the performance period of January 1, 2010 through December 31, 2012. The 2010 LTIP provides that each executive officer’s maximum award will be eligible for potential vesting if a threshold level of performance is achieved for any one of the following three performance goals: (i) total shareholder return relative to CONSOL Energy’s peers that meets or exceeds the 25th percentile, (ii) cumulative EBITDA for the period, or (iii) cumulative Net Income for the period. If any of these goals is achieved, maximum awards will be subject to Compensation Committee discretion to reduce the awards by exercising negative discretion, which negative discretion may include consideration of CONSOL Energy’s performance relative to (x) total shareholder return compared to its peers and (y) EBITDA results, each measured during the period. The incorporation of “negative discretion” provides the Compensation Committee with the flexibility to reduce an award, after taking into account each executive officer’s performance and the performance of CONSOL Energy.

The target information for our total shareholder return performance metric is as follows:

OUTCOME RELATIVE TO PEER GROUP TOTAL SHAREHOLDER RETURN (2010-2012)
Level of Performance	Percentage Ranking in TSR	Percent of Performance Units Earned (Prior to Weighting)
Below Threshold	Below 25th percentile	0%
Threshold	25th percentile	25%
Target	50th percentile	100%
Outstanding	75th percentile and Above	200%

The target information for our EBITDA performance metric is as follows:

CUMULATIVE EBITDA (2010-2012)
Level of Performance	Absolute EBITDA	Percent of Performance Units Earned (Prior to Weighting)
Below Threshold	*	0%
Threshold (80% of Target)	*	50%
Target	*	100%
Outstanding (120% of Target)	*	200%

*

The Compensation Committee determined that the EBITDA and Net Income target numbers for 2011 and 2012 constitute confidential information. When EBITDA and Net Income goals were established, the Compensation Committee believed that they were challenging, yet achievable target levels based upon a review of CONSOL Energy’s performance in the prior three-

year period and its business goals and objectives for the performance period covering 2010-2012. The target goals will be disclosed in the 2013 proxy once the performance cycle has been completed and earned awards are reported.

The performance share unit award agreements include a change in control provision, which provides that in the event of a change in control of CONSOL Energy, the units will accelerate and vest at target. In the event of a potential change in control transaction, this provision will motivate executives to take actions that are in the best interests of CONSOL Energy and its shareholders and reduce the distraction regarding the impact of such a transaction on the personal situation of the executives.

The Shareholder Return Peer Group (as referenced above) is comprised of the following 28 companies:

Alliance Resource Partners, L.P.	International Coal Group Inc.
Alpha Natural Resources, Inc.	James River Coal Company
Anadarko Petroleum Corporation	Massey Energy Company
Apache Corporation	Newfield Exploration Company
Arch Coal Inc.	Nexen Inc.
Cabot Oil & Gas Corporation	Noble Energy Inc.
Callon Petroleum Co/DE	Peabody Energy Corporation
Chesapeake Energy Corporation	Penn Virginia Corporation
Cimarex Energy Co.	Pioneer Natural Resources Company
Comstock Resources Inc.	Rio Tinto Group (GBR) – ADR
Denbury Resources Inc.	St. Mary Land & Explor Company
Devon Energy Corporation	Stone Energy Corporation
Encana Corporation	Ultra Petroleum Corporation
EOG Resources, Inc.	Westmoreland Coal Company

*	In the event a Peer Group company ceases to exist during the performance period, such Peer Group company shall be excluded from the calculation of Total Shareholder Return; provided, however, that any Peer Group company that is liquidated and/or files for Chapter 11 reorganization would not be deemed excluded, but rather would automatically be deemed to be in “last place” for purposes of calculating Total Shareholder Return.

For purposes of measuring total shareholder return, the Compensation Committee selected the above group of 28 energy companies with which we compete for capital in the market. How well CONSOL Energy performs in that competition is measured by our respective total shareholder return. The Compensation Committee believes that from an investor’s perspective these companies are similar to CONSOL Energy. Unlike the 14-company Peer Group used to benchmark pay levels, this peer group was not selected based on company size, and represents a broader mix of energy companies.

2011 LTIP

In February 2011, the Compensation Committee approved (and the independent members of the Board with respect to the Chief Executive Officer approved) new performance share unit awards for each of our executive officers. The program is structured substantially similar to the 2010 LTIP and covers the performance period of January 1, 2011 through December 31, 2013. The only differences are: (i) replacing the EBITDA performance metric with an average return on capital employed performance metric, and (ii) adding a safety modifier whereby the total units earned could increase or decrease by as much as 25%, depending on the percentage of locations without recordable incidents (also known as “at zero”) and the potential severity of incidents incurred, in each case for the three-year performance period. As a result of the transformational $3.475 billion Dominion Acquisition that closed in 2010, the Board placed more emphasis on the Finance goal for 2011 to include a focus on return on capital (as referenced above).

Nonqualified Performance Stock Option Awards Under The Transaction Incentive Plan

In June 2010, the Corporation adopted a transaction incentive plan (the “Transaction Incentive Plan”) to incent management to achieve the gas production and cost goals in connection with the Dominion Acquisition, which the Corporation considers to have been a transformational opportunity. Pursuant to the terms of the Transaction Incentive Plan, the Compensation Committee granted nonqualified performance stock options (the “Performance Options”) under the Plan to certain executive officers and key employees of the Corporation, who the Compensation

Committee deemed to be instrumental in the successful integration and development of the Dominion assets, which were acquired on April 30, 2010 for $3.47 billion. Among others, Messrs. Harvey, DeIuliis, Lyons, Richey and King each received Performance Options. The exercise price of the options was set at a dollar amount twelve-percent (12%) higher than the Corporation’s closing stock price on the date the Performance Options were granted, so as to ensure that the Corporation’s shareholders were rewarded before the Performance Option recipients. For a description of the additional terms of the Performance Options, see “Understanding Our Summary Compensation And Grants Of Plan-Based Awards Tables.”

The terms of the award agreements provide that, subject to a Participant’s continuous employment with the Corporation and the Corporation’s achievement of certain gas production goals and cost goals (the “Annual Performance Goals”), which shall be equally weighted and mutually exclusive, related to the Corporation’s wholly-owned subsidiary, CNX Gas, in each of the fiscal years ending December 31, 2010, 2011, 2012 and 2013, respectively (each a “Performance Period”), up to twenty-five percent (25%) of the Performance Options may vest and become exercisable with respect to each such Performance Period, as provided in the award agreement, on such date as the Compensation Committee certifies that the applicable Annual Performance Goals with respect to such Performance Period and other material terms of the award agreements have been satisfied.

At its meeting on February 10, 2011, the Compensation Committee determined that the applicable annual performance goals and other material terms of the Performance Options had been satisfied with respect to the six month performance period beginning on July 1, 2010 and ending on December 31, 2010 (the “2010 Performance Period”). The Gas Production Goal (upon which 50% of the vesting of the Performance Option is based) was 70 Bcf for the 2010 Performance Period and was achieved at 72 Bcf. The Gas Cost Goal (upon which 50% of the vesting of the Performance Option is based) was $3.68/Mcf for the 2010 Performance Period and was achieved at $3.67/Mcf. The Compensation Committee therefore approved the vesting of 25% of the shares underlying each recipient’s Performance Option award, and accordingly, 25% of each recipient’s Performance Option award became exercisable as of February 10, 2011. The following table represents the Performance Options that were originally granted, and the portion that vested for purposes of the 2010 Performance Period:

Name	Shares Underlying Performance Option Awards Granted on June 15, 2010	Percentage of Performance Option Awards that Vested (Period through December 31, 2010)	2010 Vested Performance Option Shares
J. Brett Harvey	243,273	25%	60,818
Nicholas J. DeIuliis	152,046	25%	38,011
William J. Lyons	97,309	25%	24,327
P. Jerome Richey	60,819	25%	15,204
Robert P. King	66,900	25%	16,725

Stock Ownership Guidelines for Executives

The stock ownership guidelines provide that all employees designated as officers for purposes of the policy should own shares of the Corporation’s stock, the value of which is a multiple of that employee’s base salary. Shares issuable upon the exercise of options under the Transaction Incentive Plan or settlement of performance share units held by an individual are not counted for purposes of determining whether an individual has satisfied the ownership guideline requirement. In connection with granting Performance Options, the Compensation Committee increased the stock ownership guidelines as follows:

Named Executive	Original Multiple of Base Salary	Increased Multiple of Base Salary
Chief Executive Officer	5.0	5.5
President	3.0	3.5
Chief Financial Officer	3.0	3.5
Chief Legal Officer	2.0	2.5
EVP – Business Advancement and Support Services	2.0	2.5

Our stock ownership guidelines were implemented by the Compensation Committee in order to further align our executive officers’ interests with those of our shareholders and to comply with best practices. CONSOL Energy reviews compliance with the stock ownership guidelines annually. As of February 2011, all of our named executives had satisfied their stock ownership guidelines.

4.	Post Employment Benefits

Employment and Letter Agreements

We previously entered into an employment agreement with our Chief Executive Officer and into a letter agreement with our Chief Legal Officer. CONSOL Energy entered into each of these agreements for purposes of attracting the particular executive to CONSOL Energy. In the case of our Chief Executive Officer’s most recent employment agreement, the Compensation Committee believed that such an agreement was necessary for purposes of maintaining consistency with market and past practice and retaining our Chief Executive Officer. For a description of the additional terms of each of these agreements, see “Understanding our Summary Compensation and Grants of Plan-Based Awards Tables” on page 50 and “Understanding Our Change in Control and Employment Termination Tables” on page 69.

Change in Control Agreements

We previously entered into change in control agreements with each of our executive officers (which we refer to as “CIC Agreements”). The Compensation Committee believes that the CIC Agreements will motivate executives to take actions that are in the best interests of CONSOL Energy and its shareholders and reduce the distraction regarding the impact of such a transaction on the personal situation of the executives. Under the CIC Agreements, each executive officer will receive severance benefits if such person’s employment is terminated or constructively terminated after, or in connection with, a change in control (as defined in the respective CIC Agreements) if such executive officer enters into a general release of claims reasonably satisfactory to us. Under these circumstances, these executive officers would be entitled to receive a lump sum cash payment equal to a multiple of base pay plus a multiple of incentive pay (as defined in their respective CIC Agreements) as follows:

Named Executive	Multiple of Base Salary and Incentive Pay
Chief Executive Officer	3.0
President	2.5
Chief Financial Officer	2.5
Chief Legal Officer	2.0
EVP – Business Advancement and Support Services	2.0

Additionally, benefits would be continued for two to three years and the vesting of equity grants would accelerate. To protect our business interests, the CIC Agreements also contain confidentiality obligations, a one-year non-competition covenant and a two-year non-solicitation covenant. Additional terms of these agreements are more fully described in “Understanding Our Change in Control and Employment Termination Tables” on page 69.

Change in Control Tax Gross-Up

In connection with the Compensation Committee’s objective to provide compensation opportunities that will attract and retain superior executive personnel who will make significant contributions to CONSOL Energy, our CIC agreements that were entered into several years ago provide for tax gross-ups in the event of a change in control. If it is determined that any payment or distribution by CONSOL Energy or CNX Gas (in the case of its President) to or for the disqualified person’s benefit would constitute an “excess parachute payment,” CONSOL Energy or CNX Gas (in the case of its President) will pay to the disqualified person a gross-up payment, subject to certain limitations, such that the net amount retained by the disqualified person after deduction of any excise tax imposed under Section 4999, and any tax imposed upon the gross-up payment, will be equal to the excise tax on such payments or distributions. In connection with incorporating gross-up provisions in the CIC agreements, the Compensation Committee determined that such gross-up payments were consistent with general market practice at the time these agreements were entered into and ensured that each executive received the intended level of severance benefits, unencumbered by the 20% excise tax. In 2010, CONSOL Energy did not enter into any new agreements or amend any existing agreements, to provide for the gross-ups described above.

Other Post-Employment Benefits

CONSOL Energy also maintains retirement benefit plans which are intended to attract and retain key talent including a supplemental executive retirement plan. These retirement plans are more fully described in “Understanding Our Pension Benefits Table” on page 58.

5.	Perquisites

We provide our executive officers and other senior officers with perquisites that we believe are reasonable, competitive and consistent with CONSOL Energy’s compensation program. Our principal perquisite programs primarily include the personal use of the corporate aircraft in accordance with the terms and conditions of the Aircraft Policy, country club memberships, financial planning assistance, and a vehicle allowance. These programs are more fully described in the footnotes to the Summary Compensation Table and “Understanding Our Summary Compensation and Grants of Plan-Based Awards Tables” on page 50. In early 2009, management and our Board collectively decided to eliminate tax gross-ups on Corporation-provided perquisite programs for our executive officers.

Mix of Total Compensation

The Compensation Committee analyzed the mix of salary, short-term incentive compensation and long-term compensation for purposes of setting 2010 compensation.

2010 TARGETED PAY MIX
Named Executive	Base Salary	Annual Incentive Compensation Awards*	Long-Term Incentive Compensation**	Total At-Risk Compensation (Short- Term Incentive Compensation,* Options and Performance Share Units**)
Chief Executive Officer	10.6%	14.9%	74.5%	79.7%
President	17.7%	17.7%	64.6%	60.8%
Chief Financial Officer	23.3%	16.3%	60.4%	56.6%
Chief Legal Officer	30.3%	18.2%	51.5%	52.5%
EVP – Business Advancement and Support Services	34.5%	20.7%	44.8%	50.6%

*	For purposes of the short-term incentive compensation awards, assumes target payout.
**	For purposes of the performance share unit awards, assumes target payout.

As illustrated in the chart above, approximately 80% of the Chief Executive Officer’s and approximately 50-61% of our other named executives’ 2010 target total direct compensation is “at risk” and based on the achievement of short-term and long-term financial and business objectives, while approximately 45% or more of the named executives’ total direct compensation is granted in the form of long-term incentives. We believe that this balance of fixed and variable compensation is consistent with the Corporation’s executive compensation philosophy, maintains a strong link between our named executives’ compensation and the Corporation’s performance and motivates executives to deliver strong business performance and to create shareholder value.

EBITDA Reconciliations

We define EBITDA as earnings before deducting net interest expense (interest expense less interest income), income taxes and depreciation, depletion and amortization.

Reconciliations for the 2010 Performance Period

•

Target EBITDA (2010). Our target EBITDA for the 2010 performance period of $1,129,538,000 was calculated as follows: Net Income ($410,191,000), plus net interest expense ($37,826,000), plus income taxes ($184,566,000), plus DD&A ($496,955,000).

•

Actual EBITDA (2010). For information on the calculation of our actual EBITDA for 2010 of $1,221,121,000, please refer to Part II, Item 6 (page 63) of the CONSOL Energy Form 10-K filed on February 10, 2011.

•

Short-Term Plan Adjusted EBITDA (2010). Pursuant to the Short-Term Plan for the 2010 performance period, certain specified adjustments can be made to the final EBITDA calculation. Accordingly, the actual EBITDA for the 2010 performance period was increased from $1,221,121,000 (as referred to immediately above) to $1,222,934,000. This $1,813,000 increase was attributable to the following program permitted adjustments: intangible and tangible impairments pursuant to ASC 360.

Reconciliations for the 2008-10 Performance Period

•

Target EBITDA (2008-10). Our target EBITDA for the 2008-10 performance period of $4,000,239,000 was calculated as follows: Net Income ($1,736,987,000), plus net interest ($45,284,000), plus income taxes ($819,052,000), plus DD&A ($1,398,916,000).

•

Actual EBITDA (2008-10). For information on the calculation of our actual EBITDA for 2008-10 of $3,520,253,000, please refer to Part II, Item 6 (page 63) of the CONSOL Energy Form 10-K filed on February 10, 2011.

•

LTIP Adjusted EBITDA (2008-10). Pursuant to the LTIP program document for the 2008-10 performance period, certain specified adjustments can be made to the final EBITDA calculation. Accordingly, the actual EBITDA for the 2008-10 performance period was increased from $3,520,253,000 (as referred to immediately above) to $3,946,867,327 for the performance threshold and $4,172,410,327 for the payout measure. These increases of $426,614,327 and $652,157,327 for the performance threshold and the payout measure, respectively, were attributable to the following program permitted adjustments: (i) fluctuations in natural gas prices, (ii) expenses associated with reorganizations, and (iii) intangible and tangible impairments pursuant to ASC 360 , and with respect the payout measure, additional adjustments were made for extraordinary/unusual items.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis set forth above with CONSOL Energy’s management and, based upon such review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement. The Compensation Committee’s charter is available on our website at www.consolenergy.com.

Members of the Compensation Committee:

              William P. Powell, Chairman

              Philip W. Baxter

              John T. Mills

              Joseph T. Williams

March 24, 2011

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of CONSOL Energy under the Securities Act of 1933 or the Exchange Act, except to the extent that the Corporation specifically incorporates the Report by reference therein.

COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO CONSOL ENERGY’S RISK

MANAGEMENT

Our compensation program is designed to motivate and reward our employees and executive officers for their performance during the fiscal year and over the long-term and for taking appropriate business risks.

In 2010, the Board requested that the Compensation Committee work with management to assess the Corporation’s risks, if any, associated with our compensation policies and practices. Accordingly, several members of our management team conducted an assessment of the risks arising from our compensation policies and practices. The team reviewed and discussed the design features, characteristics, performance metrics and approval mechanisms for all of our various compensation components, to determine whether any of our compensation policies or programs could create risks that would be reasonably likely to have a material adverse effect on the Corporation. The assessment was reviewed by our Internal Auditors and Human Resources Department. Based on this review, management, the Compensation Committee and the full Board identified the following risk mitigating components, which, in their opinion, would be likely to reduce incentives for excessive risk taking and mitigate any incentives to maximize short-term results at the expense of long-term value:

•	Balanced Pay Mix: The target compensation mix is heavily weighted towards long-term incentive compensation.

•

Mix of Performance Metrics: We do not rely on a single performance metric to determine payouts for performance-based awards. Instead, performance targets are tied to a variety of financial metrics, including Safety, EBITDA, Net Income and TSR. Performance-based awards are also based, in part, on the achievement of strategic and operational objectives in addition to financial metrics.

•

Calculation and Verification of Performance: Controls are in place to ensure accuracy of calculations as to actual performance against metrics. In cases where management determines performance scores, the Compensation Committee (and the independent members of the Board with respect to Mr. Harvey) generally reviews and makes judgments regarding these determinations.

•

Negative Discretion: The Compensation Committee has discretion to reduce performance-based awards when it determines such adjustments would be appropriate based on the Corporation’s and the employees’ performance.

•

Cap on Incentive Payouts: Our incentive programs use financial measures with sliding scales, with amounts interpolated for awards between $0, target and maximum. Payouts are capped at 200% of the target award to protect against excessive payouts.

•	Performance Period and Vesting Schedules: The performance period and vesting schedules for long-term incentives overlap and, therefore, reduce the motivation to maximize performance in any one period.

•

Stock Ownership Guidelines: As it relates to our executives, this policy requires our Chief Executive Officer to own equity in the Corporation of five and one-half times his salary and other executive officers to own equity of two and one-half to three and one-half times their salary, and to retain this level of ownership throughout their tenure with us.

Based on its review of the Corporation’s internal controls and the risk mitigating components of the Corporation’s compensation programs identified in the management team’s risk assessment, together with the assistance of its outside compensation consultant, it was determined that the Corporation’s compensation policies and practices do not encourage our executives or our other non-executive employees to take excessive risks that are reasonably likely to have a material adverse effect on the Corporation.

SUMMARY COMPENSATION TABLE - 2010, 2009 AND 2008

The following table discloses the compensation for Mr. Harvey, the principal executive officer of CONSOL Energy, William J. Lyons, the principal financial officer of CONSOL Energy, and the other three most highly compensated executive officers of CONSOL Energy who were serving as executive officers at the fiscal year ended December 31, 2010, whose total annual compensation (excluding items described in the column entitled “Change in Pension Value and Nonqualified Deferred Compensation Earnings”) exceeded $100,000.

Name and Principal Position (a)	Year (b)	Salary (c)	Stock Awards(1) (d)		Option Awards(2) (e)	Non-Equity Incentive Plan Compensation(3) (f)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) (g)	All Other Compensation (h)(5)		Total (i)
J. Brett Harvey(6)	2010	$1,086,154	$5,802,288	(7)	$6,850,000	$2,750,000	$3,527,334	$142,045	(8)	$20,157,821
CEO	2009	$1,038,462	$4,220,646		$3,000,000	$2,262,000	$3,100,964	$128,854		$13,750,926
	2008	$1,000,000	$4,222,659		$2,600,000	$1,832,400	$1,825,480	$171,307		$11,651,846
William J. Lyons	2010	$536,012	$1,044,692	(9)	$2,066,667	$675,000	$1,133,090	$43,003	(10)	$5,498,464
EVP & CFO	2009	$525,342	$951,404		$424,986	$620,000	$1,305,681	$41,997		$3,869,410
	2008	$477,404	$895,809		$400,000	$550,000	$732,849	$45,023		$3,101,085
Nicholas J. DeIuliis	2010	$634,462	$1,742,416	(11)	$3,278,333	$1,200,000	$818,576	$73,763	(12)	$7,747,550
President	2009	$621,077	$1,526,036		$681,666	$1,050,000	$1,249,608	$62,957		$5,191,344
	2008	$546,154	$2,079,983		$-	$1,106,000	$22,663	$59,915		$3,814,715
P. Jerome Richey	2010	$421,926	$538,926	(13)	$1,240,750	$446,000	$373,965	$39,451	(14)	$3,061,018
EVP – Corporate Affairs,	2009	$414,258	$322,031		$143,840	$420,000	$206,778	$38,739		$1,545,646
CLO & Secretary	2008	$376,885	$298,570		$133,333	$350,000	$148,738	$39,442		$1,346,968
Robert P. King	2010	$386,954	$377,584	(15)	$1,268,667	$418,000	$211,488	$45,581	(16)	$2,708,274
EVP – Business Advancement and Support Services	2009	$373,662	$312,809		$139,733	$390,000	$142,134	$42,361		$1,400,699

(1)	The values set forth in this column reflect awards of restricted stock units and/or performance share units, and are based on the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 (disregarding the impact of estimated forfeitures related to service-based vesting conditions). For restricted stock units and performance share units, the grant date fair value is computed based upon the closing price of CONSOL Energy’s stock on the date of grant, except that for performance share units, there is an adjustment based on management’s estimate of the probability that the performance conditions required for vesting will be achieved. The values do not correspond to the actual value that will be recognized by the named executives.

(2)	The values set forth in this column reflect stock option awards and are based on the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 (disregarding the impact of estimated forfeitures related to service-based vesting conditions). A discussion of the relevant assumptions made in the valuation of these awards is stated in the financial statements included in CONSOL Energy’s applicable Form 10-Ks (Note 18 in the 2010 Form 10-K for the 2010 awards, Note 18 in the 2009 Form 10-K for the 2009 awards, and Note 18 in the 2008 Form 10-K for the 2008 awards). The values do not correspond to the actual value that will be recognized by the named executives.

(3)	Includes cash bonuses earned in the applicable year under the CONSOL Energy Short-Term Incentive Compensation Plan. The relevant performance measures underlying the cash awards were satisfied in the applicable annual performance period.

(4)	Amounts reflect the actuarial increase in the present value of the named executive’s benefits under the CONSOL Energy Employee Retirement Plan, the CONSOL Energy Retirement Restoration Plan and the CONSOL Energy Supplemental Retirement Plan. The increase includes amounts which the named executive may not be entitled to receive such as unvested amounts. These amounts were determined using the interest rate and mortality assumptions set forth in the financial statements of CONSOL Energy’s applicable Form 10-Ks (Note 15 in the 2010 Form 10-K for the 2010 amount, Note 15 in the 2009 Form 10-K for the 2009 amount, and Note 15 in the 2008 10-K for the 2008 amount).

(5)	On April 6, 2009, CONSOL Energy filed a Form 8-K stating that it would no longer provide tax gross-ups to its officers, as defined under Section 16 of the Exchange Act, in connection with company-maintained perquisite programs.

(6)	Mr. Harvey did not receive any compensation from CONSOL Energy or CNX Gas in connection with his service as a director on either of their respective boards of directors.

(7)	With respect to Mr. Harvey’s LTIP award for 2010, the maximum payout would be $7,700,000. This value does not correspond to the actual value that will be recognized by Mr. Harvey.

(8)	Mr. Harvey’s personal benefits for 2010 include: an annual vehicle allowance, annual physical exam, country club membership, luncheon and city club dues, and financial planning. The total in column (h) also includes $14,700 in matching contributions made by CONSOL Energy under its 401(k) plan and $66,511 for air travel on the Corporation’s airplane. The aggregate incremental cost of Mr. Harvey’s personal use of the corporate aircraft is determined on a per flight basis and includes the cost of fuel used, the cost of onboard catering, landing fees, trip related hangar and parking costs, crew expenses (including hotel lodging and meals) and other variable costs specifically incurred. On occasion, Mr. Harvey had one or more family members accompany him on the airplane. Mr. Harvey has also used administrative and other staff for personal matters, for which there has been no additional incremental cost to the Corporation.

(9)	With respect to Mr. Lyons’ LTIP award for 2010, the maximum payout would be $933,334. This value does not correspond to the actual value that will be recognized by Mr. Lyons.

(10)	Mr. Lyons’ personal benefits for 2010 include: an annual vehicle allowance, annual physical exam, country club membership, and financial planning. The total in column (h) also includes $14,700 in matching contributions made by CONSOL Energy under its 401(k) plan.

(11)	With respect to Mr. DeIuliis’ LTIP award for 2010, the maximum payout would be $1,556,666. This value does not correspond to the actual value that will be recognized by Mr. DeIuliis.

(12)	Mr. DeIuliis’ personal benefits for 2010 include: an annual vehicle allowance, annual physical exam, country club membership, financial planning and air travel on the Corporation’s plane. The total in column (h) also includes $14,700 in matching contributions paid by CONSOL Energy’s 401(k) plan. On occasion, Mr. DeIuliis had one or more family members accompany him on the plane.

(13)	With respect to Mr. Richey’s LTIP award for 2010, the maximum payout would be $481,500. This value does not correspond to the actual value that will be recognized by Mr. Richey.

(14)	Mr. Richey’s personal benefits for 2010 include: an annual vehicle allowance, financial planning and air travel on the Corporation’s plane. The total in column (h) also includes $14,700 in matching contributions made by CONSOL Energy under its 401(k) plan. On occasion, Mr. Richey had one family member accompany him on the plane.

(15)	With respect to Mr. King’s LTIP award for 2010, the maximum payout would be $337,334. This value does not correspond to the actual value that will be recognized by Mr. King.

(16)	Mr. King’s personal benefits for 2010 include: an annual vehicle allowance, annual physical exam, country club membership and financial planning. The total in column (h) also includes $14,700 in matching contributions made by CONSOL Energy under its 401(k) plan.

GRANTS OF PLAN-BASED AWARDS - 2010

The following table sets forth each grant of an award made to a named executive in the 2010 fiscal year under plans established by CONSOL Energy.

Name (a)	Grant Date(4) (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (STIC Awards)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (LTIP and Performance Options)(2)			All Other Stock Awards: Number of Shares of Stock or Units (RSUs)(3) (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (Target)(5) ($) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
J. Brett Harvey	2/19/10	-	-	-	-	-	-	20,036	-	-	1,000,000
	2/19/10	-	-	-	-	-	-	-	132,373	49.91	2,850,000
	2/19/10	-	-	-	38,570	77,139	154,278	-	-	-	3,850,000
	6/15/10	-	-	-	-	243,273	-	-	-	45.05	4,000,000
	-	539,000	1,540,000	3,080,000	-	-	-	-	-	-	-
William J. Lyons	2/16/10	-	-	-	-	-	-	9,241	-	-	466,667
	2/16/10	-	-	-	-	-	-	-	21,338	50.50	466,667
	2/16/10	-	-	-	4,621	9,241	18,482	-	-	-	466,667
	6/15/10	-	-	-	-	97,309	-	-	-	45.05	1,600,000
	-	132,300	378,000	756,000	-	-	-	-	-	-	-
Nicholas J. DeIuliis	2/16/10	-	-	-	-	-	-	15,413	-	-	778,333
	2/16/10	-	-	-	-	-	-	-	35,589	50.50	778,333
	2/16/10	-	-	-	7,707	15,413	30,826	-	-	-	778,333
	6/15/10	-	-	-	-	152,046	-	-	-	45.05	2,500,000
	-	224,000	640,000	1,280,000	-	-	-	-	-	-	-
P. Jerome Richey	2/16/10	-	-	-	-	-	-	4,767	-	-	240,750
	2/16/10	-	-	-	-	-	-	-	11,008	50.50	240,750
	2/16/10	-	-	-	2,384	4,767	9,534	-	-	-	240,750
	6/15/10	-	-	-	-	60,819	-	-	-	45.05	1,000,000
	-	89,250	255,000	510,000	-	-	-	-	-	-	-
Robert P. King	2/16/10	-	-	-	-	-	-	3,340	-	-	168,667
	2/16/10	-	-	-	-	-	-	-	7,712	50.50	168,667
	2/16/10	-	-	-	1,670	3,340	6,680	-	-	-	168,667
	6/15/10	-	-	-	-	66,900	-	-	-	45.05	1,100,000
	-	81,900	234,000	468,000	-	-	-	-	-	-	-

(1)	Payments were made pursuant to the CONSOL Energy Short-Term Incentive Compensation Plan under the Executive Annual Incentive Plan.

(2)	These columns report the number of performance share units that may be earned pursuant to the awards granted under the CONSOL Energy 2010 Long-Term Incentive Program under the Plan. The amounts reflect threshold (50%), target (100%), and maximum (200%) performance levels. Column (g) reflects the number of performance-based options granted to the named executives, and which option awards do not have threshold and maximum levels.

(3)	Each of the restricted stock unit awards included in this column have associated dividend equivalent rights and were granted under the Plan.

(4)	Grants were made under the Plan.

(5)	The values set forth in this column reflect awards of restricted stock units, performance share units and/or options (time and performance-based), and are based on the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718 (disregarding the impact of estimated forfeitures related to service-based vesting conditions).

•

For restricted stock units and performance share units, the grant date fair value is computed based upon the closing price of CONSOL Energy’s stock on the date of grant. The values do not correspond to the actual values that will be recognized by the named executives.

•

For stock options, a discussion of the relevant assumptions made in the valuation of these awards is stated in Note 18 of the financial statements included in CONSOL Energy’s Form 10-K for the year ended December 31, 2010. The values do not correspond to the actual values that will be recognized by the named executives.

UNDERSTANDING OUR SUMMARY COMPENSATION AND GRANTS OF PLAN-BASED AWARDS TABLES

Executive Summary of CONSOL Energy Plans and Agreements with Named Executives

In addition to their base salary, our executive officers receive a mix of at-risk compensation, both short- and long-term, for their services. Pursuant to various plans which have been adopted by the Corporation, our executive officers are eligible to receive annual cash incentive awards based on the achievement of certain performance targets, stock options, restricted stock units and performance share units. Executive officers are also entitled to use of the Corporation’s owned and chartered aircraft, pursuant to certain terms and conditions set forth below. Each of these elements of compensation and the plans under which they are awarded are discussed below in greater detail.

Certain of our executive officers have executed agreements with the Corporation or its subsidiary, CNX Gas, entitling them to additional benefits aside from those available under our various plans. The following is a list of agreements relating to the compensation arrangements between the Corporation or CNX Gas and those individuals (each of which are discussed below in greater detail):

•	Employment Agreement with our Chief Executive Officer;

•	Letter Agreement with our Chief Legal Officer; and

•	Time Sharing Agreement with our Chief Executive Officer.

Employment Agreement with our Chief Executive Officer

Mr. Harvey entered into an employment agreement with CONSOL Energy on June 3, 2005. The employment agreement was amended and restated on December 2, 2008. The following is a description of the Employment Agreement, as amended and restated (the “Employment Agreement”).

The current term of the Employment Agreement ends on June 3, 2011, unless sooner terminated, and is automatically extended for additional one year terms thereafter, unless not later than ninety (90) days immediately preceding such anniversary, the Corporation or Mr. Harvey shall have given written notice to the other that it does not wish to extend the Employment Agreement. Under his current employment agreement, Mr. Harvey is entitled to receive an annual base salary of $1,000,000. The Employment Agreement further provides that Mr. Harvey is eligible to participate in an annual bonus plan on terms established from time to time by the Board. His annual target bonus under that plan will not be less than 100% of his then current base salary. During the term of the Employment Agreement, Mr. Harvey is also eligible to participate in any Corporation long-term incentive plan, and in all employee benefit and fringe benefit plans and arrangements made available by the Corporation to its executives and key management employees upon the terms and subject to the conditions set forth in the applicable plan or arrangement.

The Employment Agreement provides, among other matters, that if our Chief Executive Officer resigns for “good reason” (as defined in the Employment Agreement) or is terminated without “cause” (as defined in the Employment Agreement) and in each such case has delivered a signed release of claims reasonably satisfactory to the Corporation to the Corporation’s General Counsel within thirty (30) days of the date of his termination and not revoked such release within the seven-day revocation period provided for in such release, he is entitled to receive, among other severance payments and benefits, an amount equal to two times his then current base salary and two times the target annual bonus amount (subject to his compliance with the confidentiality, non-competition and non-solicitation restrictions set forth in the Employment Agreement). The confidentiality provisions survive the termination of his employment with us and the non-competition and non-solicitation provisions survive for a period of two years following the termination of his employment.

Additionally, the Employment Agreement provides our Chief Executive Officer with service credit for eleven additional years of service under the CONSOL Energy Employee Retirement Plan and our retiree medical plan, which benefits represent his years of service at PacifiCorp Energy Inc. and its affiliates; provided, however, that if this credit cannot be provided under the CONSOL Energy Employee Retirement Plan, CONSOL Energy will provide these benefits under a supplemental retirement plan. The amount of unreduced retirement benefits payable to Mr. Harvey (i.e., amount owed to him at normal retirement age) from PacifiCorp Energy Inc. will be deducted from benefits paid by the Corporation to Mr. Harvey under the CONSOL Energy Retirement Restoration Plan or the CONSOL Energy Supplemental Retirement Plan, as applicable. Credited service was negotiated and agreed to with our Chief Executive Officer in 1997, as an inducement for him to leave PacifiCorp Energy Inc. and join our Corporation as its Chief Executive Officer and was re-affirmed in his original employment agreement.

For more information regarding Mr. Harvey’s Employment Agreement, see “Understanding our Change in Control and Employment Termination Tables” on page 69.

Letter Agreement with our Chief Legal Officer

Mr. Richey’s letter agreement provides for the following:

•	an annual base salary of $280,000;

•	an annual incentive compensation opportunity to earn up to 50% of his annual base salary;

•	participation in the Corporation’s Plan with an initial equity grant equal in fair market value to $300,000 on the grant date in the form of stock options and restricted stock units;

•	one year’s severance pay, in addition to all salary, compensation and benefits due; and

•	other benefits including a vehicle allowance and five weeks paid vacation per year.

CONSOL Energy Short-Term Incentive Compensation Plan

To be eligible to receive an annual award under the Short-Term Incentive Compensation Plan, a named executive must be an active, full-time employee on December 31 of the year in which the award was granted, have worked for at least three months of that same year and be an active employee on the date the annual award is paid out unless the named executive is an early, normal, or incapacity retiree in which case the named executive must only be an active, full-time employee on December 31 of the year in which the award was granted. For more information on the Short-Term Incentive Compensation Plan, see “Compensation Discussion and Analysis” on page 34.

Stock Options Awarded under the CONSOL Energy Equity Incentive Plan

Time-Based Options

Our Plan permits the granting of options, both incentive stock options and non-qualified stock options, to purchase shares of CONSOL Energy common stock. Our Compensation Committee establishes the exercise price at the time each option is granted. The Plan provides that the option exercise price for each share covered by an option, including incentive and non-qualified options, must equal or exceed the fair market value of a share of CONSOL Energy common stock on the date the option is granted, and that the term of the option may not exceed ten years from the grant date. Accordingly, options are intended to be excepted from coverage under Section 409A of the Code.

The exercise price of options granted under the Plan may be paid for (i) by cash, or its equivalent, (ii) by exchanging shares of CONSOL Energy common stock (which are not the subject of any pledge or other security interest) with a fair market value on the exercise date equal to the aggregate exercise price of the options, or (iii) by having shares with a fair market value on the exercise date equal to the aggregate exercise price (or any portion thereof) withheld by CONSOL Energy or sold by a broker-dealer.

Our Plan also provides that the Compensation Committee may provide in an award agreement for the automatic grant of a restoration option to a participant who delivers shares in payment of the exercise price of any option granted under our Plan, or in the event that the withholding tax liability arising upon exercise of any such option by a participant is satisfied through the withholding by CONSOL Energy of shares otherwise deliverable upon exercise of the option. A restoration option entitles the holder to purchase a number of shares equal to the number of such

+shares delivered or withheld upon exercise of the original option. A restoration option must have an exercise price of not less than 100% of the fair market value on the grant date. To date, the Compensation Committee has not granted any restoration options.

Performance-Based Options

In June 2010, the Corporation adopted the Transaction Incentive Plan to incent management to achieve the financial objectives underpinning the Corporation’s recent Dominion Acquisition, which the Company considers to have been a transformational opportunity. Pursuant to the terms of the Transaction Incentive Plan, the Compensation Committee granted Performance Options under the Plan to certain executive officers and key employees of the Corporation, who the Compensation Committee deemed to be instrumental in the successful integration and development of the Dominion assets, which were acquired on April 30, 2010. Among others, Messrs. Harvey, DeIuliis, Lyons, Richey and King each received a Performance Option to purchase 243,273, 152,046, 97,309, 60,819 and 66,900 shares of the Corporation’s common stock, respectively, on June 15, 2010. Mr. Harvey’s Performance Option was further approved and ratified by the Board. The exercise price of the Performance Options was set at a dollar amount twelve-percent (12%) higher than the Corporation’s closing stock price on the date the Performance Options were granted, so as to ensure that the Corporation’s shareholders were rewarded before the Performance Option recipients.

The terms of the Performance Option award agreements provide that, subject to a recipient’s continuous employment with the Corporation and the Corporation’s achievement of certain gas production goals and cost goals, which shall be equally weighted and mutually exclusive, related to CNX Gas, in each of the fiscal years ending December 31, 2010, 2011, 2012 and 2013, up to twenty-five percent (25%) of the Performance Options may vest and become exercisable with respect to each such performance period, as provided in the Performance Option award agreement, on such date as the Compensation Committee certifies that the applicable annual performance goals with respect to such performance period and other material terms of the Performance Option award agreements have been satisfied. With respect to any performance period, vesting may be accelerated if the Compensation Committee determines and certifies, in its sole discretion, that the applicable annual performance goals have been achieved prior to the completion of such performance period. The Performance Option award agreements also provide that in the event that the applicable annual performance goals for a particular performance period are not achieved and satisfied as of the end of such performance period (a “Missed Year”), the non-vested portion of the Performance Option attributable to the Missed Year may nevertheless become fully vested if, as of the end of the most recently completed performance period, the annual performance goals with respect to each completed performance period (including any Missed Years) have been achieved on a cumulative basis, as certified by the Compensation Committee.

Restricted Stock Units Awarded under the CONSOL Energy Equity Incentive Plan

Restricted stock units are also granted under our Plan. Our Compensation Committee determines the number of restricted stock units to be granted to each participant, the duration of such awards, the conditions under which the restricted stock units may be forfeited to CONSOL Energy, and the other terms and conditions of such awards. Restricted stock units are structured to comply with Section 409A of the Code. Accordingly, distributions shall be made only upon a permissible distribution event, including upon separation from service. The timing and implementation of deferral elections must occur as prescribed by Section 409A of the Code.

Long-Term Incentive Performance Program

The 2010 LTIP, as approved by the Board upon recommendation of the Compensation Committee, provides each named executive and the other executives with a number of performance share units, including dividend rights. The number of performance share units is equal to the target cash value of the award as so determined for an executive, divided by the average closing price of a share of CONSOL Energy’s common stock on the grant date. The performance share units represent a contingent right to receive one share of CONSOL Energy common stock to the extent such unit is earned and becomes payable pursuant to the terms of the LTIP. Compensatory payments under the 2008, 2009 and 2010 LTIPs are structured to comply with the short-term deferral exception under Section 409A of the Code. For more information on the 2010-2012 LTIP, see “Compensation Discussion and Analysis” on page 40.

Aircraft Policy

We have a policy titled the “Use of Corporate-Owned or – Leased or Chartered Aircraft” (which we refer to as the “Aircraft Policy”). To best utilize the time of directors, executive officers, and members of management and to address potential security concerns, we own, lease and charter aircraft for use by our directors, executives, members of management and their spouses in connection with business travel. To comply with applicable laws and prevent any abuse of this aircraft by having it used for personal reasons, we have instituted the Aircraft Policy. The policy sets forth the detailed procedures by which a person may use CONSOL Energy-owned or – leased aircraft and chartered aircraft including, without limitation, the requirement that the user complete a request form which details such person’s trip and a description of the business activities, accompanying persons and, in the case of CONSOL Energy-owned or – leased aircraft, the prior approval of our Chief Executive Officer on trips for which he is not present. In the case of flights on which our Chief Executive Officer is present, the flight manifest is approved by our Chief Financial Officer and Chief Legal Officer. The Aircraft Policy also informs any user of CONSOL Energy-owned or – leased or chartered aircraft that such use could result in imputed income, as a taxable employee benefit, to the director(s), executive(s) or member(s) of management under federal tax regulations relating to the non-business use of aircraft.

Time Sharing Agreement

On May 1, 2007, the Corporation entered into a Time Sharing Agreement (which we refer to as the “Time Sharing Agreement”) with Mr. Harvey. The Time Sharing Agreement provides that CONSOL Energy will, from time to time, lease its Gulfstream Aerospace G-II59 aircraft (the “Aircraft”) to Mr. Harvey with a flight crew for the operation thereof, as and when required by Mr. Harvey, so long as the Aircraft is not otherwise employed on behalf of the Corporation. Mr. Harvey’s use of the Aircraft will constitute a non-exclusive lease and the Time Sharing Agreement will only be applicable in instances in which the Corporation seeks partial reimbursement of Aircraft-related costs. Pursuant to the Time Sharing Agreement, Mr. Harvey has agreed that the rates to be charged for any particular flight (round-trip between Pittsburgh, Pennsylvania and Toronto, Canada) will be $1,500 unless otherwise modified by the Chairman of the Compensation Committee in compliance with the Time Sharing Agreement and applicable law. The Corporation has the right to charge Mr. Harvey on a flight-by-flight basis up to an amount which equals the cost of: (i) fuel, oil, lubricants, and other additives; (ii) travel expenses of the crew; (iii) hangar and tie-down costs away from the Aircraft’s base of operation; (iv) insurance obtained for the specific flight; (v) landing fees, airport taxes, and similar assessments; (vi) customs, foreign permit, and similar fees directly related to the flight, if applicable; (vii) in-flight food and beverages; (viii) passenger ground transportation; (ix) flight planning and weather contract services; and (x) an additional charge equal to 100% of the expenses listed in (i) above.

CONSOL Energy is also obligated to provide and maintain Aircraft third party aviation legal liability insurance under the Time Sharing Agreement, naming Mr. Harvey as an additional insured and to indemnify and agree to hold Mr. Harvey harmless from and against any and all liabilities, claims, demands, suits, judgments, damages, losses, costs and expenses (including reasonable legal expenses and attorneys’ fees) arising in connection with the Aircraft. The Corporation and Mr. Harvey will both have the right to terminate the Time Sharing Agreement with immediate effect upon written notice to the other party and the Time Sharing Agreement will automatically terminate upon the cessation of Mr. Harvey’s employment with us.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END - 2010

The following table sets forth all unexercised options, restricted stock units and performance share unit awards that have been awarded to our named executives by CONSOL Energy and were outstanding as of December 31, 2010.

	Option Awards								Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (Exercisable) (#) (b)		Number of Securities Underlying Unexercised Options (Unexercisable) (#) (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested(15) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(16) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(15) ($) (j)
J. Brett Harvey	200	(1)	-		-		15.090	3/01/2011	-		-	-	-
	120,000	(2)	-		-		6.805	9/10/2012	-		-	-	-
	240,200	(3)	-		-		8.600	4/30/2013	-		-	-	-
	133,740	(4)	-		-		15.390	4/27/2014	-		-	-	-
	120,936	(5)	-		-		22.750	5/03/2015	-		-	-	-
	42,354	(6)	-		-		32.785	2/24/2016	-		-	-	-
	131,318	(7)	-		-		44.100	5/02/2016	-		-	-	-
	41,163	(9)	-		-		34.850	2/20/2017	-		-	-	-
	136,352	(10)	-		-		34.850	2/20/2017	-		-	-	-
	59,922	(11)	29,963	(11)	-		78.650	2/19/2018	-		-	-	-
	70,521	(12)	141,045	(12)	-		27.900	2/17/2019	-		-	-	-
	-		132,373	(13)	-		49.910	2/16/2020	48,914	(14)	2,384,068	-	-
	-		-		-		-	-	27,066	(17)	1,319,197	-	-
			60,818	(18)	182,455	(19)	45.050	6/15/2020	-		-	-	-
	-		-		-		-	-	-		-	340,658	16,603,671
William J. Lyons	38,200	(3)	-		-		8.600	4/30/2013	-		-	-	-
	41,240	(4)	-		-		15.390	4/27/2014	-		-	-	-
	22,416	(5)	-		-		22.750	5/03/2015	-		-	-	-
	32,256	(7)	-		-		44.100	5/02/2016	-		-	-	-
	28,071	(10)	-		-		34.850	2/20/2017	-		-	-	-
	9,218	(11)	4,610	(11)	-		78.650	2/19/2018	-		-	-	-
	9,990	(12)	19,981	(12)	-		27.900	2/17/2019	-		-	-	-
	-		21,338	(13)	-		50.500	2/16/2020	21,405	(14)	1,043,280	-	-
	-		-		-		-	-	4,160	(17)	202,758	-	-
			24,327	(18)	72,982	(19)	45.050	6/15/2020	-		-	-	-
	-		-		-		-	-	-		-	48,946	2,385,628
Nicholas J. DeIuliis	2,940	(5)	-		-		22.750	5/03/2015	-		-	-	-
	16,023	(12)	32,049	(12)	-		27.900	2/17/2019	-		-	-	-
	-		35,589	(13)	-		50.500	2/16/2020	-		-	-	-
	-		-		-		-	-	32,129	(14)	1,565,967	-	-
	38,011	(18)	-		114,035	(19)	45.050	6/15/2020	-		-	-	-
	-		-		-		-	-	-		-	79,690	3,884,091
P. Jerome Richey	4,445	(5)	-		-		22.750	5/03/2015	-		-	-	-
	8,204	(7)	-		-		44.100	5/02/2016	-		-	-	-
	9,519	(10)	-		-		34.850	2/20/2017	-		-	-	-
	3,072	(11)	1,537	(11)	-		78.650	2/19/2018	-		-	-	-
	3,381	(12)	6,763	(12)	-		27.900	2/17/2019	-		-	-	-
	-		11,008	(13)	-		50.500	2/16/2020	8,885	(14)	433,055	-	-
	-		-		-		-	-	1,384	(17)	67,456	-	-
			15,204	(18)	45,615	(19)	45.050	6/15/2020	-		-	-	-
	-		-		-		-	-	-		-	19,846	967,294
Robert P. King	6,785	(8)	-		-		39.360	8/21/2016	-		-	-	-
	6,003	(10)	-		-		34.850	2/20/2017	-		-	-	-
	2,688	(11)	1,345	(11)	-		78.650	2/19/2018	-		-	-	-
	3,284	(12)	6,570	(12)	-		27.900	2/17/2019	-		-	-	-
	-		7,712	(13)	-		50.500	2/16/2020	7,270	(14)	354,340	-	-
	-		-		-		-	-	1,210	(17)	58,975	-	-
			16,725	(18)	50,175	(19)	45.050	6/15/2020	-		-	-	-
	-		-		-		-	-	-		-	16,696	813,763

(1)	Options granted March 1, 2001 vested and became exercisable in their entirety on the first anniversary of the grant date.

(2)	Options granted September 10, 2002 vested and became exercisable in four equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.

(3)	Options granted April 20, 2003 vested and became exercisable in four equal annual installments (subject to rounding) beginning on the first anniversary of the grant date, except for 200 shares, which vest and become exercisable in their entirety on the first anniversary of the grant date.

(4)	Options granted April 27, 2004 vested and became exercisable in four equal annual installments (subject to rounding) beginning on the first anniversary of the grant date, except for 200 shares, which vest and become exercisable in their entirety on the first anniversary of the grant date.

(5)	Options granted May 3, 2005 vested and became exercisable in four equal annual installments (subject to rounding) beginning on the first anniversary of the grant date, except for 200 shares, which vest and become exercisable in their entirety six months after the grant date.

(6)	Options granted February 24, 2006 vested and became exercisable in four equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.

(7)	Options granted May 2, 2006 vested and became exercisable in four equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.

(8)	Options granted August 21, 2006 vested and became exercisable in four equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.

(9)	As part of a variable long-term incentive compensation award, Mr. Harvey received option and restricted stock unit awards on February 20, 2007 for 2006 performance. Mr. Harvey was granted 13,773 restricted stock units and options to purchase 41,163 shares of our common stock. The market value of the restricted stock unit award was $480,000 (which was determined by multiplying the closing market price of $34.85 of CONSOL Energy common stock on February 20, 2007 (the grant date) by the number of shares underlying the restricted stock unit award). The options granted on that same date vested and became exercisable in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.

(10)	Options granted February 20, 2007 vested and became exercisable in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.

(11)	Options granted February 19, 2008 vest and become exercisable in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.

(12)	Options granted February 17, 2009 vest and become exercisable in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.

(13)	Options granted February 16, 2010 vest and become exercisable in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.

(14)	Restricted stock units granted on April 27, 2004, May 3, 2005, February 24, 2006 and May 2, 2006 vested in four equal annual installments (subject to rounding) beginning on the first anniversary of the grant date. Certain restricted stock units granted on April 27, 2004, February 20, 2007, February 19, 2008 and February 17, 2009 vest in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.

(15)	The market value for restricted stock units and performance share units was determined by multiplying the closing market price for CONSOL Energy common stock on December 31, 2010 ($48.74) by the number of shares underlying the restricted stock unit and performance share unit awards.

(16)	This column shows the aggregate number of unvested performance share units as of December 31, 2010. The performance period for each of the performance share unit awards granted in 2009 is January 1, 2009 through December 31, 2011 and for awards granted in 2010 is January 1, 2010 through December 31, 2012. The performance share unit amounts presented for the 2009 and 2010 performance share unit awards are based on achieving performance goals at the maximum level.

(17)	The performance period for the performance share unit awards was January 1, 2008 through December 31, 2010, and which awards vested on February 23, 2011. The share amounts are based on actual pay-outs based on performance results for the period.

(18)	Represents 25% of the shares underlying the Performance Options that were granted on June 15, 2010, which shares were determined to be vested on February 10, 2011 by the Compensation Committee (and by the independent members of the Board on February 23, 2011 for Mr. Harvey) for the performance period ending December 31, 2010.

(19)

Represents 75% of the shares underlying the Performance Options that were granted on June 15, 2010. Subject to the recipient’s continuous employment with the Corporation and the Corporation’s achievement of certain performance goals in each of the fiscal years ending December 31, 2011, 2012 and 2013, up to 25% of the original awards may vest and become exercisable with respect to each such performance period on the date that the Compensation Committee certifies that the applicable goals have been achieved (which will generally be in February following the applicable performance period). For a description of the vesting terms of these Performance Options see “Stock Options Awarded under the CONSOL Energy Equity Incentive Plan – Performance-Based Options” on page 52.

OPTION EXERCISES AND STOCK VESTED TABLE - 2010

The following table sets forth information concerning each exercise of CONSOL Energy stock options and the vesting of restricted stock units and performance share units of CONSOL Energy during the 2010 fiscal year.

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)		Value Realized on Vesting ($) (e)
J. Brett Harvey	200,000	5,661,000	118,307	(1)	$5,881,808	(1)
William J. Lyons	-	-	26,461	(2)	$1,315,674	(2)
Nicholas J. DeIuliis	-	-	156,710		$7,649,448
P. Jerome Richey	-	-	8,946	(3)	$444,796	(3)
Robert P. King	-		6,442		$434,527

(1)	Mr. Harvey elected to defer receipt of 50% of his restricted stock unit award, granted on May 2, 2006. These shares will be paid in a lump sum at the time of his termination of employment. Included in the above number are 5,542 shares valued at $247,617 at vesting that have been deferred.

(2)	Mr. Lyons elected to defer receipt of 100% of his restricted stock unit award, granted on May, 2, 2006. These shares will be paid in a lump sum at the time of his termination of employment. Included in the above number are 1,356 shares valued at $60,586 at vesting that have been deferred.

(3)	Mr. Richey elected to defer receipt of 100% of his restricted stock unit awards, granted on May 2, 2006, February 20, 2007 and February 19, 2008. These shares will be paid in a lump sum at the time of his termination of employment. Included in the above number are 2,585 shares valued at $124,206 at vesting that have been deferred.

PENSION BENEFITS TABLE

The following table provides information with respect to each plan that provides for specified retirement payments or benefits, or payments or benefits that will be provided primarily following retirement, including tax-qualified defined benefit plans and supplemental employee retirement plans (which we refer to as the CONSOL Energy Supplemental Retirement Plan), but excluding defined contribution plans.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)		Present Value of Accumulated Benefit(1) ($) (d)	Payments During Last Fiscal Year ($) (e)
J. Brett Harvey	CONSOL Energy Employee Retirement Plan	13		$328,584	-
	CONSOL Energy Retirement Restoration Plan	20	(2)	$4,794,659	-
	CONSOL Energy Supplemental Retirement Plan	20	(2)	$8,613,520	-
William J. Lyons	CONSOL Energy Employee Retirement Plan	35		$1,185,363	-
	CONSOL Energy Retirement Restoration Plan	31		$2,535,650	-
	CONSOL Energy Supplemental Retirement Plan	20		$1,980,730	-
Nicholas J. DeIuliis	CONSOL Energy Employee Retirement Plan	20		$239,349	-
	CONSOL Energy Retirement Restoration Plan	16		$0	-
	CONSOL Energy Supplemental Retirement Plan	20		$1,959,460	-
P. Jerome Richey	CONSOL Energy Employee Retirement Plan	5		$57,005	-
	CONSOL Energy Retirement Restoration Plan	1		$6,109	-
	CONSOL Energy Supplemental Retirement Plan	6		$902,734	-
Robert P. King	CONSOL Energy Employee Retirement Plan	4		$40,896	-
	CONSOL Energy Retirement Restoration Plan	.33		$317	-
	CONSOL Energy Supplemental Retirement Plan	4		$464,224	-

(1)	Accumulated benefit computed through December 31, 2010 using the assumptions as stated in the financial statements included in the Form 10-K (Note 15). This increase includes amounts which the named executive may not be entitled to receive such as unvested amounts.

(2)	Mr. Harvey’s Employment Agreement provides service credit for eleven additional years of service for purposes of our supplemental retirement plans (up to a total maximum of twenty years under the CONSOL Energy Supplemental Retirement Plan), which represent his years of service at PacifiCorp Energy Inc. and its affiliates. Of the amounts shown above, $2,675,411 and $2,037,446 represent the benefit resulting from service credit provided to Mr. Harvey for his service at PacifiCorp Energy Inc. under the CONSOL Energy Restoration Plan and CONSOL Energy Supplemental Retirement Plan, respectively. The amount of unreduced retirement benefits payable to Mr. Harvey (i.e., the amount owed to him at normal retirement age) from PacifiCorp Energy Inc. and its affiliates will be deducted from benefits paid by CONSOL Energy to Mr. Harvey under the CONSOL Energy Retirement Restoration Plan and the CONSOL Energy Supplemental Retirement Plan. Amounts shown have been reduced by amounts payable to Mr. Harvey by PacifiCorp Energy Inc. and its affiliates.

UNDERSTANDING OUR PENSION BENEFITS TABLE

Executive Summary of CONSOL Energy Pension Plans

This section provides information regarding the Corporation’s retirement programs, which include the following:

•	CONSOL Energy Employee Retirement Plan;

•	CONSOL Energy Retirement Restoration Plan; and

•	CONSOL Energy Supplemental Retirement Plan.

CONSOL Energy Employee Retirement Plan (the “Pension Plan”)

The Pension Plan is a defined benefit plan that pays retirement benefits based on years of service and compensation. It is a qualified plan, meaning that it is subject to a variety of IRS rules. These rules contain various requirements on coverage, funding, vesting, and the amount of compensation that can be taken into account in calculating benefits. The Pension Plan has a fairly broad application across the employee population, and forms a part of the general retirement benefit program available to employees.

Eligibility

The Pension Plan covers employees of the Corporation and affiliated participating companies that are classified as regular, full-time employees or that complete 1,000 hours of service during a specified twelve-month period. The Pension plan does not include other categories of individuals, such as leased employees, independent contractors and employees covered by a collective bargaining agreement that does not provide for participation in the Pension Plan.

Incapacity Retirement

Employees who have attained age 40 with at least ten years of service who are deemed disabled and consequently receive a Social Security disability award (proving the disability occurred while employed by the Corporation or a participating affiliated company) are eligible for an incapacity retirement resulting in an unreduced benefit, payable in the form of an annuity, commencing the month following termination. Messrs. Harvey, Lyons and DeIuliis have satisfied the age and service conditions necessary to be eligible for incapacity retirement under the Pension Plan as of December 31, 2010, if they had incurred a qualifying disability on that date.

Separation Retirement

Employees who terminate employment with five or more years of service prior to attaining age 50 or have attained age 50 but have fewer than ten years of service upon termination, qualify for separation retirement. Payment of the accrued vested benefit is payable at an amount reduced for payments commencing prior to age 65, or the full benefit may be paid at age 65. Messrs. Richey and DeIuliis are currently eligible for separation retirement under the Pension Plan, however, Mr. DeIuliis would not be entitled to payment until he attained age 50. Mr. King will be eligible for separation retirement once he attains five years of service.

Early Retirement

Employees who have completed ten or more years of service and are age 50 or older upon termination are eligible for early retirement. Under early retirement, an employee may elect to defer payment to age 65 or elect to begin receiving payment the first of any month up to age 65, subject to a reduction for age. Payments commencing prior to age 65 are reduced based on various early reduction schedules depending upon age at the payment commencement date and years of service at the time of termination. Messrs. Harvey and Lyons are eligible for early retirement under the Pension Plan.

Normal Retirement

Employees who terminate employment and have attained age 65 qualify for normal retirement. Payment of the full benefit commences the month following termination. None of the named executives qualify for normal retirement under the Pension Plan as of December 31, 2010.

Form of Payment

The portion of accrued pension benefits earned under the Pension Plan as of December 31, 2005 may be, upon the election of the participant, paid in the form of a lump-sum payment except in the case of an incapacity retirement as discussed above. Pension benefits earned after January 1, 2006 are payable in the form of a single life annuity, 50% joint and survivor annuity, 75% joint and survivor annuity or 100% joint and survivor annuity.

Calculation of Benefits

Pension benefits are based on an employee’s years of service and average monthly pay during the employee’s five highest-paid years. Average monthly pay for this purpose excludes compensation in excess of limits imposed by the Code (up to $245,000). Such covered compensation is reflected in the “Salary” column of the Summary Compensation Table. Prior to January 1, 2006, pension benefits were calculated based on the average monthly pay during the employee’s three highest-paid years and included annual amounts payable under the Corporation’s Short-Term Incentive Compensation Plan, again excluding compensation in excess of limits imposed by the Code.

CONSOL Energy Retirement Restoration Plan (the “Restoration Plan”)

The Restoration Plan is an unfunded deferred compensation plan maintained by the Corporation for the benefit of employees whose eligible compensation under the Pension Plan exceeded limits imposed by the federal income tax laws. The Corporation established this plan in order to attract and maintain persons that the Corporation considered to be important to its success by providing retirement benefits that are not restricted by the statutory limitations imposed by the Code.

In December 2006, the Board authorized amendments to the Restoration Plan which froze the plan effective December 31, 2006 for CONSOL Energy employees and December 31, 2005 for CNX Gas employees. After that date, no existing participant accrues benefits and no compensation or service is counted for purposes of the Restoration Plan. A participant’s benefit is calculated as of that date with reference to the participant’s benefits under the Pension Plan as of that date.

To comply with Section 409A of the federal income tax laws, the Restoration Plan was further amended to provide that all distributions of benefits accrued and vested under the plan as of December 31, 2006, and through December 31, 2005 for CNX Gas employees, will be paid in a lump sum, which will be paid no later than 30 days following the later to occur of the end of the month following the month in which the participant turns age 50 or the end of the month following the month in which the participant incurs a separation of service. The benefit will be calculated and actuarially reduced, as necessary (using assumptions specified in the Pension Plan), based on a participant’s benefit being initially expressed as a single life annuity payable commencing on such participant’s normal retirement date.

Payment under the plan may not commence prior to age 50, except in the event of an incapacity retirement or under a termination due to a change in control. Payments commencing prior to age 65 are reduced based on various early reduction schedules depending upon age at the payment commencement date and years of service at the time of termination. Benefits under the Restoration Plan are paid in the form of a lump sum. Messrs. Harvey and Lyons are eligible for early retirement under the Restoration Plan. Mr. Richey is eligible for separation retirement under Restoration Plan. Mr. King will be eligible for separation retirement under the Restoration Plan once he attains five years of service. In addition, CNX Gas employee participants were also eligible to elect to receive in 2007 lump sum payments of accrued benefits. Mr. DeIuliis made this election and is no longer entitled to any other benefits under the Restoration Plan.

CONSOL Energy Supplemental Retirement Plan

On December 5, 2006, the Corporation’s Board approved and adopted the CONSOL Energy Supplemental Retirement Plan, effective January 1, 2007. Certain modifications were made to the CONSOL Energy Supplemental Retirement Plan which became effective December 4, 2007. The CONSOL Energy Supplemental Retirement Plan is

designed primarily for the purpose of providing benefits for a select group of management and highly compensated employees of the Corporation and its subsidiaries and is intended to qualify as a “top hat” plan under the Employee Retirement Income Security Act of 1974, as amended. The CONSOL Energy Supplemental Retirement Plan is an unfunded, unsecured obligation of the Corporation, the benefits of which will be paid from its general assets. CNX Gas’ employees did not participate in the CONSOL Energy Supplemental Retirement Plan.

The currently-employed named executives, including Mr. DeIuliis (as of January 16, 2009), and other eligible individuals are participants in the CONSOL Energy Supplemental Retirement Plan. On September 9, 2009, the Board adopted amendments to the Supplemental Retirement Plan to include certain employees of CNX Gas and to give service credit under the plan for service with CNX Gas to all participants in the plan who are or were employees of CNX Gas, including Mr. DeIuliis. The amendments to the plan are consistent with the Corporation’s assumption of CNX Gas’ compensatory arrangements as part of the management reorganization which occurred in January 2009.

We established the CONSOL Energy Supplemental Retirement Plan in order to attract and maintain persons that we considered to be important to our success by providing benefits that are not restricted by the statutory limitations imposed by the federal income tax laws.

The Compensation Committee has reserved the right to terminate a participant’s participation in the CONSOL Energy Supplemental Retirement Plan at any time. Additionally, if a participant’s employment is terminated or if a participant no longer meets the CONSOL Energy Supplemental Retirement Plan’s basic eligibility standards, the participant’s participation in the CONSOL Energy Supplemental Retirement Plan (and such person’s right to accrue any benefits thereunder) will terminate automatically with no further action required. Final average compensation and years of service will be determined at such time.

The amount of each participant’s benefit under the plan as of age 65 (expressed as an annual amount) will be equal to 50% of “final average compensation” multiplied by the “service fraction” as calculated on the participant’s date of employment termination with the Corporation. “Final average compensation” means the average of a participant’s five highest consecutive annual compensation amounts (annual base salary plus amounts received under the Corporation’s Short-Term Incentive Compensation Plan) while employed by the Corporation or its subsidiaries. The “service fraction” means a fraction with a numerator equal to a participant’s number of years of service and with a denominator of 20. The service fraction can never exceed one.

The benefit described above will be reduced by a participant’s age 65 vested benefits (including benefits which have been paid or are payable in the future (converted to an annual amount)) under: (a) the Pension Plan; (b) the Restoration Plan; and (c) any other plan or arrangement providing retirement type benefits, including arrangements with prior employers, to the extent service with such other employer or under such arrangement is credited under the CONSOL Energy Supplemental Retirement Plan.

No benefit will be vested under the CONSOL Energy Supplemental Retirement Plan until a participant has five years of service with the Corporation or its participating subsidiaries while the participant meets the eligibility standards in the plan. For a description of the effect of employment termination or change in control upon a participant’s right to benefits under the CONSOL Energy Supplemental Retirement Plan, see “Understanding Our Change in Control and Employment Termination Tables” on page 78.

Benefits under the CONSOL Energy Supplemental Retirement Plan will be paid in the form of a life annuity with a guaranteed term of 20 years (which will be the actuarial equivalent of a single life annuity) commencing in the month following the later to occur of: (a) the end of the month following the month in which the participant turns age 50; or (b) the end of the month following the month in which the employment termination of a participant occurs. In the event the benefits commence prior to the participant’s normal retirement age, the benefit will be actuarially reduced, as necessary (using assumptions specified in the Pension Plan).

NONQUALIFIED DEFERRED COMPENSATION TABLE—2010

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)		Aggregate Withdrawals/Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
J. Brett Harvey	-	-	$105,077	(1)(2)	-	$1,080,230
Williams J. Lyons	-	-	$118,548	(1)(3)	-	$1,216,794
Nicholas J. DeIuliis	-	-	-		-	-
P. Jerome Richey	-	-	$3,570	(1)(4)	-	$334,941
Robert P. King	-	-	-		-	-

(1)	Under our Plan, in the event the Corporation declares a cash dividend, the number of deferred restricted stock units are automatically increased in connection with the associated dividend equivalent rights. The amount shown reflects the expense calculated on the dividend equivalent rights based on our closing stock price on the dividend payment date. The dividend amounts for each of the named executives were as follows: $7,720 (Mr. Harvey); $9,331 (Mr. Lyons); and $2,630 (Mr. Richey). The remaining amount consists of stock price appreciation (or depreciation).

(2)	Mr. Harvey elected to defer until retirement, 50% (or 21,372 restricted stock units) of a restricted stock unit award granted to him on May 2, 2006.

(3)	Mr. Lyons elected to defer until retirement, 100% (or 10,500 restricted stock units) of a restricted stock unit award granted to him on May 2, 2006 and 50% (or 13,603 restricted stock units) of a restricted stock award granted to him on April 27, 2004.

(4)	Mr. Richey elected to defer until retirement, 100% (or 1,781 restricted stock units) of a restricted stock unit award granted to him on May 2, 2006, 100% (or 3,185 restricted stock units) of a restricted stock unit award granted to him on February 20, 2007 and 100% (or 1,695 restricted stock units) of a restricted stock unit award granted to him on February 19, 2008.

UNDERSTANDING OUR DEFERRED COMPENSATION TABLE

Our Plan permits the granting of restricted stock units with associated dividend equivalent rights. A person may, prior to December 31 of the calendar year that precedes the beginning of the service period, file a deferral election with us pursuant to which the recipient may elect to defer the annual payout of shares under his or her award. The deferral may be 100% or 50% of each annual installment (i) until 5 years from the grant date, (ii) termination of employment or (iii) upon a “change in control.” The dividend equivalent rights associated with our restricted stock unit awards automatically increase the number of shares underlying a restricted stock unit award when we declare and pay a regular cash dividend on our common stock.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLES

Except as otherwise provided, the following narrative and tables set forth the potential payments and the value of other benefits that would vest or otherwise accelerate vesting at, following, or in connection with any termination, including without limitation resignation, severance, retirement or a constructive termination of a named executive, or a “change in control” of CONSOL Energy and/or CNX Gas, in the case of Mr. DeIuliis, or a change in the named executive’s responsibilities, as such scenarios are contemplated in the contracts, agreements, plans or arrangements described below. For the currently employed named executives, the amounts in each table represent the total amount of benefits “payable” to an individual assuming an employment termination and/or change in control occurred on December 31, 2010. A description of some elements of the plans, arrangements and agreements covered by the following tables and which provide for payments or benefits in connection with a termination of employment or change in control are also described under “Compensation Discussion and Analysis” on page 43 and “Understanding Our Summary Compensation and Grants of Plan-Based Awards Tables” on page 50. The footnotes to the tables describe the assumptions that were used in calculating the amounts described below.

J. Brett Harvey*

Executive Benefits and Payments Upon Termination	Early Retirement	Incapacity Retirement (with a social security disability)	Termination for Good Reason or Not for Cause (reduction in force)	Termination For Cause	Death	Disability (without a social security disability)	Change in Control(1)
Compensation:
Base Salary	-	-	$2,200,000	-	-	-	$3,300,000
Short-Term Incentive(2)	$1,540,000	$1,540,000	$3,080,000	-	$1,540,000	$1,540,000	$5,564,400
Severance Pay Plan(3)	-	-	-	-	-	-	-
Long-Term Incentive Compensation:(4)
CONSOL Energy Options: Unvested	$2,939,378	$2,939,378	$2,939,378	-	$2,939,378	$2,939,378	$2,939,378
CONSOL Energy Restricted Stock Units: Unvested	$1,399,423	$2,384,068	$2,384,068	-	$2,384,068	$1,399,423	$2,384,068
CONSOL Energy Performance Share Units: Unvested	$4,542,081	$8,301,835	$8,301,835	-	$8,301,835	$5,795,332	$8,301,835
CONSOL Energy Performance Options: Unvested	-	$673,259	$673,259	-	$673,259	$673,259	$673,259
Benefits and Perquisites:
Outplacement service	-	-	$25,000	-	-	-	$25,000
Retiree medical benefits(5)	$97,070	$97,070	$97,070	$97,070	$48,535	$97,070	$97,070
401(k) payment	-	-	-	-	-	-	$44,100
CONSOL Energy Employee Retirement Plan(6)	$398,885	$468,014	$398,885	$398,885	$171,965	$398,885	$398,885
CONSOL Energy Restoration Plan(7)	$6,329,690	$6,922,020	$6,329,690	$6,329,690	$2,977,696	$6,329,690	$6,659,475
CONSOL Energy Supplemental Retirement Plan(8)	$8,885,160	$12,101,307	$8,885,160	-	$7,965,172	$12,096,882	$11,189,813
Accrued Vacation Pay(9)	$105,769	$105,769	$105,769	-	$105,769	$105,769	$105,769
Disability Benefits(10)	-	-	-	-	-	-	-
Basic Life Insurance(11)	-	-	-	-	$1,000,000	-	-
Funeral Allowance(12)	-	-	-	-	$10,000	-	-
280G Tax Gross-up (or Scaleback)(13)	-	-	-	-	-	-	$(1,067,638)
Total:	$26,237,456	$35,532,720	$35,420,114	$6,825,645	$28,117,677	$31,375,688	$40,615,414

*	Applicable footnotes follow the last table in this section of the Proxy Statement.

William Lyons*

Executive Benefits and Payments Upon Termination	Normal Retirement (as defined by the equity award agreements)	Incapacity Retirement (with a social security disability)	Termination Not for Cause (reduction in force)	Termination for Cause	Death	Disability (without a social security disability)	Change in Control(1)
Compensation:
Base Salary	-	-	-	-	-	-	$1,350,000
Short-Term Incentive(2)	$378,000	$378,000	$378,000	-	$378,000	$378,000	$1,336,667
Severance Pay Plan(3)	-	-	$259,615	-	-	-	-
Long-Term Incentive Compensation:(4)
CONSOL Energy Options: Unvested	$416,404	$416,404	$416,404	-	$416,404	$416,404	$416,404
CONSOL Energy Restricted Stock Units: Unvested	$1,043,280	$1,043,280	$1,043,280	-	$1,043,280	$1,043,280	$1,043,280
CONSOL Energy Performance Share Units: Unvested	$1,192,814	$1,192,814	$1,192,814	-	$1,192,814	$1,192,814	$1,192,814
CONSOL Energy Performance Options: Unvested	$-	$269,304	$269,304	-	$269,304	$269,304	$269,304
Benefits and Perquisites:
Outplacement service	-	-	-	-	-	-	$25,000
Retiree medical benefits(5)	$105,735	$105,735	$105,735	$105,735	$52,868	$105,735	$105,735
401(k) payment	-	-	-	-	-	-	$36,750
CONSOL Energy Employee Retirement Plan(6)	$1,478,221	$1,483,658	$1,478,221	$1,478,221	$632,846	$1,478,221	$1,478,221
CONSOL Energy Restoration Plan(7)	$3,250,169	$3,252,076	$3,250,169	$3,250,169	$1,477,371	$3,250,169	$3,251,831
CONSOL Energy Supplemental Retirement Plan(8)	$2,013,325	$2,470,220	$2,013,325	-	$1,831,910	$2,458,272	$3,241,315
Accrued Vacation Pay(9)	$51,923	$51,923	$51,923	-	$51,923	$51,923	$51,923
Disability Benefits(10)	-	-	-	-	-	-	-
Basic Life Insurance(11)	-	-	-	-	$1,000,000	-	-
Funeral Allowance(12)	-	-	-	-	$10,000	-	-
280G Tax Gross-up(13)	-	-	-	-	-	-	-
Total:	$9,929,871	$10,663,414	$10,458,790	$4,834,125	$8,356,720	$10,644,122	$13,799,244

*	Applicable footnotes follow the last table in this section of the Proxy Statement.

Nicholas DeIuliis*

Executive Benefits and Payments Upon Termination	Separation Retirement	Incapacity Retirement (with a social security disability)	Termination Not for Cause (reduction in force)	Termination for Cause	Death	Disability (without a social security disability)	Change in Control(1)
Compensation
Base Salary	-	-	-	-	-	-	$1,600,000
Short-Term Incentive(2)	-	-	-	-	-	-	$2,426,083
Severance Pay Plan(3)	-	-	$233,846	-	-	-	-
Long-Term Incentive Compensation:(4)
CONSOL Energy Options: Unvested	-	$667,901	$667,901	-	$667,901	-	$667,901
CONSOL Energy Restricted Stock Units: Unvested	-	$1,565,967	$1,565,967	-	$1,565,967	-	$1,565,967
CONSOL Energy Performance Share Units: Unvested	-	$1,942,045	$1,942,045	-	$1,942,045	$1,044,303	$1,942,045
CONSOL Energy Performance Options: Unvested	-	$420,789	$420,789	-	$420,789	$420,789	$420,789
Benefits and Perquisites:
Outplacement service	-	-	-	-	-	-	$25,000
Estimated premiums for continued life/medical/dental benefits	-	-	-	-	-	-	$24,486
401(k) payment	-	-	-	-	-	-	$36,750
CONSOL Energy Employee Retirement Plan(6)	-	$1,197,126	-	-	-	-	-
CONSOL Energy Restoration Plan(7)	-	-	-	-	-	-	-
CONSOL Energy Supplemental Retirement Plan(8)	-	$8,962,532			$2,018,513	$8,922,029	$10,786,537
Accrued Vacation Pay(9)	-	$61,538	$61,538	-	$61,538	-	$61,538
Disability Benefits(10)	-	-	-	-	-	$2,551,816	-
Basic Life Insurance(11)	-	-	-	-	$1,000,000	-	-
Funeral Allowance(12)	-	-	-	-	$10,000	-	-
280G Tax Gross-up(13)	-	-	-	-	-	-	$7,433,133
Total:	-	$14,817,898	$4,892,086	-	$7,686,753	$12,938,937	$26,990,229

*	Applicable footnotes follow the last table in this section of the Proxy Statement.

P. Jerome Richey*

Executive Benefits and Payments Upon Termination	Separation Retirement	Incapacity Retirement (with a social security disability)	Termination Not for Cause (reduction in force)	Termination For Cause	Death	Disability (without a social security disability)	Change in Control(1)
Compensation:
Base Salary	-	-	$425,000	-	-	-	$850,000
Short-Term Incentive(2)	-	-	$255,000	-	-	-	$701,333
Severance Pay Plan(3)	-	-	$425,000	-	-	-	-
Long-Term Incentive Compensation:(4)
CONSOL Energy Options: Unvested	-	-	$140,941	-	$140,941	-	$140,941
CONSOL Energy Restricted Stock Units: Unvested	-	-	$433,055	-	$433,055	-	$433,055
CONSOL Energy Performance Share Units: Unvested	-	-	$483,647	-	$483,647	$244,967	$483,647
CONSOL Energy Performance Options: Unvested	-	-	$168,319	-	$168,319	$168,319	$168,319
Benefits and Perquisites:
Outplacement service	-	-	-	-	-	-	$25,000
Estimated premiums for continued life/medical/dental benefits	-	-	-	-	-	-	$19,589
401(k) payment	-	-	-	-	-	-	$29,400
CONSOL Energy Employee Retirement Plan(6)	$58,127	-	$58,127	$58,127	$28,353	$58,127	$58,127
CONSOL Energy Restoration Plan(7)	$6,387	-	$6,387	$6,387	$3,287	$6,387	$7,322
CONSOL Energy Supplemental Retirement Plan(8)	$920,513	$1,149,204	$920,513	-	$835,090	$1,149,204	$1,484,239
Accrued Vacation Pay(9)	-	-	$40,865	-	$40,865	-	$40,865
Disability Benefits(10)	-	-	-	-	-	$534,032	-
Basic Life Insurance(11)	-	-	-	-	$805,600	-	-
Funeral Allowance(12)	-	-	-	-	$10,000	-	-
280G Tax Gross-up(13)	-	-	-	-	-	-	$1,032,767
Total:	$985,027	$1,149,204	$3,356,854	$64,514	$2,949,157	$2,161,036	$5,474,604

*	Applicable footnotes follow the last table in this section of the Proxy Statement.

Robert P. King*

Executive Benefits and Payments Upon Termination	Separation Retirement	Incapacity Retirement (with a social security disability)	Termination Not for Cause (reduction in force)	Termination For Cause	Death	Disability (without a social security disability)	Change in Control(1)
Compensation:
Base Salary	-	-	-	-	-	-	$780,000
Short-Term Incentive(2)	-	-	-	-	-	-	$636,000
Severance Pay Plan(3)	-	-	$30,000	-	-	-	-
Long-Term Incentive Compensation:(4)
CONSOL Energy Options: Unvested	-	-	$136,919	-	$136,919	-	$136,919
CONSOL Energy Restricted Stock Units: Unvested	-	-	$354,340	-	$354,340	-	$354,340
CONSOL Energy Performance Share Units: Unvested	-	-	$406,881	-	$406,881	$216,990	$406,881
CONSOL Energy Performance Options: Unvested	-	-	$185,146	-	$185,146	$185,146	$185,146
Benefits and Perquisites:
Outplacement service	-	-	-	-	-	-	$25,000
Estimated premiums for continued life/medical/dental benefits	-	-	-	-	-	-	$19,589
401(k) payment	-	-	-	-	-	-	$29,400
CONSOL Energy Employee Retirement Plan(6)	-	-	-	-	-	-	-
CONSOL Energy Restoration Plan(7)	-	-	-	-	-	-	$4,488
CONSOL Energy Supplemental Retirement Plan(8)	-	$839,469	-	-	$430,539	$839,469	$1,306,134
Accrued Vacation Pay(9)	-	-	$37,500	-	$37,500	-	$37,500
Disability Benefits(10)	-	-	-	-	-	$882,805	-
Basic Life Insurance(11)	-	-	-	-	$736,000	-	-
Funeral Allowance(12)	-	-	-	-	$10,000	-	-
280G Tax Gross-up(13)	-	-	-	-	-	-	$1,418,932
Total:	-	$839,469	$1,150,786	-	$2,297,325	$2,124,410	$5,340,329

*	Applicable footnotes follow the last table in this section of the Proxy Statement.

(1)	If a change in control occurred and the named executive’s employment did not terminate, the named executive would be entitled only to the payments and benefits shown under Long-Term Incentive Compensation. The narrative following these tables contains a description of events that constitute a “change in control.”

(2)	The amount shown for the “short-term incentive” compensation, other than for a change in control, is the target bonus for which the named executive was eligible to receive during the period ended December 31, 2010. In the event of a qualifying termination in connection with a change in control, each named executive, pursuant to his change in control agreement, would be entitled to a pro-rated payment of his “short-term incentive” compensation based upon the length of service during the year in which the termination occurred. Using the assumption that a change in control occurred at year-end, the named executive would have already earned the short-term incentive award and we have not, therefore, reflected this amount in the table. Assuming a target payout for 2010 and a change in control at year-end, each individual would receive, in addition to the amount shown in the table, the amounts set forth in the Grants of Plan-Based Awards Table under the target amounts for non-equity incentive plan awards. In the event of a termination not for cause or a termination for good reason, Mr. Harvey would also be entitled to the pro rated payment of his short-term incentive compensation for the year in which the termination occurred pursuant to his employment agreement, and assuming a target payout for 2010, he would receive the amount set forth in the Grants of Plan-Based Awards Table under the target amount for non-equity incentive plan awards.

(3)	The CONSOL Energy Inc. Severance Pay Plan for Salaried Employees provides 1 week of severance for every year of service up to a maximum of 25 weeks in the event that employment is involuntarily terminated because of a reduction in workforce. Messrs. Harvey, Lyons, DeIuliis, King and Richey are entitled to 12 weeks, 25 weeks, 19 weeks, 4 weeks and 1 year, respectively, of severance. Mr. Richey is entitled to 1 year’s severance pursuant to his letter agreement, as more fully described in “Understanding Our Summary Compensation and Grants of Plan-Based Awards Tables.”

(4)	The values for long-term incentive compensation represent the value of the unvested CONSOL Energy stock options, restricted stock units, performance share units and/or Performance Options (as applicable), which would accelerate and vest or would continue to vest according to the vesting schedule, depending on the termination event. The value of the CONSOL Energy unvested options, restricted stock units, performance share units and Performance Options was calculated using a closing market price of $48.74 for CONSOL Energy (net of the strike price for options) and assumes target payout for the performance share units. For the performance share units granted in 2008 and the Performance Options, the named executive would have already earned the award and we have not, therefore, reflected these amounts in the table.

(5)	Messrs. Harvey and Lyons are entitled to receive retiree medical benefits under The CONSOL Energy Inc. Comprehensive Medical Expense Benefits Plan For Salaried Employees. Additionally, Mr. Harvey’s employment agreement provides service credit for eleven additional years of service under The CONSOL Energy Inc. Comprehensive Medical Expense Benefits Plan for Salaried Employees, which represents his years of service at PacifiCorp Energy Inc. and its affiliates.

(6)	Amounts represent the present value of accumulated benefit computed through December 31, 2010 and payable January 1, 2011 using the assumptions as stated in Note 15 to the financial statements included in the Corporation’s Form 10-K. Amounts shown for Incapacity Retirement represent the unreduced benefit otherwise payable at age 65 for Messrs. Harvey, Lyons and DeIuliis. Amounts shown for death represent the Surviving Spouse Benefit under the Pension Plan payable in the form of an annuity to the spouse commencing the month following death if such employee attained age 50 or the month following the month the deceased would have attained age 50. In the event of Separation Retirement, Mr. DeIuliis has accrued a vested benefit under the CONSOL Energy Employee Retirement Plan of $239,349 which is not payable until he attains age 50. Mr. King has less than five years of service as of December 31, 2010 therefore no benefits are vested as of this date.

(7)	Amounts represent the lump sum actuarial equivalent value of the accumulated benefit computed through December 31, 2006 for Messrs. Harvey, Lyons and Richey, in each case computed using the PBGC rate in effect January 1, 2011 and assumed mortality in accordance with the 1971 Group Annuity Mortality Table set back two years. See “CONSOL Energy Retirement Restoration Plan” on page 59 for a discussion on mandatory form of payment for the plan. Amounts shown for Incapacity Retirement represent the unreduced benefit otherwise payable at age 65. Amounts shown for death represent the Surviving Spouse Benefit under the Restoration Plan payable in the form of a lump sum payable the month following death if such employee attained age 50 or the month following the month the deceased would have attained age 50. Amounts shown for termination under a change in control represent the full value payable at December 31, 2010. Mr. King has less than five years of service as of December 31, 2010, and therefore, no benefits are vested as of this date.

(8)	Amounts represent the present value of accumulated benefit computed through December 31, 2010 payable January 1, 2011 using the assumptions as stated in Note 15 to the financial statements included in the Corporation’s Form 10-K except for amounts shown for termination under a change in control, which represent the lump sum actuarial equivalent value of accumulated benefits through December 31, 2010 using the PBGC rate in effect January 1, 2011 and assumed mortality in accordance with the 1971 Group Annuity Mortality Table set back two years. See “CONSOL Energy Supplemental Retirement Plan” on page 59 for a discussion on mandatory forms of payment for the plan. Amounts shown for Incapacity Retirement and Disability represent the unreduced benefit otherwise payable at age 65. Amounts shown for death represent the benefit payable to the participant’s beneficiary for a guaranteed twenty year term determined as if the participant had separated from service immediately prior to his death. Amounts shown for termination under a change of control represent the full value payable at December 31, 2010. Of the amount shown, $8,885,160 and $2,013,325 represent the amount due to benefit earned under Early Retirement (as defined by the Pension Plan) for Messrs. Harvey and Lyons, respectively and $920,513 represents the amount due to benefit earned under Separation Retirement for Mr. Richey. In the event of Separation Retirement, Mr. DeIuliis has an accrued vested benefit of $1,959,460 which is not payable until he attains age 50. Mr. King has less than five years of service as of December 31, 2010 therefore no benefits are vested as of this date, except in the case of an Incapacity Retirement, Disability, Death or change in control where benefits vest immediately.

(9)	Accrued vacation is paid when an employee retires under a normal, early or incapacity retirement, or is terminated because of a reduction in force or dies. Each of the named executives is entitled to 5 weeks of accrued vacation pay.

(10)	Disability benefits paid up until age 65 are provided to the named executive at 60% of base salary, and are offset by the amount of any social security disability benefits and retirement benefits received.

(11)	Basic life insurance is provided to the named executive payable at two times base salary (with a maximum total benefit of $1,000,000).

(12)	A fixed amount of $10,000 is provided as an allowance for funeral expenses.

(13)	This calculation is an estimate for proxy disclosure purposes only. Payments on an actual change of control may differ based on factors such as transaction price, timing of employment termination and payments, methodology for valuing stock options, changes in compensation, reasonable compensation analyses and the value of the covenant not to compete. Assumptions used in the Proxy Statement include:

•	Marginal federal, Pennsylvania state and FICA tax rates of 35%, 3.07% and 1.45%, respectively;

•	Any payments with respect to the 2010 bonus were not contingent on the change in control (and thus, not required to be included in the calculation);

•

Stock options are assumed to become fully vested and/or exercisable and are valued in accordance with Rev. Proc. 98-34 and Q&A 24(c) of Internal Code Section 280G based on expected life of the option; and

•

We did not attribute any value to non-competition covenants or take the position that any part of the value of the performance-based equity and long-term incentive plans provided to the applicable named executive was reasonable compensation for services prior to the change of control, which would have reduced the estimated excise tax gross-up payment, if any.

With respect to Mr. Harvey, his parachute payment exceeds his safe harbor by less than 10%. Therefore, his benefits would be reduced by the listed amount so that no excise tax would be required pursuant to his CIC Agreement.

UNDERSTANDING OUR CHANGE IN CONTROL AND EMPLOYMENT TERMINATION TABLES

Executive Summary Regarding CONSOL Energy Agreements and/or Programs with Change of Control Provisions

This section provides information regarding the following Corporation agreements and/or programs which provide for benefits to be paid to named executives, in connection with employment termination and/or a change in control of the Corporation or, with respect to Mr. DeIuliis, CNX Gas:

•	Employment Agreement with our Chief Executive Officer;

•	Change in Control Agreements;

•	CONSOL Energy Stock Option Agreements;

•	CONSOL Energy Restricted Stock Unit Agreements;

•	CONSOL Energy Long-Term Incentive Program;

•	CONSOL Energy Supplemental Retirement Plan; and

•	CONSOL Energy Severance Pay Plan for Salaried Employees.

The severance provisions of Mr. Richey’s letter agreement with the Corporation are described in this Proxy Statement in “Understanding our Summary Compensation and Grants of Plan-Based Awards Tables” on page 50.

Employment Agreement with our Chief Executive Officer

As previously discussed in the “Compensation Discussion and Analysis” on page 43 and “Understanding our Summary Compensation and Grants of Plan-Based Awards Tables” on page 50, Mr. Harvey has an employment agreement with CONSOL Energy.

The terms of the Employment Agreement provide that if Mr. Harvey resigns for “good reason” (as defined below) or is terminated without “cause” (as defined below), and in each case he delivers a signed release of claims reasonably satisfactory to the Corporation to the Corporation’s General Counsel within thirty (30) days of the date of his termination and does not revoke such release within the seven-day revocation period provided for in the release, he is entitled to receive severance payments in the form of:

•	his then current base salary through the date of termination and any annual bonus awarded in accordance with the Corporation’s bonus program but not yet paid;

•

an amount equal to two times his then current base salary and two times the target annual bonus amount (provided that Mr. Harvey has not breached the confidentiality, non-competition and non-solicitation restrictions set forth in the employment agreement);

•	payment of the pro-rata portion of his target bonus in the year of termination if the relevant performance goals are met;

•	medical benefits or reimbursements for a maximum period of 24 months;

•	payment of all accrued but unused vacation time;

•	payment for reasonable outplacement assistance services actually incurred by him in seeking other employment within 12 months of his termination; and

•	reimbursement for business expenses incurred prior to such termination.

Except for the payments relating to the pro-rata portion of Mr. Harvey’s target bonus and outplacement services, these amounts are to be paid in a single lump sum payment within 10 days after the date of his termination, provided that no amount will be paid until expiration of the seven day statutory revocation period with respect to the release described above. The pro-rata portion of Mr. Harvey’s target bonus is to be paid in accordance with the terms of the applicable plan, subject to the attainment of the performance goals applicable to such bonus award and the payment for outplacement services is to be paid no later than the end of the calendar year following the year in which such expense is incurred by Mr. Harvey. If Mr. Harvey’s employment is terminated for good reason or without cause, he and his dependents will continue to receive his medical insurance benefits from the Corporation, on terms substantially comparable to terms of the Corporation’s medical plan, for up to 24 months following the termination date.

If Mr. Harvey’s employment is terminated due to death or “permanent disability,” which is defined in accordance with the Corporation’s long-term disability plan applicable to Mr. Harvey, he (or his estate, if applicable) will be entitled to receive:

•	his then current base salary through the date of termination;

•	a pro-rata portion of his target bonus for the year of termination;

•	payment for all accrued, but unused vacation time; and

•	reimbursement for business expenses incurred prior to such termination, with such amounts payable in a single lump sum within 10 days following termination.

If Mr. Harvey’s employment is terminated for “cause” or by Mr. Harvey other than for “good reason” and not due to death or permanent disability, he will be entitled to receive solely his base salary through the termination date, payment for all accrued but unused vacation time through the termination date, and reimbursement of reimbursable expenses incurred prior to termination.

The employment agreement defines “cause” as:

•	gross negligence in the performance of Mr. Harvey’s duties which results in material financial harm to the Corporation;

•	Mr. Harvey’s conviction of, or plea of guilty or nolo contendere to any felony, or any misdemeanor involving fraud, embezzlement or theft;

•	Mr. Harvey’s intentional failure or refusal to perform his duties and responsibilities with the Corporation, without the same being corrected within 15 days after being given written notice thereof;

•	the material breach by Mr. Harvey of any of the covenants contained in the employment agreement discussed below;

•	Mr. Harvey’s willful violation of any material provision of the Corporation’s code of conduct for executives and management employees; or

•	Mr. Harvey’s engagement in conduct that is demonstrably and materially injurious to the Corporation, monetarily or otherwise.

Mr. Harvey may be terminated for “cause” only by majority vote of all the members of the Board (other than Mr. Harvey), which vote must be communicated to Mr. Harvey in writing.

The employment agreement defines “good reason” as, without Mr. Harvey’s written consent:

•	the material diminution of Mr. Harvey’s duties or responsibilities including the assignment of any duties and responsibilities materially inconsistent with his position;

•	a material reduction in Mr. Harvey’s base salary;

•	a material reduction in Mr. Harvey’s annual target bonus opportunity (excluding any reduction that is generally applicable to all or substantially all executive officers of the Corporation);

•

a material reduction in the overall level of employee benefits (including long-term incentive opportunities) provided to Mr. Harvey (excluding any reduction that is generally applicable to all or substantially all executive officers of the Corporation);

•

the breach of the agreement by the Corporation caused by the failure to obtain a written assumption of the employment agreement by any person acquiring all or substantially all of the assets of the Corporation prior to such acquisition;

•	the relocation of Mr. Harvey’s principal work location to a location more than 50 miles from Pittsburgh, Pennsylvania; or

•

the Corporation giving Mr. Harvey notice of nonextension of the term of the employment agreement solely at either the end of the initial three year term or the end of the first one year extension of the term;

provided, however, that, notwithstanding the foregoing, Mr. Harvey must give written notice to the Corporation of his intention to terminate his employment for good reason within sixty days after the event or omission which constitutes “good reason;” the event must remain uncorrected by the Corporation for 30 days following the notice; and the termination must occur within 60 days following the expiration of the notice period. Any failure to give such written notice within such period results in a waiver of his right to terminate for “good reason” as a result of such act or omission.

All stock option and restricted stock unit and performance share unit awards contain non-competition provisions which prohibit Mr. Harvey from taking the following actions, during the term of his employment and for a period of two years after termination of such employment:

•

directly or indirectly engaging in any business which is in competition with any line of business conducted by the Corporation or an affiliate of the Corporation and which is in any area where the Corporation or its affiliates do business;

•	performing or soliciting the performance of services for any customer or client of the Corporation or its affiliates;

•

inducing any employee of the Corporation or its affiliate to do either of the first two paragraphs above or terminate such employee’s employment with the Corporation or its affiliates, or offering employment to any person who was employed by the Corporation or its affiliates unless such person has ceased such employment for a period of at least 12 months; or

•	directly or indirectly assisting others in any of the above referenced actions.

Further, Mr. Harvey’s employment agreement contains restrictive covenants relating to confidential information, the terms of which are identical to those set forth in the CONSOL Energy stock option and equity award agreements. See “Change in Control’ and Restrictive Covenant Provisions – CONSOL Energy Stock Options, Restricted Stock Units and Performance Share Units” below for a description of these restrictive covenants.

Change in Control Agreements

Messrs. Harvey, Lyons, Richey and King each have change in control severance agreements with CONSOL Energy and Mr. DeIuliis has a change in control severance agreement with CONSOL Energy and CNX Gas (which we refer to collectively as the “CIC Agreements”). The CIC Agreements provide severance benefits to our named executives if they are terminated (i) after, or in connection with, a CONSOL Energy change in control (as described below) (and/or, in the case of Mr. DeIuliis, a CNX Gas change in control (as described below)), by CONSOL Energy (and/or by CNX Gas, in the case of Mr. DeIuliis) for any reason other than cause (as defined below), death or disability

(as defined below), that occurs not more than three months prior to or within two years after, a CONSOL Energy change in control (and/or a CNX Gas change in control, in the case of Mr. DeIuliis), or is requested by a third party initiating the CONSOL Energy change in control (and/or the CNX Gas change in control, in the case of Mr. DeIuliis) or (ii) within the two-year period after a CONSOL Energy change in control (and/or a CNX Gas change in control, in the case of Mr. DeIuliis), if he is “constructively terminated” (as defined below).

Under the two circumstances described above, the executives would be entitled to receive:

•

a lump sum cash payment equal to a multiple of base pay plus a multiple of incentive pay (the multiple, in each case, for Mr. Harvey, 3.0, for Messrs. Lyons and DeIuliis, 2.5; and for Messrs. Richey and King, 2.0);

•	a pro-rated payment of his incentive pay for the year in which his termination of employment occurs;

•

for a specified period (for Mr. Harvey, 36 months; for Messrs. Lyons and DeIuliis, 30 months; and for Messrs. Richey and King, 24 months), the continuation of medical and dental coverage (or monthly reimbursements in lieu of continuation);

•

if he would have been eligible for post-retirement medical benefits had he retired from employment during the applicable period, but is not so eligible due to termination, then at the conclusion of the benefit period, the Corporation (or CNX Gas, in the case of Mr. DeIuliis) will provide him with additional continued group medical coverage comparable to that which would have been available under the Corporation’s (or CNX Gas’, in the case of Mr. DeIuliis) post-retirement program for so long as such coverage would have been available under such program, or the Corporation (or CNX Gas, in the case of Mr. DeIuliis) will provide monthly reimbursements to him in lieu of such coverage;

•

a lump sum cash payment equal to the total amount that the executive would have received under the 401(k) plan as a match if he was eligible to participate in the 401(k) plan for a specified period after his termination date (for Mr. Harvey, 36 months; for Messrs. Lyons and DeIuliis, 30 months; and for Messrs. Richey and King, 24 months) and he contributed the maximum amount to the plan for the match;

•

a lump sum cash payment equal to the difference between the present value of his accrued pension benefits at his termination date under the qualified defined benefit plan and (if eligible) any plan or plans providing nonqualified retirement benefits and the present value of the accrued pension benefits to which the executive would have been entitled under the pension plans if he had continued participation in those plans for a specified period after his termination date (for Mr. Harvey, 36 months; for Messrs. Lyons and DeIuliis, 30 months; and for Messrs. Richey and King, 24 months);

•	a lump sum cash payment of $25,000 in order to cover the cost of outplacement assistance services and other expenses associated with seeking other employment; and

•

any amounts earned, accrued or owing but not yet paid as of his termination date, payable in a lump sum, and any benefits accrued or earned in accordance with the terms of any applicable benefit plans and programs.

In addition, upon a CONSOL Energy change in control (and/or a CNX Gas change in control, in the case of Mr. DeIuliis) all equity awards granted to each of the executives will become fully vested and/or exercisable on the date the change in control occurs and all stock options or stock appreciation rights will remain exercisable for the period set forth in the applicable award agreement. If it is determined that any payment or distribution to an executive or for his benefit would constitute an “excess parachute payment” within the meaning of Section 280G of the federal income tax laws, he will be entitled to an additional amount, subject to certain limitations, such that the net amount retained by him after deduction of any excise tax imposed under Section 4999 of the federal income tax laws, and any tax imposed upon the gross-up payment, will be equal to the excise tax on the payment.

The CIC Agreements contain confidentiality, non-competition and non-solicitation obligations. The named executives have each agreed not to compete with the business for one year, or to solicit employees for two years, following a termination of employment, when such executive is receiving severance benefits under a CIC Agreement.

No payments are made or benefits provided under the CIC Agreements unless the executive executes, and does not revoke, a written release of any and all claims (other than for entitlements under the terms of the agreement or which may not be released under the law).

“Cause” is a determination by the Board (or the CNX Gas Board, in the case of Mr. DeIuliis) that the executive has:

•	(a) been convicted of, or has pleaded guilty or nolo contendere to, any felony, or any misdemeanor involving fraud, embezzlement or theft; or

•

(b) wrongfully disclosed material confidential information of the Corporation or any subsidiary (including CNX Gas), has intentionally violated any material express provision of the Corporation’s code of conduct for executives and management employees (as then in effect) or has intentionally failed or refused to perform any of his material assigned duties for the Corporation (or CNX Gas, in the case of Mr. DeIuliis), and any such failure or refusal has been demonstrably and materially harmful to the Corporation (or CNX Gas, in the case of Mr. DeIuliis).

Notwithstanding the foregoing, the executive will not be deemed to have been terminated for “cause” under clause (b) above unless the majority of the members of the Board (or the CNX Gas Board, in the case of Mr. DeIuliis) plus one member of such board, find that, in its good faith opinion, the executive has committed an act constituting “cause,” and such resolution is delivered in writing to the executive.

A “change in control” under the CIC Agreements means the occurrence of any of the following events:

•

(i) the acquisition by any individual, entity or group of beneficial ownership of more than 25% of the combined voting power of the then outstanding voting stock of the Corporation (or CNX Gas, in the case of Mr. DeIuliis); provided, however, that the following acquisitions will not constitute a change in control: (A) any issuance of voting stock of the Corporation (or CNX Gas, in the case of Mr. DeIuliis) directly from the Corporation (or CNX Gas, in the case of Mr. DeIuliis) that is approved by the then incumbent Board (or incumbent CNX Gas board, in the case of Mr. DeIuliis), (B) any acquisition by the Corporation (or by CNX Gas or any subsidiary of the Corporation or CNX Gas in the case of Mr. DeIuliis) of voting stock of the Corporation (or CNX Gas, in the case of Mr. DeIuliis), (C) any acquisition of voting stock of the Corporation (or CNX Gas, in the case of Mr. DeIuliis) by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any subsidiary of the Corporation (including CNX Gas), (D) any acquisition of voting stock of the Corporation (or CNX Gas, in the case of Mr. DeIuliis) by an underwriter holding securities of the Corporation (or CNX Gas, in the case of Mr. DeIuliis) in connection with a public offering thereof, or (E) any acquisition of voting stock of the Corporation (or CNX Gas, in the case of Mr. DeIuliis) by any person pursuant to a transaction that complies with clauses (A), (B) and (C) of (iii) below; or

•

(ii) individuals who constitute the Board as of the agreement date (or in the case of Mr. DeIuliis, individuals who constitute the CNX Gas board other than at a time when the Corporation and/or its subsidiaries beneficially own more than 50% of the total voting stock of CNX Gas), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Corporation’s shareholders (or CNX Gas’ shareholders, in the case of Mr. DeIuliis), was approved by a vote of at least two-thirds of the directors then comprising the incumbent Board (or incumbent CNX Gas Board, in the case of Mr. DeIuliis) are deemed to have then been a member of the incumbent Board (or incumbent CNX Gas Board, in the case of Mr. DeIuliis), but excluding any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board (or the CNX Gas board, in the case of Mr. DeIuliis);

•

(iii) consummation of a reorganization, merger or consolidation of the Corporation (or CNX Gas, in the case of Mr. DeIuliis) or a direct or indirect wholly owned subsidiary of the Corporation (or a direct or indirect wholly owned subsidiary of CNX Gas, in the case of Mr. DeIuliis), a sale or other disposition of all or substantially all of the assets of the Corporation (or CNX Gas, in the case of Mr. DeIuliis), or other transaction involving the Corporation (or CNX Gas, in the case of Mr. DeIuliis), unless, in each case, immediately following such transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners of voting stock of the Corporation (or CNX Gas, in the case of Mr. DeIuliis) immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such transaction or any direct or indirect parent corporation thereof, (B) no person other than the Corporation (or, in the case of Mr. DeIuliis, the Corporation and/or any of its subsidiaries) beneficially owns 25% or more of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such transaction or any direct or indirect parent corporation thereof and (C) at least a majority of the members of the Board (or the CNX Gas Board, in the case of Mr. DeIuliis, other than at a time when the Corporation and/or its subsidiaries beneficially own more than 50% of the total voting stock of CNX Gas) of the entity resulting from such transaction or any direct or indirect parent corporation thereof were members of the incumbent Board (or the incumbent CNX Gas Board, in the case of Mr. DeIuliis) at the time of the execution of the initial agreement or of the action of the Board providing for such transaction;

•

(iv) approval by the shareholders of the Corporation (or CNX Gas, in the case of Mr. DeIuliis) of a complete liquidation or dissolution of the Corporation (or CNX Gas, in the case of Mr. DeIuliis), except pursuant to a transaction that complies with clauses (A), (B) and (C) of (iii) above; or

•

(v) in the case of Mr. DeIuliis’ CIC Agreement, other than a time when CONSOL Energy and/or its subsidiaries beneficially own less than 50% of the total voting stock of CNX Gas, a CONSOL Energy change in control (as described in clauses (i) through (iv) above).

A “constructive termination” means:

•	a material adverse change in position;

•	a material reduction in annual base salary or target bonus or a material reduction in employee benefits;

•

a material adverse change in circumstances as determined in good faith by the executive, including a material change in the scope of business or other activities for which the executive was responsible for prior to the change in control, which has rendered the executive unable to carry out, has materially hindered his performance of, or has caused him to suffer a material reduction in, any of the authorities, powers, functions, responsibilities or duties attached to the position he held immediately prior to the change in control, as determined by him;

•

the liquidation, dissolution, merger, consolidation or reorganization of the Corporation (or CNX Gas, in the case of Mr. DeIuliis) or transfer of substantially all of the Corporation’s (or CNX Gas’, in the case of Mr. DeIuliis) business or assets unless the successor assumes all duties and obligations of the Corporation (or CNX Gas, in the case of Mr. DeIuliis) under the applicable CIC Agreement; or

•	the relocation of the executive’s principal work location to a location that increases his normal commute by 50 miles or more or that requires travel increases by a material amount.

CONSOL Energy Stock Options

In the event that a named executive’s employment with the Corporation (including any affiliate of the Corporation) is terminated for “cause” (as defined in our Plan) or the named executive breaches non-competition or proprietary information covenants (see description below), then any stock option (whether vested or unvested) that is granted to the named executive will be canceled and forfeited in its entirety on the date of termination of employment or breach of covenant, as applicable. In addition, any stock option exercised during the six month period prior to such termination of employment or breach of covenant, as applicable, will be rescinded, and the named executive will be required to pay to the Corporation within 10 days an amount in cash equal to the gain realized by the exercise of the stock option.

In the event that the named executive’s employment terminates voluntarily, due to “disability” (as defined in our Plan) or by the Corporation without “cause” (as defined in our Plan), the non-vested portion of any stock option will be deemed cancelled on the termination date and the vested portion, if any, of the stock option as of the date of such termination will remain exercisable for the lesser of a period of 90 days following termination or until the expiration date of the stock option. Notwithstanding the previous section, if such termination occurs on or after the date the named executive has reached the age of 55 by reason of an “early retirement” or “incapacity retirement” as defined in the Pension Plan (or any successor plan), then in that event the non-vested portion of the stock option will continue to vest and become exercisable in the ordinary course and will remain exercisable until the stock option’s expiration date. If the named executive’s employment is terminated by reason of a “normal retirement,” as defined in the Pension Plan (or any successor plan), the non-vested portion of the stock option will vest in its entirety on the effective date of the named executive’s retirement and the stock option will remain exercisable until its expiration date.

In the event that employment with the Corporation (including any affiliate) is terminated by reason of a reduction in force as specified and implemented by the Corporation, the non-vested portion of a stock option will continue to vest and become exercisable in accordance with the vesting schedule set forth above, and will remain exercisable until the expiration date. In the event that the named executive’s employment is terminated by reason of death, the non-vested portion of the stock option will vest in its entirety immediately upon the date of death and will remain exercisable for the lesser of a period of three years following death or the expiration date.

CONSOL Energy Nonqualified Performance Stock Options

In the event that a named executive’s employment with the Corporation (including any affiliate) is terminated for “cause” (as defined in our Plan) or the named executive breaches the confidentiality and/or the non-competition obligations set forth in the Performance Option award agreement, such Performance Option (whether vested or unvested) will be cancelled and forfeited in its entirety on the date the named executive’s employment is terminated or the covenants are breached. In addition, any Performance Option exercised during the six month period prior to such termination of employment or breach of covenant, as applicable, will be rescinded. Within 10 days after receiving notice of a rescission, the named executive must pay to the Corporation an amount in cash equal to the gain realized by such person upon exercise of the Performance Option.

Unless otherwise specifically provided in a separate agreement between the Corporation and the named executive, if a named executive’s employment with the Corporation (including any affiliate) is terminated by the named executive voluntarily or by the Corporation without cause, the non-vested portion of such named executive’s Performance Option will be cancelled and forfeited on the date the named executive’s employment is terminated and the vested portion, if any, of the Performance Option as of the date of such termination will remain exercisable for the lesser of (i) a period of 90 days following such termination of employment or (ii) until the expiration date, and, in either event, the vested portion will thereafter be deemed cancelled and forfeited.

In the event that a named executive’s employment with the Corporation (including any affiliate) is terminated by reason of an “early retirement” or “normal retirement” (each as defined in the Performance Option award agreement), the non-vested portion of such named executive’s Performance Option will vest to the extent earned as determined at the end of each respective performance period; provided, however, that if a named executive’s employment is terminated by reason of an early retirement or a normal retirement before the one-year anniversary of the date the Performance Option was granted, the non-vested portion of the named executive’s Performance Option will be canceled and forfeited in its entirety on the date of such named executive’s termination of employment.

In the event that a named executive’s employment with the Corporation (including any affiliate) is terminated by reason of death, “incapacity retirement” (as defined in the Pension Plan, or any successor plan thereto applicable to the named executive), or “disability” (as defined in our Plan), the non-vested portion of such named executive’s Performance Option will vest to the extent earned as determined at the end of each respective performance period and the Performance Option will remain exercisable until the expiration date.

In the event of an employment termination by reason of a reduction in force, the named executive will not be subject to the non-competition and non-solicitation provisions contained in the Performance Option award agreement.

Upon a “change in control” (as defined in our Plan) prior to a named executive’s termination of employment with the Corporation (including any affiliate), the non-vested portion of such named executive’s Performance Option will vest and will remain exercisable until the expiration date, unless otherwise provided by separate agreement between the Corporation and the named executive.

CONSOL Energy Restricted Stock Units

All shares subject to restricted stock unit awards are issued under our Plan, will vest (i.e., will not be subject to forfeiture as the result of employment termination) upon the occurrence of any of the following events and will be delivered on the termination date, or as soon as administratively practical thereafter (but in no event later than the 15th day of the third month following that date):

•	termination of employment with the Corporation on or after age 65;

•

termination of employment with the Corporation on or after age 55 under circumstances which also satisfy the criteria for either “early retirement” or “incapacity retirement” under the Pension Plan, as in effect at that time; or

•	termination of employment with the Corporation by reason of death or as part of a reduction in force as specified and implemented by the Corporation.

In no event will any shares vest in the event employment with the Corporation is terminated for “cause” as defined in our Plan (see below) or if a named executive leaves the Corporation’s employment for any reason other than in connection with one of the special vesting events specified above.

In addition, if employment is terminated for “cause” or the named executive breaches non-competition or proprietary information covenants (see below), then, in addition to awards being cancelled with respect to any unvested shares, the named executive also forfeits all of his right, title and interest in and to any shares which have vested under existing awards and which are held by him at that time or are otherwise subject to deferred issuance. In addition, to the extent a named executive has sold any of his vested shares within the six month period ending with the date of the named executive’s termination for “cause” or breach of the non-competition or proprietary information covenants or at any time thereafter, then the named executive is required to repay to the Corporation, within 10 days after receipt of written demand from the Corporation, the cash proceeds received upon each such sale, provided the demand is made by the Corporation within one year after the date of that sale.

CONSOL Energy Long-Term Incentive Programs

If a named executive’s employment with CONSOL Energy or any affiliate is terminated:

•	on or after the date the named executive has reached the age of 55 by reason of an “Early Retirement” or “Incapacity Retirement;”

•	by reason of a “Normal Retirement;”

•	on account of death or Disability (other than an Incapacity Retirement); or

•	by reason of a reduction in force as specified and implemented by the Corporation,

prior to the payment date or the change in control payment date, as applicable, the named executive shall be entitled to retain his or her units and receive payment therefore to the extent earned and payable under the LTIP program.

However, in the case of a Disability, the named executive shall only be entitled to retain a prorated portion of the units determined at the end of the performance period and based on the number of complete months that the named executive worked in the performance period. If a named executive’s employment with CONSOL Energy or any affiliate is terminated for any other reason, including by the named executive voluntarily, or by CONSOL Energy with cause or without cause (other than in connection with a reduction in force as explained above), prior to the payment date or the change in control payment date, as applicable, the units awarded to the named executive shall be cancelled and forfeited.

CONSOL Energy Equity Incentive Plan Definitions

The following definitions and provisions are set forth in our Plan:

“Cause” is defined, unless otherwise defined in the applicable award agreement, as a determination by the Compensation Committee that a person has committed an act of embezzlement, fraud, dishonesty or breach of fiduciary duty to the Corporation, deliberately and repeatedly violated the rules of the Corporation or the valid instructions of the Board or an authorized officer of the Corporation, made any unauthorized disclosure of any of the material secrets or confidential information of the Corporation, or engaged in any conduct that could reasonably be expected to result in material loss, damage or injury to the Corporation.

“Disability” is defined, unless otherwise defined in the applicable award agreement, as an award recipient’s inability, because of physical or mental incapacity or injury (that has continued for a period of at least 12 consecutive calendar months) to perform for the Corporation or an affiliate of the Corporation substantially the same services as he or she performed prior to incurring the incapacity or injury.

“Change in Control” and Restrictive Covenant Provisions - CONSOL Energy Stock Options, Restricted Stock Units and Performance Share Units

All stock options (including the Performance Options) and restricted stock unit and performance share unit awards, whether or not vested, may, in the Board’s discretion and authority, vest upon a “change in control,” which is defined under our Plan as (unless otherwise defined in the applicable award agreement), the earliest to occur of:

•

any one person (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, and any corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of Corporation stock), or more than one person acting as a group, is or becomes the beneficial owner of shares that, together with the shares held by that person or group, possess more than 50% of the total fair market value or total voting power of the Corporation’s shares;

•

a majority of members of the Board is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

•	the sale of all or substantially all of the Corporation’s assets.

However, in the event the accelerated vesting of the awards, either alone or together with any other payments or benefits to which the named executive may otherwise become entitled from the Corporation in connection with the “change in control” would, in the Corporation’s good faith opinion, be deemed to be a parachute payment under Section 280G of the Code (or any successor provision), then, unless any agreement between the named executive and the Corporation provides otherwise, the number of options and restricted stock units which vest on this accelerated basis will be reduced to the extent necessary to assure, in the Corporation’s good faith opinion, that no portion of the accelerated award will be considered such a parachute payment.

All stock option and unit awards contain a covenant regarding confidential information and trade secrets, pursuant to which the recipient must agree, at any time during or after his or her employment with the Corporation, not to disclose or use for his or any other person or entity’s own benefit or purposes, other than the Corporation and its affiliates, any proprietary confidential information or trade secrets, which are unique to the Corporation and not generally known to the industry or the public. In addition, upon termination with the Corporation for any reason, the award recipient must immediately return all materials relating to the business of the Corporation and its affiliates, excluding personal notes, notebooks and diaries, and cannot retain or use for their own account at any time any trade names, trademarks or other proprietary business designation used or owned in connection with the business of the Corporation or its affiliates.

CONSOL Energy Supplemental Retirement Plan

If a participant’s employment with CONSOL Energy or any subsidiary terminates for “cause” (which is defined to include a violation of any nonsolicitation, noncompetition, or nondisclosure provision contained in any agreement entered into by and between a participant and CONSOL Energy or any subsidiary), no benefits will be payable under the plan. Additionally, each participant will agree by participating in the Supplemental Retirement Plan that within ten (10) days after the date we provide the participant with a notice that there has occurred a termination on account of “cause,” the participant will pay to us in cash an amount equal to any and all distributions paid to or on behalf of such participant under the plan within the six (6) months prior to the date of the earliest breach. A forfeiture of Supplemental Retirement Plan benefits will also occur for certain cause events even if the event does not occur or is not discovered until after any termination of employment. Benefits under the CONSOL Energy Supplemental Retirement Plan will immediately vest upon death or disability of a participant or upon a “change in control” (as described below).

Further, if the participant’s employment is terminated after, or in connection with, a “change of control” (as defined in the CONSOL Energy Supplemental Retirement Plan) on account of:

•	an involuntary termination associated with a “change in control” within the two year period after the “change in control,” or

•

a termination by CONSOL Energy other than for “cause” or due to the participant’s death or disability that (A) occurs not more than three months prior to the date on which a “change in control” occurs or (B) is required by a third party who initiates a “change in control,” the participant will be entitled to the vested benefits in a lump sum payment.

The benefit will be calculated as if the participant terminated on the date of the change in control, but the participant will be considered only for purposes of applying the appropriate actuarial reduction to have a minimum age of 55 and a minimum of 20 years of credited service. Additional service credit will also be provided for the term of any payments under a participant’s CIC Agreement, if any, with the Corporation. See “Understanding our Pension Benefits Table” on page 58 for more information regarding the CONSOL Energy Supplemental Retirement Plan.

CONSOL Energy Severance Pay Plan For Salaried Employees

Eligible employees of CONSOL Energy are entitled to benefits under the CONSOL Energy Severance Pay Plan immediately upon completion of one year of continuous service with CONSOL Energy. Pursuant to the Corporation’s Severance Pay Plan upon an involuntary termination that is part of a workforce reduction, the employee is entitled to one week’s compensation for each completed full year of continuous service, up to a maximum of 25 weeks’ compensation, subject to the Corporation’s Severance Pay Plan’s reemployment provisions described below. Benefits under the Corporation’s Severance Pay Plan do not apply where the employee is terminated for “cause” or resigns, or where such employee’s employment ends in connection with the sale of stock or all or part of the CONSOL Energy asset and the employee is offered employment by the purchaser (or its affiliate) of the stock or all or part of the CONSOL Energy asset.

Calculation of the one week’s compensation is made on the basis of straight time pay (excluding any bonus or overtime compensation) for such employee’s permanently assigned position. In addition to severance benefits, employees are granted any vacation pay to which they are entitled. Employees with less than one year of service are paid only to and including date of termination.

In the event that the terminated employee is re-employed as a full-time employee before the severance pay period has expired, the employee shall reimburse CONSOL Energy for the amount of severance benefits which relate to the unexpired period. If the employee was granted vacation pay, the employee may, at his or her option, remit the vacation pay to CONSOL Energy and schedule a later vacation at a time mutually agreed upon with CONSOL Energy.

Employees will not be entitled to severance under this Plan unless and until such employee executes, and does not revoke, a release, deemed satisfactory by the Corporation, waiving any and all claims against the Corporation, its affiliates and subsidiaries and all related parties.

ACCOUNTANTS AND AUDIT COMMITTEE

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management of CONSOL Energy and Ernst & Young LLP (“E&Y”), the independent registered public accounting firm serving as the independent auditor of Corporation for the fiscal year ended December 31, 2010, the audited financial statements of the Corporation for the fiscal year ended December 31, 2010 (the “Audited Financial Statements”). In addition, we have discussed with E&Y the matters required to be discussed relating to the conduct of the audit under the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) (AU Section 380 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of the registered public accountant’s activities or access to requested information, and any significant disagreements with management).

The Audit Committee also has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with that firm its independence from the Corporation and its subsidiaries. The committee also discussed with management of the Corporation and E&Y such other matters and received such assurances from them as we deemed appropriate.

Management is responsible for the Corporation’s internal controls and the financial reporting process. E&Y is responsible for performing an independent audit of CONSOL Energy’s financial statements and of its internal control over financial reporting in accordance with generally accepted auditing standards and issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions with management and a review of the report of E&Y with respect to the Audited Financial Statements, and relying thereon, the Audit Committee has recommended to the Board the inclusion of the Audited Financial Statements in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

Members of the Audit Committee:

Raj K. Gupta, Chairman
Philip W. Baxter
John T. Mills

The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of CONSOL Energy under the Securities Act of 1933 or the Exchange Act, except to the extent that the Corporation specifically incorporates the Report by reference therein.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

E&Y was the independent registered public accounting firm selected by the Corporation’s Audit Committee as the independent auditor for the fiscal years ended December 31, 2010 and December 31, 2009.

The following table presents fees billed for professional audit services rendered by E&Y, with respect to 2010 and 2009 for the audits of CONSOL Energy’s annual financial statements for the years ended December 31, 2010 and December 31, 2009, and fees for other services rendered by E&Y during those periods.

CONSOL Energy Auditors’ Fees

	2010 (E&Y Fees)	2009 (E&Y Fees)
Audit Fees	$2,566,740	$1,365,759
Audit-Related Fees	$61,028	-
Tax Fees	$32,800	-
All Other Fees	$1,995	$1,970

Total	$2,662,563	$1,367,729

CNX Gas Auditors’ Fees

	2010 (E&Y Fees)	2009 (E&Y Fees)
Audit Fees	-	$715,114
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-

Total	$-	$715,114

As used in the table above, the following terms have the meanings set forth below:

Audit Fees

The fees for professional services rendered for the audit of CONSOL Energy’s annual financial statements, for Sarbanes-Oxley attestation procedures, for the review of the financial statements included in CONSOL Energy’s Quarterly Reports on Form 10-Q and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

The fees for assurance and related services that are reasonably related to the performance of the audit or review of CONSOL Energy’s financial statements.

Tax Fees

The fees for professional services rendered for tax compliance, tax advice, and tax planning.

All Other Fees

The fees for products and services provided, other than for the services reported under the headings “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. All of the services performed by E&Y in 2010 and 2009 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. Proposed services may require specific pre-approval by the Audit Committee (e.g. annual financial statement audit services) or alternatively, may be pre-approved without consideration of specific case-by-case services (e.g. audit related and tax services). In either case, the Audit Committee must consider whether such services are consistent with SEC rules on auditor independence.

PROPOSAL NO. 2 - RATIFICATION OF ANTICIPATED APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee anticipates appointing Ernst & Young LLP as the independent registered public accounting firm to serve as the independent auditor for CONSOL Energy in respect of the fiscal year ended December 31, 2011. The Audit Committee recommends that the shareholders of CONSOL Energy ratify this anticipated appointment.

The affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and voting on the proposal shall constitute ratification of the anticipated appointment of Ernst & Young LLP. If the shareholders of CONSOL Energy do not ratify the anticipated appointment of Ernst & Young LLP, the appointment of an independent registered public accounting firm to serve as the independent auditor for the fiscal year ending December 31, 2011 will be reconsidered by the Audit Committee.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to address the meeting and respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

RATIFICATION OF THE ANTICIPATED APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

PROPOSAL NO. 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

The SEC recently adopted new rules designed to implement Section 14A of the Exchange Act, which was created under the Dodd-Frank Wall Street Reform and Consumer Protection Act. Pursuant to new Section 14A of the Exchange Act, the Corporation is required to provide its shareholders with the opportunity to cast an advisory vote on compensation paid to its executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules set forth in Item 402 of Regulation S-K (which disclosure includes the “Compensation Discussion and Analysis,” the compensation tables and other related executive compensation disclosures required by Item 402 and contained herein), or any successor regulation thereto.

As described in detail in the “Compensation Discussion and Analysis,” one of the primary objectives of our executive compensation program is to attract and retain talented individuals to manage and lead CONSOL Energy. We believe that the quality, skills and dedication of our named executives are critical factors affecting the short- and long-term value of CONSOL Energy. As a result, the primary objectives of our compensation program are as follows:

•	align our named executives’ interests with the interest of CONSOL Energy and its shareholders by providing a significant amount of compensation in at-risk pay;

•	provide compensation opportunities that will attract and retain superior executive personnel who will make significant contributions to CONSOL Energy’s short- and long-term success;

•	provide incentives for our named executives to achieve CONSOL Energy’s annual and long-term performance objectives; and

•	reward our named executives for achieving and exceeding performance goals.

Through the use of our long-term compensation program, executive officers have the opportunity to receive total compensation at the top quartile among our peer group of companies, only if absolute and/or relative performance warrant such a payout.

The Compensation Committee continually reviews the compensation programs for our executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. Please read “Compensation Discussion and Analysis” beginning on page 25 which describes the Corporation’s executive compensation program and the decisions made by the Compensation Committee in 2010 in more detail, including information about the fiscal year 2010 compensation paid to our named executives.

CONSOL Energy has had a consistent record of delivering solid performance results for our shareholders, customers and the community. Despite a challenging economic environment, management delivered strong operational and financial results for fiscal year 2010. For a discussion of the Corporation’s significant achievements in 2010 see “Compensation Discussion and Analysis – 2010 Business Highlights.” We believe that our executive compensation programs have played a material role in our ability (i) to drive the strong financial results described in our Compensation Discussion and Analysis and (ii) to attract and to retain a highly experienced, successful team to manage the Corporation.

We are asking our shareholders to indicate their support for the compensation paid to our executive officers in 2010 as described in this Proxy Statement. This proposal gives our shareholders the opportunity to express their views on the compensation paid to our executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation paid to our executive officers and the philosophy, policies and practices described in this Proxy Statement.

Accordingly, we ask our shareholders to vote “FOR,” on an advisory basis, the compensation paid to our executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, and to adopt the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Corporation’s named executives, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussion, is hereby APPROVED.”

As an advisory vote, your vote will not be binding on the Corporation, the Board or the Compensation Committee. However, our Board and our Compensation Committee, which is responsible for designing and administering the Corporation’s executive compensation program, value the opinions of our shareholders and to the extent there is any significant vote against the compensation paid to our executive officers in 2010, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

COMPENSATION PAID TO OUR EXECUTIVE OFFICERS IN 2010, AS DISCLOSED IN THIS PROXY STATEMENT, PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL NO. 4 - ADVISORY VOTE ON FREQUENCY OF

FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Under the SEC’s new rules relating to executive compensation, the Corporation is also required to provide its shareholders with the opportunity to cast an advisory vote to determine the frequency of the advisory shareholder vote on compensation paid to our executive officers (Proposal No. 3 in this Proxy Statement). By voting on this Proposal No. 4, shareholders may indicate whether they would prefer an advisory vote on executive officer compensation once every one, two or three years or abstain from voting.

After careful consideration, the Board believes that a biennial frequency (i.e., every two years) is the optimal frequency for the advisory say-on-pay vote. A say-on-pay vote every two years strikes the right balance between having the vote too frequently with an annual vote and being less responsive to shareholders with a vote every third year. A vote every two years provides shareholders the opportunity to evaluate CONSOL Energy’s executive compensation program on a more thorough, longer-term basis than an annual vote.

The Board believes that an annual say-on-pay vote would not allow for changes to our executive compensation program to be in place long enough to evaluate whether any changes were effective from the prior year. For example, if the say-on-pay vote in May 2011 led to changes to the executive compensation program being made in January or February of 2012, at the beginning of the next fiscal year, those changes would be in place only a few months before the next annual say-on-pay vote would take place in May 2012.

The Board further concluded that a biennial say-on-pay vote would be most suitable for CONSOL Energy for the following reasons:

•	Our executive compensation program is designed to reward performance over a multi-year period, and the Board believes that a shareholder say-on-pay vote should occur over a similar time-frame;

•	As mentioned above, a two-year cycle will give investors sufficient time to evaluate the effectiveness of our short- and long-term executive compensation strategies and related business results;

•

Many large shareholders rely on proxy advisory firms for vote recommendations. We believe that a biennial vote on executive compensation, rather than an annual one, helps proxy advisory firms provide more detailed and thorough analyses and recommendations;

•	A two-year cycle gives the Board and Compensation Committee sufficient time to respond to shareholder’s sentiments and to implement any necessary changes to our executive compensation policies; and

•	The Board will engage with shareholders on executive compensation matters between shareholder votes.

Accordingly, the Board of Directors recommends a vote “FOR” A BIENNIAL FREQUENCY (i.e., every two years) for which shareholders will have an advisory vote on the compensation of the Corporation’s named executives set forth in CONSOL Energy’s Proxy Statement. Shareholders are not voting to approve or disapprove the Board’s recommendation. Shareholders may choose among the four choices set forth on the proxy card.

As an advisory vote, your vote will not be binding on the Corporation, the Board or the Compensation Committee. Our Board values the opinions of our shareholders and will strongly consider its shareholders’ views. However, because this vote is advisory only and non-binding, the Board may nevertheless decide that it is in the best interests of our shareholders and the Corporation to hold an advisory vote on executive compensation more or less frequently than the most popular option selected by our shareholders. No later than 150 calendar days after the 2011 Annual Meeting, but in no event later than 60 calendar days prior to the date for submission of shareholder proposals under SEC Rule 14a-8 for the 2012 Annual Meeting as described under “Additional Matters-Shareholder Proposals for Inclusion in Next Year’s Proxy Statement or Presentation at Next Year’s Annual Meeting,” CONSOL Energy will file a Current Report on Form 8-K or Form 8-K/A which will disclose our decision on how frequently to hold the advisory vote on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR EVERY TWO YEARS” FOR FREQUENCY FOR FUTURE ADVISORY VOTES ON COMPENSATION PAID TO OUR EXECUTIVE OFFICERS

SECURITIES AUTHORIZED FOR ISSUANCE UNDER CONSOL ENERGY

EQUITY COMPENSATION PLAN

The following table summarizes the Corporation’s equity compensation plan information as of December 31, 2010.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders as of 12/31/10	7,762,502	(1)	$29.59	(2)	3,594,331	(3)
Equity compensation plans not approved by security holders	-		-		-
Total	7,762,502		$29.59		3,594,331

(1)	Of this total, 5,453,241 are outstanding stock options, 802,804 are Performance Options, 1,155,269 are restricted stock units, 13,175 are deferred stock units, 338,013 are performance share units (earned at maximum level), and 35,005 are phantom stock units, which may only be settled in cash under the Corporation’s 1999 Directors Deferred Compensation Plan.

(2)	The weighted-average exercise price does not take into account the restricted stock units, deferred stock units, performance share units or phantom stock units.

(3)	Because the phantom stock units are settled only in cash, such securities do not affect the number of securities remaining available for future issuance under the Plan. For more information regarding the Corporation’s 1999 Deferred Compensation Plan, see “Understanding Our Director Compensation Table” on page 11.

The Plan was approved prior to CONSOL Energy’s initial public offering by its then shareholders. In May 2005, the shareholders approved an amendment to the Plan, including an increase in the total number of shares of common stock that can be covered by grants, to 9,100,000 shares. In May 2006, there was a 2-for-1 stock split bringing the total number of shares of common stock that can be covered by grants to 18,200,000 shares and in May 2009, the shareholders approved an amendment to the Plan, including an increase in the total number of shares to 23,800,000.

ADDITIONAL MATTERS

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement or Presentation at Next Year’s Annual Meeting

Any proposal submitted by a shareholder for inclusion in the next Annual Meeting Proxy Statement must (a) conform to the requirements of Rule 14A-8 promulgated under the Exchange Act and (b) be received by the Secretary of CONSOL Energy no later than November 29, 2011. Any such proposal should be addressed to the Secretary, CONSOL Energy Inc., 1000 CONSOL Energy Drive, Canonsburg, PA 15317. There is more information below regarding the content of proposals.

CONSOL Energy’s Amended and Restated Bylaws require that all shareholder proposals to be submitted at the Annual Meeting, but not included in the Corporation’s Proxy Statement, be received by the Secretary of CONSOL Energy as written notice no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting, together with certain information specified in the Amended and Restated Bylaws. If the date of the Annual Meeting is more than 30 days before or more than 60 days after the anniversary date, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the Annual Meeting and not later than the close of business on the later of the 90th day prior to the Annual Meeting or the 10th day following the day on which public announcement of the date of the meeting is first made by CONSOL Energy.

General Information Regarding the Content of Proposals

Director nominations must be accompanied by a statement of the nominee indicating willingness to serve if elected, disclose the principal occupations or employment of the nominee during the past five years along with a questionnaire, representation and agreement and evidence of the nominating shareholder’s ownership of CONSOL Energy stock, which includes:

•	the name and address of the shareholder as it appears on CONSOL Energy’s books, and of such beneficial owner;

•	the class and number of shares of CONSOL Energy and of any derivative instruments thereof which are owned beneficially and of record by the shareholder;

•

any other information relating to the shareholder or beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for, as applicable, the proposal and/or for the election of directors in a contested election;

•	a representation that such owner intends to appear in person or by proxy at the meeting to propose such nomination; and

•

a representation whether the shareholder or beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of CONSOL Energy’s outstanding capital stock required to elect the nominee and/or (b) otherwise solicit proxies from shareholders in support of such nomination.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address and the same last name by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Corporation and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once shareholders have received notice from their broker or the Corporation that materials will be sent in the householding manner to the shareholder’s address, householding will continue until otherwise notified or until the shareholder revokes such consent. If, at any time, shareholders no longer wish to participate in householding and would prefer to receive a separate proxy statement, they should notify their broker if shares are held in a brokerage account or the Corporation if holding registered shares. The Corporation will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Any such notice should be addressed to the Investor Relations department of CONSOL Energy Inc., 1000 CONSOL Energy Drive, Canonsburg, PA 15317, or notice may be given by calling CONSOL Energy at (724) 485-8800:

•	to receive a separate copy of an annual report or proxy statement for this meeting;

•	to receive separate copies of those materials for future meetings; or

•	if the shareholder shares an address and wishes to request delivery of a single copy of annual reports or proxy statements if now receiving multiple copies of annual reports or proxy statements.

Other

The Board knows of no other proposals that may properly be presented for consideration at the Annual Meeting but, if other matters do properly come before the Annual Meeting, the persons named in the proxy will vote your shares according to their best judgment.

By Order of the Board of Directors

of CONSOL Energy Inc.

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 4, 2011.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/CNX • Follow the steps outlined on the secured website.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —

1.	The Board recommends a vote FOR all nominees.

	Election of Directors:	01 - J. Brett Harvey	02 - John Whitmire	03 - Philip W. Baxter	04 - James E. Altmeyer, Sr.
		05 - William E. Davis	06 - Raj K. Gupta	07 - Patricia A. Hammick	08 - David C. Hardesty, Jr.
		09 - John T. Mills	10 - William P. Powell	11 - Joseph T. Williams

☐	Mark here to vote FOR all nominees ☐ Mark here to WITHHOLD vote from all nominees

☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	01	02	03	04	05	06	07	08	09	10	11
		☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐

2.	The Board recommends a vote FOR Proposal 2.
			For	Against	Abstain
	Ratification of Anticipated Selection of Independent Auditor: Ernst & Young LLP.		☐	☐	☐

3.	The Board recommends a vote FOR Proposal 3.
			For	Against	Abstain
	Advisory Vote on Executive Compensation.		☐	☐	☐
4.	The Board recommends every 2 YRS for Proposal 4.
		1 Yr	2 Yrs	3 Yrs	Abstain
	Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation.	☐	☐	☐	☐

PLEASE DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT

Please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so your shares may be represented at the Annual Meeting. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 4, 2011

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Brett Harvey and P. Jerome Richey, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares which the undersigned, as designated on the reverse side, may be entitled to vote at the Annual Meeting of Shareholders of CONSOL Energy Inc. to be held on May 4, 2011 at 11:00 a.m., Eastern Time, at the Hyatt Regency Pittsburgh International Airport, Earhart AB Room, 1111 Airport Boulevard, Pittsburgh, Pennsylvania, and any postponement or adjournment thereof, with all powers that the undersigned would possess if personally present, with respect to the matters referred to on this proxy. A majority of the proxies or substitutes present at the meeting may exercise all power granted hereby.

This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted “FOR” the election of nominees in proposal 1, “FOR” ratification of Ernst & Young LLP in proposal 2, “FOR” approval of the advisory vote on executive compensation in proposal 3, and “FOR” conducting future advisory votes on executive compensation every “2 YEARS” in proposal 4, and the proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any postponement or adjournment thereof.

B	Non-Voting Items
Change of Address — Please print new address below.		Meeting Attendance
		Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee, administrator or guardian, please give full title as such.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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